UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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□	Soliciting Material under §240.14a-12

CENTESSA PHARMACEUTICALS PLC
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

N/A
(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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3rd Floor
1 Ashley Road
Altrincham
Cheshire WA14 2DT
United Kingdom
Registered Company No. 12973576

May 23, 2022

Dear Shareholder:

2022 Annual General Meeting of Centessa Pharmaceuticals plc (the “AGM”)

This letter, the notice of the AGM set out in this document (the “Notice”) and associated materials for the AGM are being sent to you because, as of May 9, 2022 (being the latest practicable date before the circulation of this document), you are registered as a holder of ordinary shares in the register of members of Centessa Pharmaceuticals plc (the “Company”). However, this letter, the Notice and associated materials will also be available to holders of American Depositary Shares (“ADS”) and contain information relevant to holders of ADSs.

Our AGM will take place at 1:00 p.m. London time (8:00 a.m. Eastern Time) on Thursday, June 30, 2022 at Goodwin Procter (UK) LLP, 100 Cheapside, London EC2V 6DY. The Notice is set out in this document, and it contains the resolutions to be proposed at the AGM (the “Resolutions”).

For the purposes of the AGM, a quorate meeting will be formed by one or more qualifying persons present at a meeting and between them holding (or being the proxy or corporate representative of the holders of) at least 33 1⁄3 percent in number of the issued shares (excluding any shares held as treasury shares) entitled to attend and vote on the business to be transacted at the Meeting. A “qualifying person” is an individual who is a member, a person authorized to act as the representative of a member (being a corporation) in relation to the meeting, or a person appointed as proxy of a member in relation to the meeting.

At the time of printing, all legal limits on social contact in England in response to the COVID-19 pandemic have been removed, and we expect that ordinary shareholders will be able to attend our AGM in person. We will continue to monitor the situation, including U.K. governance guidance, and will continue to do so in the lead up to the AGM. Should regulations or government guidance change between now and the date of the AGM, we will provide an update on our website (https://investors.centessa.com/) and ordinary shareholders are encouraged to check for any updates.

Action to be taken by holders of ordinary shares in the Company

If you are a holder of ADSs, please ignore this section and refer instead to the section below—“Holders of American Depositary Shares”.

If you are a holder of ordinary shares in the register of members of the Company, please vote on the Resolutions by appointing a proxy. A form of proxy for use at the AGM is enclosed. You are encouraged to appoint the Chairman of the AGM as your proxy. If you appoint any person other than the Chairman of the AGM as your proxy, that person may not be allowed to attend the AGM.

You are advised to complete and return the form of proxy in accordance with the instructions printed on it and so as to arrive at the Company’s registrar, Computershare Investor Services plc, The Pavilions, Bridgwater Road, Bristol BS99 6ZY, England as soon as possible but in any event by no later than 1:00 p.m. London time (8:00 a.m. Eastern Time) on Tuesday, June 28, 2022.

In order to attend and vote at the AGM as an ordinary shareholder, you must continue to be registered as a holder of ordinary shares in the Company’s register of members as of 1:00 p.m. London time (8:00 a.m. Eastern Time) on Tuesday, June 28, 2022.

Therefore, if you sell or transfer your ordinary shares in the Company on or prior to June 28, 2022, your form of proxy can no longer be used and if submitted (whether before or after you sell or transfer your ordinary shares) will be treated as invalid. Please pass this document to the person who arranged the sale or transfer for delivery to the purchaser or transferee. The purchaser or transferee should contact Iqbal Hussain, Company Secretary, by telephone at +44 20 3920 6789, extension 9999, to request a new form of proxy for its use.

Should you elect to convert your holding of ordinary shares in the capital of the Company into an interest in the capital of the Company represented by ADSs before the AGM, you will cease to be a holder of ordinary shares in your own name and will not be entitled to vote at the AGM as an ordinary shareholder. You will also not be able to use the enclosed form of proxy. However, you may be able to exercise your vote as a holder of an interest in the capital of the Company represented by American Depositary Shares—please refer to the next section—“Holders of American Depositary Shares”.

Holders of American Depositary Shares

In order to exercise your vote as a holder of an interest in the capital of the Company represented by ADSs, you or your bank, broker or nominee must be registered as a holder of ADSs in the ADS register maintained by our depositary, Citibank, N.A., by 5:00 p.m. Eastern Time on Monday, May 9, 2022 (the record date for ADS holders).

If you hold ADSs through a bank, broker or nominee on May 9, 2022, the AGM documentation, including the ADS proxy card, will be sent to your broker who should forward the materials to you. Please reach out to your broker to provide your voting instructions.

Please note that ADS proxy cards submitted by ADS holders must be received by Citibank, N.A. no later than 10:00 a.m. Eastern Time on Friday, June 24, 2022.

Contacts for ADS holders

If you have queries about how you can deliver voting instructions, please contact Citibank, N.A. —ADR Shareholder Services by telephone: +1-877-248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by email: citibank@shareholders-online.com or at Citibank, N.A. — Shareholder Services, P.O. Box 505050, Louisville, KY 40233-9724.

If at any point you require guidance, please contact Iqbal Hussain, Company Secretary, by telephone at +44 20 3920 6789, extension 9999.

Recommendation

You will find an explanatory note in relation to each of the Resolutions in the attached proxy statement. Your Directors consider that each Resolution is in the best interests of the Company and its shareholders as a whole and is likely to promote the success of the Company. Accordingly, your Directors unanimously recommend that you vote in favor of the Resolutions as each of the Directors with personal holdings of equity interests in the Company intends to do in respect of their own beneficial holdings.

Thank you for your ongoing support of Centessa Pharmaceuticals plc.

Yours sincerely,

/s/ Saurabh Saha, M.D., Ph.D.
Saurabh Saha, M.D., Ph.D.
Chief Executive Officer, Centessa Pharmaceuticals plc

3rd Floor
1 Ashley Road
Altrincham
Cheshire WA14 2DT
United Kingdom
Registered Company No. 12973576

NOTICE OF 2022 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, JUNE 30, 2022

NOTICE is hereby given that the 2022 Annual General Meeting (the “AGM”) of Centessa Pharmaceuticals plc, a public limited company incorporated under the laws of England and Wales (referred to herein as the “Company”, “we”, “us” and “our”), will be held on Thursday, June 30, 2022 at 1:00 p.m. London time (8:00 a.m. Eastern Time), at Goodwin Procter (UK) LLP, 100 Cheapside, London EC2V 6DY, for transaction of the following business:

Ordinary resolutions

1.To re-appoint as a director Arjun Goyal, M.D., M.Phil., M.B.A., who retires by rotation in accordance with the Company’s articles of association.

2.To re-appoint as a director Aaron Kantoff, who retires by rotation in accordance with the Company’s articles of association.

3.To re-appoint as a director Samarth Kulkarni, who retired solely for the purpose of rebalancing the rotation of the election of directors in accordance with the Company’s articles of association.

4.To appoint KPMG LLP, a United Kingdom entity, as U.K. statutory auditors of the Company, to hold office until the conclusion of the next meeting at which the Company’s annual accounts and reports are laid before the Company.

5.To ratify the appointment of KPMG LLP, a Delaware limited liability partnership, as the Company’s independent registered public accounting firm, for the financial year ending December 31, 2022.

6.To authorize the Audit Committee to determine the Company’s auditors’ remuneration for the financial year ending December 31, 2022.

7.To receive and adopt our U.K. statutory annual accounts and reports for the financial year ended December 31, 2021 and to note that the Company’s directors do not recommend the payment of any dividend for the financial year ended December 31, 2021.

8.To receive and approve, on an advisory basis, the Company’s U.K. statutory directors’ remuneration report for the financial year ended December 31, 2021, which is set forth as Annex A to the attached proxy statement.

9.To approve the Directors’ Remuneration Policy as set out on pages A-3 to A-16 of the Company’s U.K. statutory directors’ annual report on remuneration set forth in Annex A to the attached proxy statement, which will take effect immediately after the end of the AGM.

Proposals 1 through 9 will be proposed as ordinary resolutions and under English law, assuming that a quorum is present, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) at the meeting and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.

The result of the shareholder votes on the ordinary resolutions in proposals 4, 5, 7, and 8 regarding appointment of KPMG LLP, a United Kingdom entity, as our U.K. statutory auditors, ratification of the appointment of KPMG LLP, a Delaware limited liability partnership, as our independent registered public accounting firm for the financial year ending December 31, 2022, receipt of our U.K. statutory annual accounts and reports for the financial year ended December 31, 2021, approval of the compensation of our named executive officers for the financial year ended December 31, 2021 and approval of our U.K. statutory directors’ annual report on remuneration for the financial year ended December 31, 2021 will not require our Board of Directors or any committee thereof to take any action. Our Board of Directors values the opinions of our shareholders as expressed through such votes and will carefully consider the outcome of the votes on proposals 4, 5, 7, and 8.

The results of any polls taken on the resolutions at the AGM and any other information required by the U.K. Companies Act 2006 will be made available on our website (www.centessa.com) as soon as reasonably practicable following the AGM and for the required period thereafter.

BY ORDER OF THE BOARD	Registered Office
/s/ Iqbal Hussain	3rd Floor 1 Ashley Road Altrincham Cheshire WA14 2DT United Kingdom Registered in England and Wales
Iqbal Hussain Company Secretary May 23, 2022	No. 12973576

The Notice of the 2022 Annual General Meeting, the proxy statement, the Annual Report on Form 10-K and the form of proxy are available in the Investors & Media section of our website at https://investors.centessa.com/ and our U.K. statutory annual accounts and reports for the financial year ended December 31, 2021 shall be made available in the Investors & Media section of our website at https://investors.centessa.com/ no later than 21 days prior to the AGM (collectively, the “Proxy Materials”). Information included on our website, other than the Proxy Materials, is not part of our proxy soliciting materials.

Notes

(a)Only those members registered in the register of members of the Company at 1:00 p.m. London time (8:00 a.m. Eastern Time) on June 28, 2022 will be entitled to attend and vote at the AGM in respect of the number of ordinary shares registered in their name at the time. Changes to entries on the relevant register after that deadline will be disregarded in determining the rights of any person to attend and vote at the AGM. Should the AGM be adjourned to a time not more than 48 hours after the deadline, the same deadline will also apply for the purpose of determining the entitlement of members to attend and vote (and for the purpose of determining the number of votes they may cast) at the adjourned AGM. Should the AGM be adjourned for a longer period, then to be so entitled, members must be entered on the Register at the time which is 48 hours before the time fixed for the adjourned AGM or, if the Company gives notice of the adjourned AGM, at the time specified in the notice.

(b)Any member may appoint a proxy to attend, speak and vote on his/her behalf. A member may appoint more than one proxy in relation to the AGM provided that each proxy is appointed to exercise the rights attached to a different share or shares of the member. A proxy need not be a member, but must attend the meeting in person. Proxy forms should be lodged with the Company’s Registrar (Computershare Investor Services plc) not later than 1:00 p.m. London time (8:00 a.m. Eastern Time) on June 28, 2022. Completion and return of the appropriate proxy form does not prevent a member from attending and voting in person if he/she is entitled to do so and so wishes. The attached proxy statement explains proxy voting and the matters to be voted on in more detail. Please read the proxy statement carefully. For specific information regarding the voting of your ordinary shares, please refer to the proxy statement under the section entitled “Questions and Answers About Voting.”

(c)Any corporation which is a member can appoint one or more corporate representatives who may exercise on its behalf all of its powers as a member provided that they do not do so in relation to the same shares.

(d)In the case of joint holders, the vote of the senior holder who tenders the vote whether in person or by proxy will be accepted to the exclusion of the votes of any other joint holders. For these purposes, seniority shall be determined by the order in which the names stand in the Company’s relevant register or members for the certificated or uncertificated shares of the Company (as the case may be) in respect of the joint holding.

(e)Certificateless Registry for Electronic Share Transfer (“CREST”) members who wish to appoint a proxy or proxies through the CREST electronic proxy appointment service may do so for the AGM and any adjournments of it by using the procedures described in the CREST Manual (available via www.euroclear.com). CREST personal members or other CREST sponsored members, and those CREST members who have appointed voting service providers, should refer to their sponsors or voting service providers, who will be able to take the appropriate action on their behalf.

For a proxy appointment or instruction made using the CREST service to be valid, the appropriate CREST message (a “CREST Proxy Instruction”) must be properly authenticated in accordance with Euroclear’s specifications and must contain the information required for those instructions as described in the CREST Manual (available via www.euroclear.com). The message, regardless of whether it relates to the appointment of a proxy or to an amendment to the instruction given to the previously appointed proxy, must, to be valid, be transmitted so as to be received by the Company’s agent (ID:3RA50) not later than 1:00 p.m. London time (8:00 a.m. Eastern Time) on June 28, 2022. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the message by the CREST Applications Host) from which the Company’s agent is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST. After this time, any change of instructions to proxies appointed through CREST should be communicated to the appointee through other means.

CREST members and, where applicable, their CREST sponsors or voting service providers should note that Euroclear UK does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will, therefore, apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed voting service providers, to procure that its CREST sponsors or voting service providers take) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. In this connection, CREST members and, where applicable, their CREST sponsors or voting service providers are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.

The Company may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.

(f)As of May 9, 2022 (being the last practicable date before circulation of this Notice), the Company’s issued ordinary share capital consisted of 94,041,029 ordinary shares, carrying one vote each. Therefore, the total voting rights in the Company as of that date are 94,041,029.

(g)Under s527 of the U.K. Companies Act 2006, members meeting the threshold requirement set out in that section have the right to require the Company to publish on a website a statement setting out any matter relating to: (i) the audit of the Company’s accounts (including the auditor’s report and the conduct of the audit) that are to be laid before the AGM; or (ii) any circumstance connected with an auditor of the Company ceasing to hold office since the previous meeting at which annual accounts and reports were laid in accordance with s437 of the U.K. Companies Act 2006. The Company may not require the shareholders requesting any such website publication to pay its expenses in complying with ss527 or 528 of the U.K. Companies Act 2006. Where the Company is required to place a statement on a website under s527 of the U.K. Companies Act 2006, it must forward the statement to the Company’s auditor not later than the time when it makes the statement available on the website. The business which may be dealt with at the AGM includes any statement that the Company has been required, under s527 of the U.K. Companies Act 2006, to publish on a website.

(h)Except as set out in the notes to this Notice, any communication with the Company in relation to the AGM, including in relation to proxies, should be sent to the Company’s Registrar, Computershare Investor Services plc, The Pavilions, Bridgwater Road, Bristol BS99 6ZY, England. No other means of communication will be accepted. In particular, you may not use any electronic address provided either in this notice or in any related documents to communicate with the Company for any purpose other than those expressly stated.

(i)Copies of the service agreement for our executive director and of the letters of appointment for our non-executive directors will be available for inspection at the registered office of the Company during normal business hours on any week day (public holidays excepted) and at the place of the AGM for one hour before the meeting and at the meeting itself.

(j)Any member attending the meeting has the right to ask questions. The Company must cause to be answered any such question relating to the business being dealt with at the meeting but no such answer need be given if: (i) to do so would interfere unduly with the preparation for the meeting or involve the disclosure of confidential information; (ii) the answer has already been given on a website in the form of an answer to a question; or (iii) it is undesirable in the interests of the Company or the good order of the meeting that the question be answered.

TABLE OF CONTENTS

Page
INFORMATION CONCERNING PROXY SOLICITATION AND VOTING	1
QUESTIONS AND ANSWERS ABOUT VOTING	2
RE-APPOINTMENT OF DIRECTORS	8
PROPOSAL 1—RE-APPOINTMENT OF ARJUN GOYAL TO THE BOARD OF DIRECTORS	9
PROPOSAL 2—RE-APPOINTMENT OF AARON KANTOFF TO THE BOARD OF DIRECTORS	10
PROPOSAL 3—RE-APPOINTMENT OF SAMARTH KULKARNI TO THE BOARD OF DIRECTORS	11
PROPOSAL 4—APPOINTMENT OF KPMG LLP AS THE COMPANY’S U.K. STATUTORY AUDITORS	12
PROPOSAL 5—RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	13
PROPOSAL 6—AUTHORIZATION OF THE AUDIT COMMITTEE TO DETERMINE THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S REMUNERATION	15
PROPOSAL 7—RESOLUTION TO RECEIVE THE COMPANY’S U.K. STATUTORY ANNUAL ACCOUNTS AND REPORTS	16
PROPOSAL 8—APPROVAL ON AN ADVISORY BASIS OF THE COMPANY’S U.K. STATUTORY DIRECTORS’ ANNUAL REPORT ON REMUNERATION	17
PROPOSAL 9—APPROVAL OF DIRECTORS REMUNERATION POLICY SET OUT ON PAGES A-3 to A-16 OF THE COMPANY’S U.K. STATUTORY DIRECTORS’ ANNUAL REPORT ON REMUNERATION	18
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	19
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	26
CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS	29
DIRECTOR COMPENSATION	35
EXECUTIVE OFFICERS OF THE COMPANY	37
AUDIT COMMITTEE REPORT	45
DELIVERY OF PROXY MATERIALS	46
ADDITIONAL INFORMATION	47
ANNEX A	A-1
FORM OF PROXY FOR ORDINARY SHAREHOLDERS

Centessa Pharmaceuticals plc
3rd Floor
1 Ashley Road
Altrincham
Cheshire WA14 2DT
United Kingdom
Registered Company No. 12973576

PROXY STATEMENT FOR THE 2022 ANNUAL GENERAL MEETING OF
SHAREHOLDERS TO BE HELD ON JUNE 30, 2022

INFORMATION CONCERNING PROXY SOLICITATION AND VOTING

We have sent you this proxy statement and the enclosed form of proxy because the Board of Directors (the “Board” or “Board of Directors”) of Centessa Pharmaceuticals plc (referred to herein as the “Company”, “we”, “us” or “our”) is soliciting your proxy to vote at our annual general meeting of shareholders (referred to herein as the “Meeting” or the “AGM”) to be held on Thursday, June 30, 2022, at 1:00 p.m. London time (8:00 a.m.) Eastern Time), at Goodwin Procter (UK) LLP, 100 Cheapside, London EC2V 6DY.

•This proxy statement summarizes information about the proposals to be considered at the Meeting and other information you may find useful in determining how to vote.

•The form of proxy is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. All costs of solicitation of proxies will be covered by us.

We are mailing the Notice of 2022 AGM, this proxy statement, the form of proxy and our annual report on Form 10-K for the financial year ended December 31, 2021 (the “Annual Report on Form 10-K”) to our ordinary shareholders of record as of May 9, 2022 (being the latest practicable date before the circulation of this document) for the first time on or about May 23, 2022. In addition, we have provided brokers, dealers, bankers, and their nominees, at our expense, with additional copies of our proxy materials so that our record holders can supply these materials to the beneficial owners of our ordinary shares.

Our U.K. statutory annual accounts and reports for the financial year ended December 31, 2021 (the “2021 U.K. Annual Report”) shall only be made available in the Investors & Media section of our website at https://investors.centessa.com/ no later than 21 days prior to the AGM. We will not be mailing copies of the 2021 U.K. Annual Report or the Annual Report on Form 10-K to our ordinary shareholders.

While this document is being sent to our ordinary shareholders of record as of May 9, 2022 (being the latest practicable date before the circulation of this document), this document will also be sent to holders of American Depositary Shares (“ADSs”) and contains information relevant to holders of ADSs.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 30, 2022

Our Notice of the 2022 AGM, this proxy statement, the Annual Report on Form 10-K and our form of proxy are available in the Investors & Media section of our website at https://investors.centessa.com/ and the 2021 U.K. Annual Report will be available in the Investors & Media section of our website at https://investors.centessa.com/ no less than 21 days prior to the AGM.

QUESTIONS AND ANSWERS ABOUT VOTING

What are the arrangements for the AGM given the current COVID-19 Pandemic?

At the time of printing, all legal limits on social contact in England in respect to the COVID-19 pandemic have been removed and we expect that ordinary shareholders will be able to attend our AGM in person. Should regulations or government guidance change between now and the date of the AGM, we will provide an update on our website (www.centessa.com) and ordinary shareholders are encouraged to check our website for any updates. We will continue to monitor the situation, including U.K. government guidance, and will continue to do so in the lead up to the AGM.

Why am I receiving these materials?

We have sent you our Notice of 2022 AGM, this proxy statement and the enclosed form of proxy because you are either (i) an ordinary shareholder of record or (ii) an ADS holder of record and our Board of Directors is soliciting your proxy to vote at the Meeting, including at any adjournments or postponements of the Meeting. You do not need to attend the Meeting to vote your shares but you may if you wish. You may vote by proxy and your vote will be cast on your behalf at the Meeting. To vote your shares whilst you are not in attendance, please simply complete, sign and return the enclosed form of proxy in accordance with the instructions set out in this proxy statement. All proxies, however submitted, must be lodged with our registrar, Computershare Investor Services plc, by no later than 1:00 p.m. London time (8:00 a.m. Eastern Time) on Tuesday, June 28, 2022. CREST members may appoint a proxy by using the CREST electronic proxy appointment service.

You are encouraged to appoint the Chairman of the Meeting as your proxy. If you appoint any person other than the Chairman of the Meeting as your proxy, that person may not be entitled to attend the Meeting.

We intend to mail this proxy statement, the Annual Report on Form 10-K and the accompanying form of proxy on or about May 23, 2022 to all ordinary shareholders of record as of May 9, 2022 (being the latest practicable date before the circulation of this document).

Materials for ADS holders of record, including this proxy statement, the Annual Report on Form 10-K and an ADS proxy card, will be mailed on or about May 23, 2022 to all ADS holders, including banks, brokers and nominees, who are registered as holders of ADSs in the ADS register as of 5:00 p.m. Eastern Time on May 9, 2022 (the record date for ADS holders).

The 2021 U.K. Annual Report will be available in the Investors & Media section of our website at https://investors.centessa.com/ no less than 21 days prior to the AGM.

Who can vote at the Meeting?

Ordinary shareholders

Only ordinary shareholders of record registered in the register of members at 1:00 p.m. London time (8:00 a.m. Eastern Time) on Tuesday, June 28, 2022 will be entitled to vote at the Meeting. As of May 9, 2022 (being the last practicable date before the circulation of this proxy statement) there were 94,041,029 ordinary shares issued and outstanding and entitled to vote. As an ordinary shareholder of record, you may vote at the AGM or by proxy. We encourage you to vote by proxy as instructed below to ensure your vote is counted. Such proxy need not be a shareholder of record but must attend the AGM to represent you for your vote to be counted. You are encouraged to appoint the Chairman of the Meeting as your proxy. If you appoint any person other than the Chairman of the Meeting as your proxy, that person may not be entitled to attend the Meeting.

If you sell or transfer your ordinary shares in the Company on or prior to June 28, 2022, your form of proxy can no longer be used and if submitted (whether before or after you sell or transfer your ordinary shares) will be treated as invalid. Please pass this document to the person who arranged the sale or transfer for delivery to the purchaser or transferee. The purchaser or transferee should contact Iqbal Hussain, Company Secretary, to request a new form of proxy for its use.

Beneficial owners of ordinary shares which are registered in the name of a broker, bank or other agent

If, on May 9, 2022, your ordinary shares were held in an account at a brokerage firm, bank or other similar organization and you are the beneficial owner of shares, these proxy materials should be forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Meeting. You are encouraged to provide voting instructions to your broker or other agent so that they may submit a proxy.

Holders of American Depositary Shares

You are entitled to exercise your vote as a holder of an interest in the capital of the Company represented by ADSs if you or your brokerage firm, bank or nominee is registered as a holder of ADSs in the ADS register maintained by Citibank, N.A. as of 5:00 p.m. Eastern Time on Monday, May 9, 2022 (the record date for ADS holders).

If you hold ADSs through a brokerage firm, bank or nominee on May 9, 2022, the materials for ADS holders, including the ADS proxy card, will be sent to that organization. The organization holding your account is considered the ADS holder of record. Please reach out to that organization to provide your voting instructions.

Please note that ADS proxy cards submitted by ADS holders must be received by Citibank, N.A. no later than 10:00 a.m. Eastern Time on Friday, June 24, 2022.

Citibank, N.A. will collate all votes properly submitted by ADS holders and submit a vote on behalf of all ADS holders.

Contacts for ADS holders

If you have queries about how you can deliver voting instructions, please contact Citibank, N.A. — ADR Shareholder Services by telephone: +1-877-248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by email: citibank@shareholders-online.com or at Citibank, N.A. — Shareholder Services, P.O. Box 505050, Louisville, KY 40233-9724.

If at any point you require guidance, please contact Iqbal Hussain, Company Secretary, by telephone at +44 20 3920 6789, extension 9999.

What are the differences between ADS holders and ordinary shareholders?

Citibank, N.A., as depositary, executes and delivers ADSs on our behalf. We are requesting the depositary, which holds the ordinary shares underlying the ADSs, to seek ADS holders’ instructions as to voting for the AGM. As a result, ADS holders may instruct the depositary to vote the ordinary shares underlying their ADSs.

Because we have asked the depositary to seek the instructions of ADS holders, the depositary will notify ADS holders of the upcoming vote and arrange to deliver the proxy materials to them. The depositary then tries, as far as practicable, to vote the ordinary shares as our ADS holders instruct. The depositary does not vote or attempt to exercise the right to vote other than in accordance with the instructions of the ADS holders. We cannot guarantee that ADS holders will receive this proxy statement and the other proxy materials from the depositary in time to permit them to instruct the depositary to vote their shares. In addition, there may be other circumstances in which ADS holders may not be able to exercise voting rights. Furthermore, ADS holders can exercise their right to vote the ordinary shares underlying their ADSs by exchanging their ADSs for ordinary shares. However, even though we are subject to U.S. domestic issuer proxy rules and our shareholder meetings are announced via press release and filed with the SEC, ADS holders may not know about the meeting early enough to exchange their ADSs for ordinary shares.

ADS holders are not required to be treated as holders of ordinary shares and do not have the rights of holders of ordinary shares.

What is the difference between a shareholder of record and a beneficial owner?

These terms describe how your ordinary shares are held. If your ordinary shares are registered directly in our register of members maintained by Computershare Investor Services plc, our registrar, you are a shareholder of record and the proxy materials are being sent directly, or otherwise being made available, to you. If your ordinary shares are held in the name of a broker, bank, or other nominee, you are a beneficial owner of the shares held by your broker, bank or other nominee and the proxy materials are being made available or forwarded to you by your broker, bank, or other nominee, who is treated as the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your ordinary shares by following the instructions on the voting instructions provided to you by such broker, bank or other nominee.

What are the requirements to elect the directors and approve each of the proposals?

You may cast your vote for or against proposals 1 through 9 or abstain from voting your shares on one or more of these proposals.

Proposals 1 through 9 will be proposed as ordinary resolutions. Under English law, assuming that a quorum is present, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) at the Meeting and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.

The result of the shareholder votes on the ordinary resolutions in proposals 4, 5, 7, and 8 regarding appointment of KPMG LLP, a United Kingdom entity, as our U.K. statutory auditors, ratification of the appointment of KPMG LLP, a Delaware limited liability partnership, as our independent registered public accounting firm for the financial year ending December 31, 2022, receipt of our U.K. statutory annual accounts and reports for the financial year ended December 31, 2021, approval of the compensation of our named executive officers for financial year ended December 31, 2021 and approval of our U.K. statutory directors’ annual report on remuneration for the financial year ended December 31, 2021 will not require our Board of Directors or any committee thereof to take any action. Nonetheless, our Board of Directors values the opinions of our shareholders as expressed through such votes and will carefully consider the outcome of the votes on proposals 4, 5, 7, and 8.

What are the voting recommendations of our Board regarding the election of directors and other proposals?

The following table summarizes the items that will be brought for a vote of our shareholders at the Meeting, along with the Board’s voting recommendations.

Proposal	Description of Proposal	Board’s Recommendation
1	Re-appointment of Arjun Goyal to the Board of Directors	FOR
2	Re-appointment of Aaron Kantoff to the Board of Directors	FOR
3	Re-appointment of Samarth Kulkarni to the Board of Directors	FOR
4

Appointment of KPMG LLP, a United Kingdom entity, as U.K. statutory auditors of the Company, to hold office until the conclusion of the next meeting at which the Company’s annual accounts and reports are laid before the Company

FOR
5	Ratification of the appointment of KPMG LLP, a Delaware limited liability partnership, as the Company’s independent registered public accounting firm for the financial year ending December 31, 2022	FOR
6	Authorization for the Audit Committee to determine the Company’s auditors’ remuneration for the financial year ending December 31, 2022	FOR
7	To receive and adopt our U.K. statutory annual accounts and reports for the financial year ended December 31, 2021	FOR
8	Approval of the Company’s U.K. statutory directors’ annual report on remuneration for financial year ended December 31, 2021, which is set forth in Annex A	FOR
9

Approval of the Directors’ Remuneration Policy as set out on pages A-3 to A-16 of the Company’s U.K. statutory directors’ annual report on remuneration set forth in Annex A, which will take effect immediately after the end of the AGM

FOR

What constitutes a quorum?

Consistent with the Nasdaq Stock Market LLC (“Nasdaq”) rules applicable to us as a U.S. domestic registrant and in accordance with our Articles of Association, we require qualified persons present at a meeting and between them holding (or being the proxy or corporate representative of the holders of) at least 33 1/3 percent in number of the issued shares (excluding any shares held as treasury shares) entitled to vote on the business to be transacted at the Meeting.

If you are an ordinary shareholder of record, your shares will be counted towards the quorum only if you are present in person or represented by proxy at the Meeting. If you are a beneficial owner of ordinary shares held in an account at a brokerage firm, bank or other similar organization your shares will be counted towards the quorum if your broker or nominee submits a proxy for those shares and the proxy represents the holder at the Meeting. A member represented by a proxy at the Meeting will be counted towards the quorum requirement even where the proxy abstains from voting. If a form of proxy does not instruct the proxy how to vote, the proxy may vote as he or she sees fit or abstain in relation to any business of the Meeting, but the member represented by that proxy at the Meeting will be counted towards the quorum requirement.

If there is no quorum, the Meeting will stand adjourned to such time, date and place as may be fixed by the chairperson of the Meeting (being not less than 10 clear days after the date of the original meeting). We require a quorum of at least 33 1/3 percent in number of the issued shares (excluding any shares held as treasury shares) entitled to attend and vote on the business to be transacted if the Meeting is reconvened, consistent with the Nasdaq rules applicable to us as a U.S. domestic registrant and our Articles of Association. If such quorum is not present at the adjourned meeting within 15 minutes (or such longer interval as the chairman in their absolute discretion thinks fit) from the time appointed for holding the meeting, or if a quorum ceases to be present during a meeting, the meeting shall be dissolved if convened on the requisition of members and in all other cases shall stand adjourned to another time, date and place as may be fixed by the chairperson of the Meeting (being not less than 10 clear days after the date of the original meeting).

How do I vote my shares?

You may vote “For” or “Against” or abstain from voting on the applicable proposal.

If you are an ordinary “shareholder of record,” you may appoint a proxy to vote on your behalf by completing and signing the form of proxy and returning it in the envelope provided. We urge you to vote by proxy as instructed below to ensure your vote is counted. You may still attend the AGM and vote in person during the AGM even if you have already voted by proxy.

All proxies must be lodged with our registrar (Computershare Investor Services plc) by no later than 1:00 p.m. London time (8:00 a.m. Eastern Time) on Tuesday, June 28, 2022.

You may appoint more than one proxy in relation to the AGM (provided that each proxy is appointed to exercise the rights attached to a different ordinary share(s)). To appoint more than one proxy, you should contact our registrar, Computershare Investor Services plc. Such proxy need not be a shareholder of record but must attend the AGM to represent you for your vote to be counted. You are encouraged to appoint the Chairman of the Meeting as your proxy. If you appoint any person other than the Chairman of the Meeting as your proxy, that person may not be entitled to attend the Meeting.

If you properly give instructions as to your proxy appointment by executing and returning a form of proxy and your proxy appointment is not subsequently revoked, your shares will be voted in accordance with your instructions.

If your ordinary shares are held in an account at a brokerage firm, bank or similar organization, you should follow directions provided by your broker, bank or other nominee.

If you are a holder of ADSs, you should follow the directions on the ADS proxy card you received. Please note that ADS proxy cards submitted by ADS holders must be received by Citibank, N.A. no later than 3:00 p.m. London time (10:00 a.m. Eastern Time) on Friday, June 24, 2022. Citibank, N.A. will collate all votes properly submitted by ADS holders and submit a vote on behalf of all ADS holders. Holders of ADSs are not entitled to attend and vote at the AGM in person.

How will my shares or ADSs be voted if I do not specify how they should be voted?

If you sign and send your form of proxy but do not indicate how you want your shares to be voted, your shares may be voted by the person that you appoint as your proxy as he or she sees fit or such person may abstain in relation to any business of the Meeting. As a reminder, we urge all shareholders to appoint the Chairman of the AGM as your proxy.

If a holder of ADSs does not submit an ADS proxy card to Citibank, N.A. by the deadline specified, the ADS holder shall be deemed to have instructed Citibank, N.A. to give a discretionary proxy to a person designated by us to vote the ordinary shares represented by his or her ADSs (provided that no such discretionary proxy shall be given if we inform Citibank, N.A. that we do not want such proxy to be given, substantial opposition exists or the rights of ADS holders may be adversely affected). If the enclosed ADS proxy card is signed but is missing voting instructions, Citibank, N.A. will deem the ADS holder to have instructed it to vote in favor of the proposals. If the enclosed ADS proxy card is improperly completed, Citibank, N.A. will not vote the ADSs to which such ADS proxy card relates; in particular, if more than one voting box is marked for any proposal, the ADS holder shall be deemed to have directed Citibank, N.A. to abstain on the proposal concerned.

Can I change my vote or revoke a proxy?

A registered ordinary shareholder can revoke his or her proxy before the time of voting at the Meeting by:

(1)mailing a revised form of proxy dated later than the prior form of proxy; or

(2)notifying our Company Secretary in writing that you are revoking your proxy. Your revocation must be received at our registered office before the Meeting to be effective.

A shareholder would also be able to revoke his or her proxy by voting in person at the Meeting.

If your ordinary shares are held in an account at a brokerage firm, bank or similar organization, you may change or revoke your voting instructions by contacting the broker, bank or other nominee holding the shares or by your broker, bank or other nominee validly appointing you as proxy to attend at the Meeting. See also “What if I plan to attend the Meeting?”

If you hold ADSs, directly or through a broker, bank or other nominee, you must follow the instructions provided by Citibank, N.A. or such broker, bank or other nominee if you wish to change your vote. The last instructions you submit prior to the deadline indicated by Citibank, N.A. or the broker, bank or other nominee, as applicable, will be used to instruct Citibank, N.A. how to vote your ADSs.

Who counts the votes?

Computershare Investor Services plc has been engaged as our independent agent to tabulate shareholder votes. If you are an ordinary shareholder of record, you can return your executed form of proxy to Computershare Investor Services plc for tabulation (see instructions on the form of proxy).

If you hold your ordinary shares through a broker, your broker will return the form of proxy to Computershare Investor Services plc.

If you are a holder of record of ADSs, you can return your executed ADS proxy card to Citibank, N.A. for tabulation. If you hold your ADSs through a broker, bank or other organization, that organization can return the ADS proxy card to Citibank, N.A. following your instruction. Citibank, N.A. will submit your votes to Computershare Investor Services plc for tabulation.

How are votes counted?

Votes will be counted by Computershare Investor Services plc, who will separately count “for” and “against” votes, and “votes withheld” or abstentions.

What is an “abstention” and how would it affect the vote?

An abstention is not a vote in law and will not be counted in the calculation of the proportion of the votes for or against a particular resolution.

How many votes do I have?

On a show of hands, each ordinary shareholder of record present in person, and each duly authorized representative present in person of a shareholder that is a corporation, has one vote. On a show of hands, each proxy present in person who has been duly appointed by one or more shareholders has one vote, but a proxy has one vote for and one vote against a resolution if, in certain circumstances, the proxy is instructed by more than one shareholder to vote in different ways on a resolution. On a poll, each shareholder present in person or by proxy or, in the case of a corporation, by a duly authorized representative has one vote for each share held by the ordinary shareholders of record as of 1:00 p.m. London time (8:00 a.m. Eastern Time) on Tuesday, June 28, 2022.

On each matter to be voted upon, each holder of ADSs has one vote for each ADS held as of May 9, 2022.

What about joint holders?

In the case of joint holders of record of an ordinary share, the vote of the senior who tenders the vote (whether in person or by proxy) will be accepted to the exclusion of the votes of any other joint holders. For these purposes, seniority shall be determined by the order in which the names stand in our relevant register of members of the company (as the case may be) in respect of the joint holding (with the first named being the most senior).

What if I plan to attend the Meeting?

Ordinary shareholders can attend the Meeting, but attendance will be limited to ordinary shareholders of record as of 1:00 p.m. London time (8:00 a.m. Eastern Time) on Tuesday, June 28, 2022. In order to obtain admittance to the Meeting each shareholder may be asked to present valid picture identification, such as a driver’s licence or passport. If your ordinary shares are held through brokerage accounts or by a bank or other nominee you may be able to attend at the discretion of the Chairman. Any corporation which is an ordinary shareholder of record may by resolution of its directors authorize one or more persons to act as its representative(s) at the AGM and the person(s) so authorized shall (on production of a certified copy of such resolution at the AGM) be entitled to exercise these same powers on behalf of the corporation as the corporation could exercise if it were one of our individual shareholders.

Holders of ADSs are not entitled to attend and vote at the AGM in person in any event.

The situation with respect to COVID-19 continues to evolve and we are actively monitoring the situation as part of our effort to maintain a healthy and safe environment at the Meeting. If the arrangements for our AGM need to change materially, we will issue a further communication via a Form 8-K filing with the U.S. Securities and Exchange Commission and on the Investors & Media section of our website at https://investors.centessa.com/.

How do you solicit proxies?

We will solicit proxies and will bear the entire cost of this solicitation. The initial solicitation of proxies may be supplemented by additional mail communications and by telephone, fax, e-mail, internet and personal solicitation by our directors, officers or other employees. No additional compensation for soliciting proxies will be paid to our directors, officers or other employees for their proxy solicitation efforts. We also reimburse Citibank, N.A. for their expenses in sending materials, including ADS proxy cards, to ADS holders of record.

What do I do if I receive more than one notice or form of proxy?

If you hold your ordinary shares in more than one account, you will receive a form of proxy for each account. To ensure that all of your shares are voted, please sign, date and return all forms of proxy. Please be sure to vote all of your shares.

If you hold ADSs in your own name registered on the books of the Depositary, you are considered the registered holder of the ADSs and will receive the proxy materials from the Depositary. If you hold ADSs through a broker, bank or other nominee, you are considered the beneficial owner of the ADSs and you will receive the proxy materials from your broker, bank or other nominee.

Will there be any other business conducted at the Meeting?

Subject to any shareholder proposals submitted in accordance with section 338 of the U.K. Companies Act 2006 (as summarized below). In accordance with our Articles of Association, no matters other than proposals 1 through 9 may be presented at this Meeting. We have not been notified of, and our Board is not aware of, any other matters to be presented for action at the Meeting.

Under section 338 of the Companies Act, shareholders meeting the threshold requirement in that section may require us to give to our shareholders entitled to receive this notice of the AGM notice of a resolution which may properly be moved and is intended to be moved at the AGM unless (i) it would, if passed, be ineffective whether by reason of inconsistency with any enactment or our constitution or otherwise, (ii) it is defamatory of any person or (iii) it is frivolous or vexatious. Such a request may be in hard copy form or in electronic form, must identify the resolution of which notice is to be given, must be authorized by the person or persons making it and must be received by us not later than May 19, 2022, the date six weeks before the AGM.

What is Computershare’s role?

Computershare Investor Services plc is our registrar. All communications concerning ordinary shareholder of record accounts, including address changes, name changes, ordinary share transfer requirements and similar issues can be handled by contacting Computershare by writing to Computershare Investor Services plc, The Pavilions, Bridgwater Road, Bristol BS99 6ZY.

Communications concerning ADS holder of record accounts can be handled by contacting Citibank, N.A. —ADR Shareholder Services by telephone: +1-877-248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by email: citibank@shareholders-online.com or at Citibank, N.A. — Shareholder Services, P.O. Box 505050, Louisville, KY 40233-9724.

How can I find out the results of the voting at the Meeting?

Voting results will be announced by the filing of a current report on Form 8-K with the SEC within four business days after the Meeting. If final voting results are unavailable at that time, we will file an amended current report on Form 8-K within four business days of the day the final results are available.

Who do I contact regarding my ADS holdings?

If you are an ADS holder of record and have queries about how to deliver voting instructions, please contact Citibank, N.A.—ADR Shareholder Services by telephone at +1-877-248-4237 (toll free within the United States) or +1- 781-575-4555 (for international callers) or by email at citibank@shareholders-online.com or at Citibank Shareholder Services, P.O. Box 43077, Providence, RI 02940-3077. If you hold your ADSs through a custodian, broker or other agent, you should refer to the contact information provided by your agent.

What do I do if I have additional questions?

If you have any further questions about voting or attending the AGM, please contact Iqbal Hussain, Company Secretary, by email at iqbal.hussain@centessa.com or by telephone at +44 20 3920 6789, extension 9999.

Directions to Meeting

Directions to our Meeting, which is to be held at Goodwin Procter (UK) LLP, 100 Cheapside, London EC2V 6DY, are available at: www.centessa.com. Information included on our website, other than the proxy materials, is not part of our proxy soliciting materials.

RE-APPOINTMENT OF DIRECTORS

Our Board of Directors currently consists of eight members. In accordance with the terms of our Articles of Association, our Board of Directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The members of the classes are currently divided as follows:

•the Class I directors are Arjun Goyal, M.D., M.Phil., M.B.A. and Aaron Kantoff and their terms will expire at the Meeting;

•the Class II directors are Samarth Kulkarni, Ph.D. (which is subject to a proposed change as described below), Carol Stuckley, M.B.A., and Brett Zbar, M.D., and their terms will expire at the annual general meeting to be held in 2023; and

•the Class III directors are Mary Lynne Hedley, Ph.D., Francesco De Rubertis, Ph.D., and Saurabh Saha, M.D. Ph.D., and their terms will expire at the annual general meeting to be held in 2024.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual general meeting in the year in which their term expires.

Under our Articles of Association, at the first annual general meeting following our listing on The Nasdaq Stock Exchange (“Nasdaq”), each director in Class I (being each of Arjun Goyal, M.D., M.Phil., M.B.A. and Aaron Kantoff) will retire from office but will be eligible for re-appointment by ordinary resolution at such annual general meeting and, in each case, where such director is so re-appointed, they will be entitled to serve until the third anniversary of such annual general meeting, at which point such director shall retire from office but shall be eligible for reappointment. In light of the resignation of Robert M. Califf, M.D., formerly a Class I director, in February 2022, the Board of Directors has decided to rebalance director classes and move Samarth Kulkarni, Ph.D., who has served as a Class II director, into Class I. Dr. Kulkarni will retire from office and stand for election this year as a Class I director. The nominees are presently directors, and have indicated a willingness to continue to serve as directors, if elected. If the nominees become unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our Board of Directors.

In connection with proposals 1, 2 and 3, we set forth the biographical information for the nominees to our Board of Directors. For biographical information for the other directors see Board of Directors and Corporate Governance.

PROPOSAL 1—RE-APPOINTMENT OF ARJUN GOYAL TO THE BOARD OF DIRECTORS

Arjun Goyal is currently a member of our Board of Directors and has been nominated for re-appointment as a director. If elected, he will hold office from the date of his election until the 2025 annual general meeting of shareholders where he must retire by rotation and offer himself for re-appointment, or until his earlier death, resignation or removal. Dr. Goyal has agreed to serve if elected, and we have no reason to believe that he will be unable to serve.

Arjun Goyal, M.D., M.Phil, M.B.A., joined our Board of Directors in January 2021. Dr. Goyal is a Co-Founder and Managing Director of Vida Ventures, a life sciences investment firm that he co-founded in 2017. Dr. Goyal serves as a director on the boards of Scorpion Therapeutics, Quanta Therapeutics, Inc., Affini-T Therapeutics, Inc., and Alterome Therapeutics, Inc. and has played key roles in Vida Venture’s investments in Homology Medicines (NASDAQ:FIXX), Pionyr Immunotherapeutics (acquired by Gilead Sciences, Inc.), Peloton Therapeutics (acquired by Merck & Co.) and Asklepios Bio (acquired by Bayer AG). Before Vida Ventures, Arjun was an associate and a senior associate at 5AM Ventures from 2014 to 2017. Dr. Goyal received his B.S. in Medical Science, Diploma in French and his M.D. degree from the Universities of Melbourne and Oxford. He completed his postgraduate clinical training in Internal Medicine in Sydney. He received his M.Phil. in Bioscience Enterprise from University of Cambridge and his M.B.A. from Harvard Business School. We believe Dr. Goyal is qualified to serve on our Board of Directors because of his experience as a seasoned investor in the industry in which we operate.

The affirmative vote of holders representing a simple majority of the total voting rights of shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to re-appoint Arjun Goyal to the Board of Directors as a Class I director.

THE BOARD OF DIRECTORS RECOMMEND A VOTE
FOR THE RE-APPOINTMENT OF ARJUN GOYAL TO THE BOARD OF DIRECTORS AS A CLASS I DIRECTOR

PROPOSAL 2—RE-APPOINTMENT OF AARON KANTOFF TO THE BOARD OF DIRECTORS

Aaron Kantoff is currently a member of our Board of Directors and has been nominated for re-appointment as a director. If elected, he will hold office from the date of his election until the 2025 annual general meeting of shareholders where he must retire by rotation and offer himself for re-appointment, or until his earlier death, resignation or removal. Mr. Kantoff has agreed to serve if elected, and we have no reason to believe that he will be unable to serve.

Aaron Kantoff joined our Board of Directors in January 2021. Mr. Kantoff is currently General Partner at Petrichor Scion. Before joining Petrichor Scion, Mr. Kantoff was a Venture Partner at Medicxi, a position he held from May 2020 to 2021. Prior to joining Medicxi, from 2011-2020, Mr. Kantoff was a partner at Apple Tree Partners (ATP), a NYC-based life science venture capital firm managing approximately $2 billion in assets. While at ATP, Mr. Kantoff served on the boards of several portfolio companies, including Akero Therapeutics (NASDAQ: AKRO), Corvidia Therapeutics (acquired by Novo Nordisk) and Syntimmune (acquired by Alexion). Prior to joining ATP, Mr. Kantoff held roles in private equity and investment banking. In addition to his role on our Board of Directors, he currently serves on the boards of two private biotech companies for which he was a founding board member, RayzeBio, Inc. and Ceptur Therapeutics, Inc. Mr. Kantoff received a B.S. in Finance and International Business from New York University’s Stern’s School of Business. We believe Mr. Kantoff is qualified to serve on our Board of Directors because of his experience as a seasoned investor and operator in the industry in which we operate.

The affirmative vote of holders representing a simple majority of the total voting rights of shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to re-appoint Aaron Kantoff to the Board of Directors as a Class I director.

THE BOARD OF DIRECTORS RECOMMEND A VOTE
FOR THE RE-APPOINTMENT OF AARON KANTOFF TO THE BOARD OF DIRECTORS AS A CLASS I DIRECTOR

PROPOSAL 3—RE-APPOINTMENT OF SAMARTH KULKARNI TO THE BOARD OF DIRECTORS

Samarth Kulkarni is currently a member of our Board of Directors and has been nominated for re-appointment as a director. In light of the resignation of Robert M. Califf, M.D., formerly a Class I director, in February 2022, the Board of Directors has decided to rebalance director classes and move Dr. Kulkarni, who has served as a Class II director, into Class I. Dr. Kulkarni will retire from office and stand for appointment this year as a Class I director. If elected, he will hold office from the date of his appointment until the 2025 annual general meeting of shareholders where he must retire by rotation and offer himself for re-appointment, or until his earlier death, resignation or removal. Dr. Kulkarni has agreed to serve if elected, and we have no reason to believe that he will be unable to serve.

Samarth Kulkarni, Ph.D., joined our Board of Directors in February 2021. Dr. Kulkarni has served as Chief Executive Officer of CRISPR Therapeutics AG (NASDAQ: CRSP) since December 1, 2017 and as a member of its Board of Directors since June 2018. Previous to that, Dr. Kulkarni served as President and Chief Business Officer of CRISPR Therapeutics AG from May 2017 to November 30, 2017 and, before that, as its Chief Business Officer from August 2015. Prior to joining CRISPR Therapeutics AG, Dr. Kulkarni was at McKinsey & Company from 2006 to July 2015, with various titles, his most recent being Partner within the Pharmaceuticals and Biotechnology practice. Dr. Kulkarni has also served as a member of the board of directors of Black Diamond Therapeutics, Inc., an oncology company, since December 2019. Dr. Kulkarni received a Ph.D. in Bioengineering and Nanotechnology from the University of Washington and a B. Tech. from the Indian Institute of Technology. Dr. Kulkarni has authored several publications in leading scientific and business journals. We believe Dr. Kulkarni’s experience in the pharmaceutical industry qualifies him to serve on our Board of Directors.

The affirmative vote of holders representing a simple majority of the total voting rights of shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to re-appoint Samarth Kulkarni to the Board of Directors as a Class I director.

THE BOARD OF DIRECTORS RECOMMEND A VOTE
FOR THE RE-APPOINTMENT OF SAMARTH KULKARNI TO THE BOARD OF DIRECTORS AS A CLASS I DIRECTOR

PROPOSAL 4—APPOINTMENT OF KPMG LLP
A UNITED KINGDOM ENTITY, AS U.K. STATUTORY AUDITORS OF THE COMPANY, TO HOLD OFFICE
UNTIL THE CONCLUSION OF THE NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS

At each meeting at which the accounts are laid before shareholders, the Company is required to appoint U.K. statutory auditors to serve until the next such meeting. Proposal 4 seeks your approval of the appointment of KPMG LLP, a United Kingdom entity (“KPMG UK”), to serve as our U.K. statutory auditor, to hold office until the conclusion of the next meeting at which the Company’s annual accounts and reports are laid before the Company. In the event this proposal does not receive the affirmative vote of the holders of a majority of the shares entitled to vote and who are present in person or represented by proxy at the Meeting, the Board of Directors may appoint an auditor to fill the vacancy. If the re-appointment of KPMG UK is approved, the Audit Committee, at its discretion, may nonetheless direct the appointment of a different U.K. statutory auditor at any time it decides that such a change would be in the best interest of the Company and its shareholders.

THE BOARD OF DIRECTORS RECOMMEND A VOTE
FOR THE APPOINTMENT OF KPMG LLP, A UNITED KINGDOM ENTITY, AS U.K. STATUTORY AUDITORS OF THE COMPANY, TO HOLD OFFICE UNTIL THE CONCLUSION OF THE NEXT MEETING AT WHICH THE COMPANY’S ANNUAL ACCOUNTS AND REPORTS ARE LAID BEFORE THE COMPANY

PROPOSAL 5—RATIFICATION OF THE APPOINTMENT OF KPMG LLP, A DELAWARE
LIMITED LIABILITY PARTNERSHIP, AS THE COMPANY’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE FINANCIAL YEAR ENDING DECEMBER 31, 2022

Proposal 5 seeks your ratification of the appointment of KPMG LLP, a Delaware limited liability partnership (“KPMG US”), as the Company’s independent registered public accounting firm for the financial year ending December 31, 2022.

Background to Proposal 5

The Audit Committee is solely responsible for selecting the Company’s independent registered public accounting firm for the financial year ending December 31, 2022. Our Audit Committee has selected KPMG US as our independent registered public accounting firm for the financial year ending December 31, 2022, and has further directed that we submit the selection of KPMG US for ratification by our shareholders at the Meeting. In the event this proposal does not receive the affirmative vote of the holders of a majority of the shares entitled to vote and who are present in person or represented by proxy at the Meeting, the Board of Directors may appoint an auditor to fill the vacancy. If the appointment of KPMG US is ratified, the Audit Committee, at its discretion, may nonetheless direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of the Company and its shareholders.

KPMG US has indicated its willingness to act as the Company’s auditor. A representative of KPMG US is expected to be present at the Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our shareholders.

KPMG US commenced auditing our annual financial statements with the financial year 2021.

Fees for Independent Registered Public Accounting Firm—KPMG UK and KPMG US

The table below sets forth a summary of the fees billed to the Company by KPMG UK and KPMG US for professional services rendered during the financial years ended December 31, 2021 and December 31, 2020, respectively. All such services and fees were pre-approved by the Audit Committee, which concluded that the provision of such services was compatible with the maintenance of each firm’s independence in the conduct of its auditing functions.

Fees	December 31, 2021 ($)	December 31, 2020 ($)
Audit Fees(1)	1,372,500	2,445,000
Audit-related fees	—	—
Tax fees	—	—
All Other Fees(2)	915,630	247,520
Total	2,288,130	2,692,520

(1)Audit fees for the fiscal year ended December 31, 2021 include fees for the audit of the Company’s annual financial statements, the review of interim financial statements included in quarterly reports on Form 10-Q, and services normally provided by the independent auditor in connection with statutory and regulatory filings, such as statutory audits and services in connection with filings with the SEC. Audit fees for the fiscal year ended December 31, 2020 include fees for the initial audit of the Company’s financial statements for the years ended December 31, 2020 and 2019 and services normally provided by the independent auditor in connection with statutory and regulatory filings, including the Company’s initial public offering (IPO).

(2)All other fees for the fiscal years ended December 31, 2021 and 2020 consist of advisory services provided in relation to IPO preparation and a small annual license for use of accounting research software.

Audit Committee Pre-approval Policy and Procedures

Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our Audit Committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

During our 2021 and 2020 fiscal years, all services were provided to us by KPMG LLP were pre-approved in accordance with the policies and procedures described above.

THE BOARD OF DIRECTORS RECOMMEND A VOTE
FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP, A DELAWARE LIMITED LIABILITY PARTNERSHIP, AS OUR AUDITORS FOR THE FINANCIAL YEAR ENDING DECEMBER 31, 2022

PROPOSAL 6—AUTHORIZATION FOR THE AUDIT COMMITTEE TO DETERMINE
THE AUDITORS’ REMUNERATION FOR THE FINANCIAL YEAR ENDING DECEMBER 31, 2022

Proposal 6 authorizes the Audit Committee to determine our auditors’ remuneration for the financial year ending December 31, 2022. Fees for KPMG US, our independent registered public accounting firm, and KPMG UK, our statutory auditor, in respect of the years ended December 31, 2021 and December 31, 2020, are set forth in Proposal 5 above.

THE BOARD OF DIRECTORS RECOMMEND A VOTE
FOR THE AUTHORIZATION OF OUR AUDIT COMMITTEE TO DETERMINE OUR AUDITORS’
REMUNERATION FOR THE FINANCIAL YEAR ENDING DECEMBER 31, 2022

PROPOSAL 7—RESOLUTION TO RECEIVE AND ADOPT THE COMPANY’S
U.K. STATUTORY ANNUAL ACCOUNTS AND REPORTS

At the Meeting, our Board of Directors will present our U.K. statutory annual accounts and reports for the period January 1, 2021 through December 31, 2021, which includes the audited portion of the directors’ annual report on remuneration. We will provide our shareholders with an opportunity to receive the U.K. statutory annual accounts and reports and to raise questions in relation to them.

The 2021 U.K. statutory annual accounts and reports shall be made available in the Investors & Media section of our website at https://investors.centessa.com/ no later than 21 days prior to the AGM.

THE BOARD OF DIRECTORS RECOMMEND A VOTE
FOR THE RESOLUTION TO RECEIVE AND ADOPT THE COMPANY’S U.K. STATUTORY
ANNUAL ACCOUNTS AND REPORTS

PROPOSAL 8—APPROVAL ON AN ADVISORY BASIS OF OUR U.K. STATUTORY DIRECTORS’
ANNUAL REPORT ON REMUNERATION SET FORTH IN ANNEX A

Our U.K. statutory directors’ remuneration report is set forth as Annex A to this proxy statement. The directors’ remuneration report includes the annual report on remuneration. This document describes in detail our remuneration policies and procedures and explains how these policies and procedures help to achieve our compensation objectives with regard to our directors and the retention of high-quality directors. Our Board of Directors and the Compensation Committee believe that the policies and procedures as articulated in the directors’ remuneration report are effective and that as a result of these policies and procedures we have and will continue to have high-quality directors. Our Board of Directors has approved and signed the report in accordance with English law.

At the Meeting, the shareholders will vote on the annual report on remuneration. This vote is advisory and non-binding. Although non-binding, our Board of Directors and Compensation Committee will review and consider the voting results when making future decisions regarding our director remuneration program. Following the Meeting, and as required under English law, the directors’ annual report on remuneration will be delivered to the U.K. Registrar of Companies.

The affirmative vote of holders representing a simple majority of the total voting rights of shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to pass this resolution. This vote is advisory and non-binding and the directors’ entitlement to receive remuneration is not conditional on it. Payments made or promised to directors will not have to be repaid, reduced or withheld in the event that the resolution is not passed. Although non-binding, our Board of Directors and Compensation Committee will review and consider the voting results when making future decisions regarding our director remuneration program. Following the AGM, and as required under English law, the directors’ annual report on remuneration will be delivered to the U.K. Registrar of Companies.

THE BOARD OF DIRECTORS RECOMMEND YOU VOTE
FOR APPROVAL OF OUR U.K. STATUTORY DIRECTORS’ ANNUAL REPORT ON REMUNERATION
SET FORTH IN ANNEX A

PROPOSAL 9—APPROVE DIRECTORS’ REMUNERATION POLICY ON PAGES A-3 to A-16 OF OUR
U.K. STATUTORY DIRECTORS’ ANNUAL REPORT ON REMUNERATION SET FORTH IN ANNEX A TO THE
ATTACHED PROXY STATEMENT, WHICH WILL TAKE EFFECT IMMEDIATELY AFTER THE END OF THE AGM.

In accordance with the requirements of the U.K. Companies Act 2006, as a U.K. resident company listed on a recognised stock exchange (Nasdaq), we are required to establish a Directors’ Remuneration Policy, containing a framework of limits within which the Compensation Committee is authorised by shareholders to operate. The approved pay policy has to be annually disclosed within the directors’ annual report on remuneration, and this policy is required to be approved by shareholders at the first annual general meeting following the Company being admitted to a recognised stock exchange, and at least every three years thereafter by the passing of an ordinary resolution at the annual general meeting.

Given that the forthcoming AGM is the first following the Company’s initial public offering and Nasdaq listing, the Company is seeking shareholder approval in respect of the proposed Directors’ Remuneration Policy, which sets out the Company’s forward-looking policy on Directors’ remuneration.

As set forth on pages A-3 to A-16 of the directors’ annual report on remuneration, set forth as Annex A to this proxy statement, we submit our proposed remuneration policy, which our Board of Directors has determined is competitive and consistent with current market practice.

Our Board of Directors has approved the directors’ remuneration policy and believes it is effective to achieve its objectives. The directors’ remuneration policy, if approved, will take effect immediately upon conclusion of the Meeting. Further information about the policy is available at “Director Compensation” and the policy is set forth as Part II of Annex A to this proxy statement.

The affirmative vote of holders representing a simple majority of the total voting rights of shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to pass this resolution.

THE BOARD OF DIRECTORS RECOMMEND YOU VOTE
FOR APPROVAL OF OUR DIRECTORS’ REMUNERATION POLICYON PAGES A-3 to A-16
OF OUR U.K. STATUTORY DIRECTORS’ ANNUAL REPORT ON REMUNERATION
SET FORTH IN ANNEX A TO THE ATTACHED PROXY STATEMENT, WHICH WILL TAKE EFFECT
IMMEDIATELY AFTER THE END OF THE AGM

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

BOARD OF DIRECTORS

Directors

Below is a list of our Directors and their positions and ages as of May 9, 2022.

Name	Age	Position
Saurabh Saha, M.D., Ph.D.	45	Chief Executive Officer and Director
Francesco De Rubertis, Ph.D.	52	Non-Executive Director and Chairman of the Board
Arjun Goyal, M.D., M.Phil, M.B.A.	39	Non-Executive Director
Aaron Kantoff	36	Non-Executive Director
Brett Zbar, M.D.	49	Non-Executive Director
Mary Lynne Hedley, Ph.D.	59	Non-Executive Director
Samarth Kulkarni, Ph.D.	43	Non-Executive Director
Carol Stuckley, M.B.A.	66	Non-Executive Director

During the financial year ended December 31, 2021, there were five meetings of our full Board of Directors, three meetings of our Audit Committee, three meetings of our Compensation Committee and no meetings of the Nominating and Corporate Governance Committee. All of our then Directors attended a minimum of 75% of the aggregate of the meetings of the Board of Directors and meetings of the committees of which he or she was a member during 2021.

Director Nominees

The biographical information for Arjun Goyal, M.D., M.Phil, M.B.A., Aaron Kantoff and Samarth Kulkarni, Ph.D., the nominees to our Board of Directors, is provided in “Proposal 1—Re-Appointment of Arjun Goyal to the Board of Directors,” “Proposal 2—Re-Appointment of Aaron Kantoff to the Board of Directors,” and “Proposal 3—Re-Appointment of Samarth Kulkarni to the Board of Directors,” respectively.

Continuing Directors

Below is biographical information for those directors who are not standing for re-appointment at this Meeting and who will remain seated following the Meeting.

Saurabh Saha, M.D., Ph.D., has served as our Chief Executive Officer and a member of the Board of Directors since January 2021. In April 2022, Dr. Saha was appointed to the board of directors of Scorpion Therapeutics, Inc. Prior to that, from 2017 to 2021, Dr. Saha served as a Senior Vice President of R&D at Bristol Myers Squibb Company, where he led translational medicine across all therapeutic areas spanning early discovery, development and commercialization. Prior to that, from 2015 to 2017, Dr. Saha was a venture partner at Atlas Venture where he held leadership positions with a number of its portfolio biotech companies, including as Chief Medical Officer of Synlogic, Inc. and as Chief Executive Officer of Delinia until its sale to Celgene Corporation. Earlier in his career, Dr. Saha was a management consultant in the pharmaceutical practice at McKinsey & Company and subsequently appointed director and head of the New Indications Discovery Unit at Novartis. Dr. Saha holds an M.D. and Ph.D. in cancer genetics from The Johns Hopkins School of Medicine. He is an alumnus of Harvard Business School and Oxford University, studying general management and biochemistry, respectively. Dr. Saha received a B.Sc. in biology from the California Institute of Technology (Caltech). We believe Dr. Saha is qualified to serve on our Board of Directors based on his biotech, pharmaceutical, and venture capital leadership experiences.

Francesco De Rubertis, Ph.D., joined our Board of Directors in November 2020. Dr. De Rubertis is a co-founder and Partner at Medicxi since 2016. Prior to Medicxi, Dr. De Rubertis was a Partner at Index Ventures for 19 years, having joined the firm in 1998 to launch its life sciences practice. Dr. De Rubertis serves on the boards of a number of private biotechnology companies, including Rivus Pharmaceuticals, Inc., Synox Therapeutics Ltd and Levicept Ltd. Dr. De Rubertis’s prior investments include CellZome, GenMab (Copenhagen: GEN.CO), GenSight Biologics (Euronext: SIGHT), Micromet, Minerva Neurosciences (NASDAQ:NERV), Molecular Partners (Swiss:MOLN.SW), PanGenetics, Parallele Biosciences, Profibrix and Versartis (NASDAQ:VSAR). Dr. De Rubertis received a B.A. in Genetics and Microbiology from the University of Pavia (Italy) and a PhD in Molecular Biology from the University of Geneva (Switzerland) after which he became a postdoctoral scientist at the Whitehead Institute at M.I.T. He is a Chartered Financial Analyst and serves on the main board of the University of Geneva (Switzerland). We believe Dr. De Rubertis is qualified to serve on our Board of Directors because of his experience as a seasoned investor in the industry in which we operate.

Brett Zbar, M.D., joined our Board of Directors in January 2021. Dr. Zbar currently serves as Managing Director and Global Head of Life Sciences at General Atlantic, a global growth equity firm. Before joining General Atlantic in 2020, from 2015 to 2020, Dr. Zbar was a Managing Director at Foresite Capital, where he focused on backing healthcare entrepreneurs and companies at all stages. While at Foresite, Dr. Zbar served as a board member or observer at multiple companies including ConnectiveRx, Kinnate Biopharma Inc., ORIC Pharmaceuticals, Inc., Peloton Therapeutics, Inc., Pharvaris GmbH, Replimune, Signant Health, Turning Point Therapeutics, Inc., and VenatoRx Pharmaceuticals, Inc.. Prior to that, Dr. Zbar was a Partner at Aisling Capital, where from 2004 to 2014 he invested in life sciences companies developing and commercializing innovative products, services and technologies. Dr. Zbar began his career in McKinsey & Company’s Pharmaceuticals and Medical Products practice and completed his internship in internal medicine on the Osler Medical Service at Johns Hopkins Hospital. Dr. Zbar received his M.D. from Harvard Medical School and holds a B.A. in English and Molecular Biophysics & Biochemistry from Yale University. We believe Dr. Zbar is qualified to serve on our Board of Directors because of his experience as a seasoned investor in the industry in which we operate.

Mary Lynne Hedley, Ph.D., joined our Board of Directors in February 2021. Dr. Hedley also serves as a Senior Fellow and strategic advisor to the Broad Institute. Dr. Hedley previously served as Director, President and Chief Operating Officer of TESARO, a biotechnology company she also co-founded, from 2010 until 2020. Prior to its acquisition by Glaxo Smith Kline (GSK), TESARO had secured $2 billion of funding from venture and public investors, grew to approximately 900 employees in the US and Europe and had received multiple drug approvals from FDA and European regulatory authorities. TESARO was recognized as a Fierce 15 Company, had a pipeline of medicine candidates in early and late stage development and with the commercial launch of the medicines Zejula, changed the treatment paradigm for women diagnosed with ovarian cancer. Prior to founding TESARO, Mary Lynne was Executive Vice President and Chief Scientific Officer of Abraxis Bioscience, responsible for R&D, Operations, Medical Affairs and Business Development. Prior to joining Abraxis, she served as Executive Vice President of the Japanese Pharmaceutical company Eisai Inc, a role she assumed following the acquisition in January 2008, of MGI PHARMA by Eisai for $3.9 Billion. Dr. Hedley received a B.S. in Microbiology from Purdue University in 1983 and a Ph.D. in Immunology from UT Southwestern, Dallas in 1988. We believe Dr. Hedley is qualified to serve on our Board of Directors because of her executive and industry experience.

Carol Stuckley, M.B.A. joined our Board of Directors in May 2021. Ms. Stuckley has served on the board of Epizyme, Inc., a US biopharmaceutical company traded on NASDAQ since November 2021. From June 2017 until August 2021, Ms. Stuckley served on the board of directors of Ipsen S.A., a French pharmaceutical company traded on the Euronext (Paris) exchange. From June 2015 to July 2019, Ms. Stuckley served as Chief Financial Officer and Senior Vice President at Healthcare Payment Specialists, LLC acquired by TransUnion in 2018. Ms. Stuckley’s previously roles include Vice President, Finance North America of Galderama Laboratories, L.P., and during her close to 23-year career at Pfizer, Inc., Vice President, Assistant Treasurer and Corporate Officer. Ms. Stuckley earned a M.A. in economics in 1980 and a M.B.A in International Business and Finance in 1979 from the Fox Business School at Temple University. Ms. Stuckley also earned a B.A. in economics and French from the University of Delaware in 1977. We believe Ms. Stuckley’s executive leadership experience and board member experience in an international pharmaceutical company, as well as her financial and accounting expertise and knowledge of the pharmaceutical industry and other industries, provide her with the qualifications and skills to serve as a director of our company.

CORPORATE GOVERNANCE

Composition of Our Board of Directors

Our Board of Directors currently consists of eight members, all of whom were elected pursuant to the board composition provisions in our articles of association. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.

Our articles of association provide that, our Board of Directors are divided into three classes, designated as “Class I”, “Class II” and “Class III”, each of which consists, as nearly as possible, of one-third of the total number of directors constituting our entire board of directors and which serve staggered three-year terms. At each annual general meeting, the successors of directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Directors of the class retiring at the annual general meeting shall be eligible for re-appointment by ordinary resolution at such annual general meeting. At every subsequent annual general meeting any director who has been appointed by our Board of Directors since the last annual general meeting must retire from office and may offer themselves for reappointment by the shareholders by ordinary resolution.

In light of the resignation of Robert M. Califf, M.D., formerly a Class I director, in February 2022, the Board of Directors has decided to rebalance director classes and move Samarth Kulkarni, Ph.D., who has served as a Class II director, into Class I. Dr. Kulkarni will retire from office and stand for election this year as a Class I director.

Our Board of Directors has determined that all members of the Board of Directors, except Saurabh Saha M.D., Ph.D. are independent, as determined in accordance with the rules of Nasdaq. In making such independence determination, our Board of Directors considered the relationships that each such non-employee director has with us and all other facts and circumstances that the Board of Directors deemed relevant in determining their independence.

Our Nominating and Governance Committee and board of directors may therefore consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity and is not limited to race, gender or national origin. Whilst we take diversity very seriously, currently we have no formal policy regarding board diversity. Our Nominating and Governance committee’s and board of directors’ priority in selecting board members is identification of persons who will further the interests of our shareholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experiences and expertise relevant to our growth strategy.

Diversity includes race, ethnicity, age, and gender and is also broadly construed to take into consideration many other factors, including industry knowledge, operational experience, scientific and academic expertise and personal backgrounds. The composition of our Board currently includes three individuals who are diverse under the NASDAQ listing rule regarding board diversity, as presented in the below Board Diversity Matrix. Under the NASDAQ listing rule, directors who self-identify as (i) female, (ii) an underrepresented minority, or (iii) LGBTQ+ are defined as being diverse. Information about each individual director and director nominee is set forth above.

Board Diversity Matrix (As of May 9, 2022)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	6
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian		1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	2	2
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background	3

Staggered Board

Our articles of association provide that our Board of Directors is divided into three classes, Class I, Class II and Class III, each of which consists, as nearly as possible, of one-third of the total number of directors constituting our entire board and which serve staggered three-year terms. At each annual general meeting, the successors of directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.

•our Class I directors are Arjun Goyal, M.D., M.Phil., M.B.A. and Aaron Kantoff and their terms will expire at the Meeting;

•our Class II directors are Samarth Kulkarni, Ph.D. (which is subject to a proposed change as described elsewhere in this proxy statement), Carol Stuckley, M.B.A., and Brett Zbar, M.D., and their terms will expire at the annual general meeting to be held in 2023; and

•our Class III directors are Mary Lynne Hedley, Ph.D., Francesco De Rubertis, Ph.D., and Saurabh Saha, M.D. Ph.D., and their terms will expire at the annual general meeting to be held in 2024.

In light of the resignation of Robert M. Califf, M.D., formerly a Class I director, in February 2022, the Board of Directors has decided to rebalance director classes and move Samarth Kulkarni, Ph.D., who has served as a Class II director, into Class I. Dr. Kulkarni will retire from office and stand for election this year as a Class I director.

Our articles of association provide that the authorized number of directors may be changed only by ordinary resolution of the shareholders. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class shall consist of one third of the Board of Directors.

The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent shareholder efforts to effect a change of our management or a change in control.

Board’s Role in Risk Oversight

Our Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board of Directors performs this oversight role by using several different levels of review. In connection with its reviews of our operations and corporate functions, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

Each of our board committees also oversees the management of our risk that falls within the committee’s areas of responsibility.

In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Principal Financial Officer reports to the Audit Committee and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our Audit Committee meets privately with representatives from our independent registered public accounting firm and our Principal Financial Officer. The Audit Committee oversees the operation of our risk management program, including the identification of the primary risks associated with our business and periodic updates to such risks, and reports to our Board of Directors regarding these activities.

Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits derivative transactions of our stock by our executive officers, directors and employees. Our insider trading policy expressly prohibits purchases of any derivative securities that provide the economic equivalent of ownership.

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which operates pursuant to a separate charter adopted by our Board of Directors. The composition and functioning of all of our committees will comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, Nasdaq and SEC rules and regulations.

Audit Committee

Arjun Goyal, M.D., M.Phil., M.B.A., Carol Stuckley, M.B.A., and Mary Lynne Hedley, Ph.D. will serve on the Audit Committee, which is chaired by Carol Stuckley, M.B.A. Our Board of Directors has determined that each member of the Audit Committee is “independent” for Audit Committee purposes as that term is defined in the rules of the SEC and the applicable rules of Nasdaq. Our Board of Directors has designated Carol Stuckley, M.B.A. as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee’s responsibilities include:

•recommending for appointment, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•reviewing the external audit plan with the independent registered public accounting firm and members of management responsible for preparing our financial statements and the internal audit plan, if applicable;

•reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•reviewing the adequacy of our internal control over financial reporting;

•establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•preparing the Audit Committee report required by the SEC rules to be included in our annual proxy statement;

•reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and

•reviewing earnings releases.

Compensation Committee

Brett Zbar, M.D., Aaron Kantoff, Samarth Kulkarni, Ph.D. and Arjun Goyal, M.D., M.Phil., M.B.A. serve on the Compensation Committee, which is chaired by Brett Zbar, M.D.. Our Board of Directors has determined that each member of the Compensation Committee is “independent” as that term is defined in the applicable rules of Nasdaq. The Compensation Committee’s responsibilities include:

•annually reviewing and recommending to our board of directors for their approval the corporate goals and objectives relevant to the compensation of our executive officers;

•evaluating the performance of our executive officers in light of the corporate goals and objectives approved by the board of directors and recommending to the board the compensation of such individuals;

•reviewing and establishing our overall management compensation, philosophy and policy;

•overseeing and administering our compensation and similar plans;

•evaluating and assessing potential current compensation advisors in accordance with the independence standards identified in the applicable rules of the Nasdaq Stock Market;

•retaining and approving the compensation of any compensation advisors;

•reviewing and approving our policies and procedures for the grant of equity-based awards;

•reviewing and making recommendations to the board of directors with respect to director compensation;

•preparing the compensation committee report required by the SEC rules, if and when required, to be included in our annual proxy statement;

•reviewing and discussing with management the compensation discussion and analysis, if and when required, to be included in our annual proxy statement or Annual Report on Form 10-K; and

•reviewing and discussing with the board of directors corporate succession plans for the Chief Executive Officer and other key officers.

Nominating and Corporate Governance Committee

Francesco De Rubertis, Ph.D., Aaron Kantoff and Samarth Kulkarni, Ph.D. serve on our Nominating and Corporate Governance Committee, which is chaired by Francesco De Rubertis, Ph.D. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as that term is defined in the applicable rules of Nasdaq. The Nominating and Corporate Governance Committee’s responsibilities include:

•developing and recommending to the board of directors criteria for board and committee membership;

•establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by shareholders;

•identifying individuals qualified to become members of the board of directors;

•recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;

•developing and recommending to the board of directors a set of corporate governance guidelines; and

•overseeing the evaluation of the board of directors and management.

Our Board of Directors may establish other committees from time to time.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee has at any time since inception of the Company been one of our officers or employees. None of our executive officers currently serves, or in the past financial year has served, as a member of the board of directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Corporate Governance

We have adopted a written Code of Business Conduct and Ethics (Code of Ethics) that applies to our directors, officers and employees, including our Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer or Controller, or persons performing similar functions. A current copy of the Code of Ethics is posted on the Corporate Governance section of our website, which is located at www.centessa.com. If we make any substantive amendments to, or grant any waivers from, the Code of Ethics for any officer, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Director Nomination Process

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, including through the use of search firms or other advisors, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, recruiters, members of the committee and our Board.

Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board of Directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board of Directors’ approval to fill a vacancy or as director nominees for election to the Board of Directors by our shareholders each year in the class of directors whose term expires at the relevant annual general meeting.

The qualifications, qualities and skills that our Nominating and Corporate Governance Committee believes must be met by a committee-recommended nominee for a position on our Board of Directors are as follows:

•The nominee shall have experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing.

•The nominee shall be highly accomplished in his or her respective field, with superior credentials and recognition.

•The nominee shall be well regarded in the community and shall have a long-term reputation for the high ethical and moral standards.

•The nominee shall have sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards of directors on which such nominee may serve.

•To the extent such nominee serves or has previously served on other boards, the nominee shall have a demonstrated history of actively contributing at board meetings.

We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our shareholders through consideration of a number of facts and circumstances, including among other things, the skills of the prospective director candidate, his or her depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board of Directors.

Shareholder Recommendations and Nominees

Our Nominating and Corporate Governance Committee considers both recommendations and nominations for candidates to the Board from shareholders so long as such recommendations and nominations comply with our Articles of Association and applicable laws, including the rules and regulations of the SEC. Shareholders may recommend director nominees for consideration by the Nominating and Corporate Governance Committee by writing to our Company Secretary at the address below, or the Company’s registered office address from time to time, and providing evidence of the shareholder’s ownership of our ordinary shares and/or ADSs, the nominee’s name, home and business address, as well as the nominee’s detailed biographical data and qualifications for board membership, and information regarding any arrangements or understandings between the shareholder and the recommended candidate.

Following verification of the shareholder status of the person submitting the recommendation, all properly submitted recommendations will be promptly brought to the attention of the Nominating and Corporate Governance Committee. Shareholders who desire to nominate persons directly for election to the Board at an annual general meeting of shareholders must meet the deadlines and other requirements set forth under “Additional Information—Shareholder Proposals for 2023 Annual General Meeting.” Any vacancies on the Board of Directors occurring between our annual general meetings of shareholders may be filled by persons selected by a majority of the directors then in office, in which case any director so elected will serve until the next annual general meeting of shareholders when such director will offer himself/herself for re-appointment, or by persons elected by an ordinary resolution of the shareholders of the Company.

You may write to the Nominating and Corporate Governance Committee at:

c/o Iqbal Hussain
Company Secretary
Centessa Pharmaceuticals plc
3rd Floor
1 Ashley Road
Altrincham
Cheshire WA14 2DT
United Kingdom

Director Attendance at Annual General Meeting of Shareholders

Directors are expected to try to attend our annual general meeting of shareholders to the extent practicable.

Shareholder Communication with the Board of Directors

Any interested party with concerns about our Company may report such concerns to the Board of Directors or the chairman of our Board of Directors and Nominating and Corporate Governance Committee. Communications may be addressed to the entire Board of Directors or to any individual director. All such communications will initially be received and processed by our Company Secretary. Spam, junk mail, advertisements and threatening, hostile, illegal and similar unsuitable communications will not be delivered to the Board. Shareholders can contact members of the Board Directors by writing care of our Company Secretary at the Company’s registered office address at 3rd Floor, 1 Ashley Road, Altrincham, Cheshire WA14 2DT, United Kingdom.

A copy of any such written communication may also be forwarded to our external legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-management directors, or with our management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

The Audit Committee oversees the procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. We have also established a toll-free telephone number for the reporting of such activity, which is 833-731-1888.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and related footnotes set forth information with respect to the beneficial ownership of our ordinary shares, as of May 9, 2022, by:

•each beneficial owner of more than 5% of our ordinary shares;

•each of our named executive officers and directors; and

•all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. In computing the number of ordinary shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of May 9, 2022 are considered outstanding. These ordinary shares, however, are not included in the computation of the percentage ownership of any other person. Applicable percentage ownership is based on 94,041,029 ordinary shares outstanding as of May 9, 2022.

Unless otherwise indicated, the address for each of the shareholders listed in the table below is c/o Centessa Pharmaceuticals plc, 3rd Floor, 1 Ashley Road, Altrincham, Cheshire, United Kingdom, WA14 2DT.

	Shares beneficially owned
Name and address of beneficial owner	Number	Percentage
5% or Greater Stockholders:
Entities affiliated with Medicxi(1)	19,963,157	21.23%
Entities affiliated with Index Ventures(2)	9,961,789	10.59%
Entities affiliated with General Atlantic(3)	9,681,818	10.30%
Entities affiliated with Janus Henderson plc(4)	5,743,397	6.11%
Directors and Executive Officers:
Francesco De Rubertis, Ph.D.	—	—%
Arjun Goyal, M.D., M.Phil, M.B.A.(5)	3,953,341	4.20%
Aaron Kantoff (6)	179,271	0.19%
Mary Lynne Hedley, Ph.D.(7)	73,835	0.08%
Samarth Kulkarni, Ph.D.(8)	73,835	0.08%
Carol Stuckley, M.B.A.(9)	60,805	0.06%
Brett Zbar, M.D.(10)	21,523	0.02%
Robert Califf, M.D.(11)	—	—%
Saurabh Saha, M.D., Ph.D.(12)	1,669,682	1.75%
David J. Grainger, Ph.D.(13)	885,006	0.94%
Gregory Weinhoff, M.D., M.B.A.(14)	353,618	0.37%
Antoine Yver, M.D., M.Sc.(15)	264,051	0.28%
Marella Thorell(16)	243,865	0.26%
Iqbal Hussain(17)	237,783	0.25%
David Chao, Ph.D.(18)	206,872	0.22%
Tia Bush(19)	168,513	0.18%
Thomas Templeman, Ph.D.(20)	160,763	0.17%
Javad Shahid, MD, MSc	—	—%
All directors and executive officers as a group (18 persons)	8,552,763	9.09%

*Represents beneficial ownership of less than one percent.

(1)Consists of (a) 4,398,519 ordinary shares held by Medicxi Ventures I LP, a Jersey limited partnership (“Medicxi Ventures I”), (b) 55,677 ordinary shares held by Medicxi Co-Invest I LP, a Jersey limited partnership (“Medicxi Co-Invest I”), (c) 3,936,970 ordinary shares held by Medicxi Growth I LP, a Jersey limited partnership (“Medicxi Growth I”), (d) 93,526 ordinary shares held by Medicxi Growth Co-Invest I LP, a Jersey limited partnership (“Medicxi Growth Co-Invest I”), (e) 11,197,303 ordinary shares held by Medicxi Secondary I LP, a Jersey limited partnership (“Medicxi Secondary I”), and (f) 281,162 shares held by Medicxi Secondary Co-Invest I LP, a Jersey limited partnership (“Medicxi Secondary Co-Invest I” and, together with Medicxi Ventures I, Medicxi Co-Invest I, Medicxi Growth I, Medicxi Growth Co-Invest I, Medicxi Secondary I and Medicxi Secondary Co-Invest I, the “Medicxi Funds”). Medicxi Ventures I GP Limited, a Jersey limited liability company (“MVI GP”), is the sole managing general partner of Medicxi Ventures I and Medicxi Co-Invest I, and Medicxi Ventures Management (Jersey) Limited, a Jersey limited liability company (“Medicxi Manager”), is the sole manager of Medicxi Ventures I and Medicxi Co-Invest I. MVI GP and Medicxi Manager may be deemed to have voting and dispositive power over the shares held by Medicxi Ventures I and Medicxi Co-Invest I. Medicxi Growth I GP Limited, a Jersey limited liability company (“MGI GP”), is the sole managing general partner of Medicxi Growth I and Medicxi Growth Co-Invest I, and Medicxi Manager is the sole manager of Medicxi Growth I and Medicxi Growth Co-Invest I. MGI GP and Medicxi Manager may be deemed to have voting and dispositive power over the shares held by Medicxi Growth I and Medicxi Growth Co-Invest I. Medicxi Secondary I GP Limited, a Jersey limited liability company (“MSI GP”), is the sole managing general partner of Medicxi Secondary I and Medicxi Secondary Co-Invest I, and Medicxi Manager is the sole manager of Medicxi Secondary I and Medicxi Secondary Co-Invest I. MSI GP and Medicxi Manager may be deemed to have voting and dispositive power over the shares held by Medicxi Secondary I and Medicxi Secondary Co-Invest I. Francois Chesnay, Andrew Wignall, Richard Lee, Giles Johnstone-Scott, Francesco De Rubertis, Ph.D., a member of our board of directors, and Chris Patton are members of the board of directors of the Medicxi Manager, and investment and voting decisions with respect to the shares held by the Medicxi Funds are made by such directors collectively. Medicxi Ventures (UK) LLP and Medicxi Ventures (Jersey) Limited act as sub-advisers to Index Ventures Life VI (Jersey) Limited, which acts as the adviser to Index Ventures Life VI (Jersey) LP, and as such the Medicxi Funds, Index Ventures Life VI (Jersey) LP and Yucca (Jersey) SLP may be deemed to be members of a “group” as defined in Rule 13d-5 of the Exchange Act (see note (1) below). The share ownership reported by the Medicxi Funds does not include any shares beneficially owned by Index Ventures Life VI (Jersey) LP and Yucca (Jersey) SLP, and each of the Medicxi Funds and their affiliates disclaim beneficial ownership of the securities beneficially owned by Index Ventures Life VI (Jersey) LP, Yucca (Jersey) SLP and their affiliates. The address of the principal business office of each of the Medicxi Funds is c/o Intertrust Fund Services (Jersey) Limited, 44 Esplanade, St. Helier, Jersey JE4 9WG.

(2)Consists of (i) 9,812,368 ordinary shares held by Index Ventures Life VI (Jersey) LP, a Jersey limited partnership (“Index Ventures Life VI”), and (ii) 149,421 ordinary shares held by Yucca (Jersey) SLP, a Jersey separate limited partnership (“Yucca”). Index Venture Life Associates VI Limited, a Jersey limited liability company (“Index Venture Life VI GP”), is the managing general partner of Index Ventures Life VI. Yucca administers the Index Ventures Life VI co-investment vehicle that is contractually required to mirror the investment in the shares by Index Ventures Life VI. Index Venture Life VI GP may be deemed to have voting and dispositive power over the shares held by Index Ventures Life VI and Yucca. David Hall, Phil Balderson, Brendan Boyle and Luke Aubert are members of the board of directors of Index Venture Life VI GP, and investment and voting decisions with respect to the shares held by Index Ventures Life VI are made by such directors collectively and investment and voting decisions with respect to the shares held by Yucca are deemed to be made by such directors collectively. Medicxi Ventures (UK) LLP and Medicxi Ventures (Jersey) Limited act as sub-advisers to Index Ventures Life VI (Jersey) Limited, which acts as the adviser to Index Ventures Life VI, and as such the Medicxi Funds, Index Ventures Life VI and Yucca may be deemed to be members of a “group” as defined in Rule 13d-5 of the Exchange Act (see note (2) above). The share ownership reported by Index Ventures Life VI and Yucca does not include any shares beneficially owned by the Medicxi Funds, and each of Index Ventures Life VI and Yucca and their affiliates disclaim beneficial ownership of the securities beneficially owned by the Medicxi Funds and their affiliates. The address of the principal business office of Index Ventures Life VI is c/o Intertrust Fund Services (Jersey) Limited, 44 Esplanade, St. Helier, Jersey JE4 9WG. The address of the principal business office of Yucca is c/o EFG Fund Administration Limited, 5th Floor, 44 Esplanade, St Helier, Jersey, JE1 3FG.

(3)Represents 9,681,818 ordinary shares held by General Atlantic UM B.V. (“GA UM”). GA UM is a wholly owned subsidiary of General Atlantic Coöperatief U.A. (“GA Coop UA”). The members that share beneficial ownership of the shares held by GA UM through GA Coop UA are the following General Atlantic investment funds (the “GA Funds”): General Atlantic Partners (Bermuda) IV, L.P. (“GAP Bermuda IV”), General Atlantic Partners (Bermuda) EU, L.P. (“GAP Bermuda EU”), General Atlantic Partners (Lux), SCSp (“GAP Lux”) and General Atlantic Cooperatief, L.P. (“GA Coop LP”). The general partner of GAP Lux is General Atlantic GenPar (Lux) SCSp (“GA GenPar Lux”) and the general partner of GA GenPar Lux is General Atlantic (Lux) S.à r.l. (“GA Sarl”). The general partner of GAP Bermuda IV and GAP Bermuda EU and the sole shareholder of GA Sarl is General Atlantic GenPar (Bermuda), L.P. (“GenPar Bermuda”). GAP (Bermuda) Limited (“GAP (Bermuda)”) is the general partner of GenPar Bermuda and GA Coop LP. There are nine members of the Management Committee of GAP (Bermuda) (the “GA Management Committee”). The GA Management Committee includes William E. Ford, Gabriel Caillaux, Andrew Crawford, Martín Escobari, Anton J. Levy, Sandeep Naik, E. Graves Tompkins, N. Robbert Vorhoff and Chi Eric Zhang. GA UM, GA Coop UA, GA GenPar Lux, GA Sarl, GenPar Bermuda, GAP (Bermuda), and the GA Funds (collectively, the “GA Group”) are a “group” within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended. The mailing address of GA Coop LP, GAP Bermuda IV, GAP Bermuda EU, GenPar Bermuda, and GAP (Bermuda) is Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. The mailing address of GA Coop UA and GA UM is Raamplein 1, 1016 XK, Amsterdam, The Netherlands. The mailing address of GAP Lux, GA GenPar Lux and GA Sarl is Luxembourg is 412F, Route d’Esch, L-2086 Luxembourg. Each of the members of the GA Management Committee disclaims ownership of the shares except to the extent that he has a pecuniary interest therein.

(4)Janus Henderson plc has an indirect 97% ownership stake in Intech Investment Management LLC (“Intech”) and a 100% ownership stake in Janus Henderson Investors U.S. LLC (“JHIUS”), Henderson Global Investors Limited (“HGIL”) and Janus Henderson Investors Australia Institutional Funds Management Limited (“JHIAIFML”), (each an “Asset Manager” and collectively as the “Asset Managers”). Due to the above ownership structure, holdings for the Asset Managers are aggregated for purposes of this filing. Each Asset Manager is an investment adviser registered or authorized in its relevant jurisdiction and each furnishing investment advice to various fund, individual and/or institutional clients (collectively referred to herein as “Managed Portfolios”). As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, JHIUS may be deemed to be the beneficial owner of 5,743,397 ADSs held by such Managed Portfolios. However, JHIUS does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. The address of the principal business office of Janus Henderson Group plc, 201 Bishopsgate EC2M 3AE, United Kingdom.

(5)Consists of (i) 3,825,659 ordinary shares held by Vida Ventures II, LLC (“Vida II Main Fund”), (ii) 106,159 ordinary shares held by Vida Ventures II-A, LLC (“Vida II Parallel Fund”, and together with the Vida II Main Fund, “Vida II”) and (iii) 21,523 ordinary shares underlying options directly held by Dr. Goyal. VV Manager II, LLC (“VV Manager II”) is the manager of Vida II. Arie Belldegrun, Fred Cohen, and Leonard Potter are the members of the management committee of VV Manager II (the “Management Committee”) and Arie Belldegrun, Fred Cohen, Stefan Vitorovic, Arjun Goyal, Helen Kim, Rajul Jain, and Joshua Kazam are the members of the investment committee of VV Manager II (the “Investment Committee”). Each of the Management Committee, the Investment Committee and the respective members thereof may be deemed to share voting and dispositive power over the shares held by Vida II. VV Manager II, the Management Committee, the Investment Committee and each member of each of the Management Committee and Investment Committee disclaims beneficial ownership over the securities held of record by Vida II. The address of all entities affiliated with Vida is 40 Broad Street, Suite 201, Boston, MA 02109.

(6)Consists of (i) 60,000 ordinary shares held by Mr. Kantoff, and (ii) 119,271 ordinary shares underlying options directly held by Mr. Kantoff exercisable within 60 days of May 9, 2022.

(7)Consists of 73,835 ordinary shares underlying options directly held by Dr. Hedley exercisable within 60 days of May 9, 2022.

(8)Consists of 73,835 ordinary shares underlying options directly held by Dr. Kulkarni exercisable within 60 days of May 9, 2022.

(9)Consists of 60,805 ordinary shares underlying options directly held by Ms. Stuckley exercisable within 60 days of May 9, 2022.

(10)Consists of 21,523 ordinary shares underlying options directly held by Dr. Zbar exercisable within 60 days of May 9, 2022.

(11)Dr. Califf resigned from the board of directors on February 16, 2022 and holds no ordinary shares or options exercisable within 60 days of May 9, 2022.

(12)Consists of (i) 28,000 ordinary shares held by a trust, for which Dr. Saha and his spouse serve as trustees, and (ii) 1,641,682 ordinary shares underlying options directly held by Dr. Saha exercisable within 60 days of May 9, 2022.

(13)Consists of (i) 813,756 ordinary shares held by Dr. Grainger, (ii) 43,750 ordinary shares underlying options directly held by Dr. Grainger exercisable within 60 days of May 9, 2022, and (iii) 27,500 ordinary shares held by RxCelerate Limited of which Dr. Grainger is a member of the board of directors.

(14)Consists of (i) 10,000 ordinary shares held by Dr. Weinhoff, (ii) 237,065 ordinary shares underlying options directly held by Dr. Weinhoff exercisable within 60 days of May 9, 2022, and (iii) 106,553 ordinary shares underlying options held by the Gregory Weinhoff 2017 Trust, a spousal lifetime access trust, exercisable within 60 days of May 9, 2022.

(15)Consists of (i) 243,220 outstanding ordinary shares subject to a right of repurchase by the Company held by Dr. Yver which may be vested within 60 days of May 9, 2022, and (ii) 20,831 ordinary shares underlying options directly held by Dr. Yver exercisable within 60 days of May 9, 2022.

(16)Consists of (i) 53,101 ordinary shares held by Ms. Thorell, and (ii) 190,764 ordinary shares underlying options directly held by Ms. Thorell exercisable within 60 days of May 9, 2022.

(17)Consists of (i) 8,500 ordinary shares held by Mr. Hussain's spouse, and (ii) 229,283 ordinary shares underlying options directly held by Mr. Hussain exercisable within 60 days of May 9, 2022.

(18)Consists of (i) 500 ordinary shares held by Dr. Chao, and (ii) 206,372 ordinary shares underlying options directly held by Dr. Chao exercisable within 60 days of May 9, 2022.

(19)Consists of (i) 8,000 ordinary shares held by Ms. Bush's spouse, and (ii) 160,513 ordinary shares underlying options directly held by Ms. Bush exercisable within 60 days of May 9, 2022.

(20)Consists of (i) 250 ordinary shares held by Dr. Templeman, and (ii) 160,513 ordinary shares underlying options directly held by Dr. Templeman exercisable within 60 days of May 9, 2022.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Other than the compensation arrangements described below under the sections “Director Compensation” and “Executive Compensation” and the transactions described below, since January 1, 2021, we were not a party to any transactions between us and certain “related persons”, which are generally considered to be our executive officers, directors, director nominees or 5% shareholders, or their immediate family members.

Within this section, we have calculated the dollar amounts using the historical exchange rate as of the closing date of each transaction. Other than compensation arrangements, we describe below transactions and series of similar transactions, since January 1, 2021, to which we were a party or will be a party, in which:

•the amounts involved exceeded or will exceed $120,000; and

•any of our directors, executive officers or holders of more than 5% of our share capital, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Initial Public Offering

On June 2, 2021, we completed our initial public offering and issued 16,500,000 ADSs at an offering price of $20.00 per share. On June 4, 2021, we issued an additional 2,475,000 ADSs, representing the full exercise by the underwriters of their option to purchase additional ADSs. Gross proceeds from the initial public offering totaled an aggregate of approximately $379.5 million. Morgan Stanley, Goldman Sachs & Co. LLC, Jefferies, and Evercore ISI served as the underwriters of the initial public offering. The following table summarizes purchases of our ADSs by related persons in connection with our initial public offering:

STOCKHOLDER	ADSs	TOTAL PURCHASE PRICE
Entities affiliated with Medicixi(1)	600,000	$12,000,000
Entities affiliated with General Atlantic(2)	1,500,000	$30,000,000
Entities affiliated with Vida Ventures(3)	750,000	$15,000,000
Gregory Weinhoff	10,000	$200,000
Iqbal Hussain(4)	8,500	$170,000
Tia Bush(5)	3,000	$60,000
Marella Thorell	1,000	$20,000
David Chao	500	$10,000
Thomas Templeman	250	$5,000

(1)Consists of (i) 586,077 ADSs purchased by Medicxi Growth I LP, and (ii) 13,923 ADSs purchased by Medicxi Growth Co-Invest I LP. Medicxi is a holder of 5% or more of our outstanding voting securities.

(2)Consists of 1,500,000 ADSs purchased by General Atlantic UM B.V. General Atlantic is a holder of 5% or more of our outstanding voting securities.

(3)Consists of (i) 729,750 ADSs purchased by Vida Ventures II, LLC and (ii) 20,250 ADSs purchased by Vida Ventures II-A, LLC. VV Manager II, LLC (“VV Manager II”) is the manager of Vida Ventures II-A, LLC and Vida Ventures II-A, LLC. Arjun Goyal, a member of our Board of Directors, is a member of the investment committee of VV Manager II.

(4)Consists of (i) 3,000 ADSs purchased by Iqbal Hussain and (ii) 5,500 ADSs purchased by Iqbal Hussain’s spouse.

(5)Consists of 3,000 ADSs purchased by Tia Bush’s spouse.

Master Services agreements with drug discovery companies affiliated with David Grainger

Certain Centessa subsidiaries have entered into Master Services agreements with certain drug discovery companies affiliated with David Grainger, who was appointed as the Company’s Chief Innovation Officer in October 2021. These companies include RxCelerate Limited, RxBiologics Limited and The Foundry (Cambridge) Limited, of which David Grainger is a director and shareholder. The Company and the Centessa Predecessor Group (which consists of three subsidiaries: Z Factor Limited, LockBody Therapeutics Ltd and Morphogen-IX Limited) incurred research and development costs associated with these contracts as follows in the consolidated and combined statements of operations and comprehensive loss (amounts in thousands):

	Centessa		Predecessor Group
	Three Months ended March 31, 2022	Period from January 30, 2021 through December 31, 2021	Period from January 1, 2021 through January 29, 2021
Research and development	$1,699	$7,148	$418

Master services agreements with The Cambridge Partnership Limited

In May and June 2018, the Group entered into Master Services agreements with The Cambridge Partnership Limited for accounting and administrative services. David Grainger is a director and shareholder of The Cambridge Partnership and was a director of Z Factor Limited and Morphogen-IX Limited until he resigned on January 29, 2021. The Company and the Centessa Predecessor Group incurred general and administrative costs associated with these contracts as follows in the consolidated and combined statements of operations and comprehensive loss (amounts in thousands):

		Centessa	Predecessor Group
	Three Months ended March 31, 2022	Period from January 30, 2021 through December 31, 2021	Period from January 1, 2021 through January 29, 2021
General and administrative	$—	$178	$17

Preferred Share Financings

Series A Preferred Share Financing

In January 2021, we consummated an offering of 22,272,721 shares of our Series A preferred shares at a subscription price of $11.00 per share for an aggregate amount of $245.0 million. In addition to the allotment of shares for cash, a further 568,181 Series A preferred shares were issued in satisfaction of the amount outstanding (being $5,000,000) under the convertible loan agreement entered into on December 29, 2020 at an effective subscription price of $8.80 per share. The following table summarizes subscriptions of our Series A Preferred Shares by related persons:

SHAREHOLDER	SERIES A PREFERRED SHARES	TOTAL SUBSCRIPTION PRICE
Entities affiliated with Medicxi(1)	1,931,818	$20,000,001
Entities affiliated with General Atlantic(2)	8,181,818	$90,000,000
Entities affiliated with Vida Ventures(3)	3,181,818	$35,000,000

(1)Medicxi is a holder of 5% or more of our outstanding voting securities.

(2)General Atlantic is a holder of 5% or more of our outstanding voting securities.

(3)Arjun Goyal, a member of our Board of Directors, is a member of the investment committee of Vida Ventures.

Transactions by Our Subsidiaries

Reorganization Transactions

Centessa Pharmaceuticals Limited was incorporated under the laws of England and Wales on October 26, 2020 as a private company with limited liability, under the name United Medicines Biopharma Limited, with nominal assets and liabilities for the purpose of acquiring 11 biotechnology companies as direct subsidiaries (together referred to as the “Centessa Subsidiaries”). The Centessa Subsidiaries were incorporated at various times within the period from 2013 to 2019, and had operated as independent companies. Pursuant to the terms of contribution agreements in respect of each Centessa Subsidiary dated December 31, 2020 in the case of PearlRiver Bio (as amended from time to time) and January 23, 2021 in the case of all other Centessa Subsidiaries (other than Palladio Biosciences), all shareholders of each of the Centessa Subsidiaries (other than Palladio Biosciences) exchanged the shares held by them in the relevant Centessa Subsidiary for newly issued B ordinary shares of Centessa Pharmaceuticals Limited and, as a result, each of the Centessa Subsidiaries (other than Palladio Biosciences) became a wholly owned subsidiary of Centessa Pharmaceuticals Limited. On the same date, Palladio Biosciences merged with UPM Merger Sub, Inc. (a subsidiary of Centessa incorporated for the purposes of merging with Palladio Biosciences) pursuant to a merger agreement. Palladio Biosciences was the surviving entity of the merger and thereby became a wholly owned subsidiary of Centessa Pharmaceuticals Limited.

In connection our initial public offering, we re-registered Centessa Pharmaceuticals Limited as an English public limited company and renamed it as Centessa Pharmaceuticals plc.

We refer to the reorganization, pursuant to which each of the Centessa Subsidiaries became a wholly owned subsidiary of Centessa Pharmaceuticals Limited, and the subsequent re-registration of Centessa Pharmaceuticals Limited as a public limited company with the name Centessa Pharmaceuticals plc and reorganization of shares in Centessa Pharmaceuticals plc, as our “Reorganization.”

The Reorganization took place in several steps.

Founding of Centessa

Centessa Pharmaceuticals Limited was incorporated on October 26, 2020 with a single subscriber share (being one Ordinary Share of £1) issued to an individual associated with Medicxi.

On November 17, 2020, Centessa Pharmaceuticals, Inc. was incorporated in Delaware as a wholly owned subsidiary of Centessa under the name of United Medicines Biopharma US Inc. Centessa Pharmaceuticals, Inc. was incorporated to be Centessa’s operating company in the US.

On November 24, 2020, Centessa Limited was incorporated in England and Wales as a private company with limited liability and a wholly-owned subsidiary of Centessa under the name of United Medicines Biopharma (Midco) Limited with company number 13040752 for the purposes of becoming the direct holding company of the Centessa Subsidiaries.

On November 27, 2020, the one Ordinary Share of £1 held by an individual associated with Medicxi was sub-divided into 500 Ordinary Shares of £0.002 each; and Centessa issued 6,747,500 Ordinary Shares to individuals associated with Medicxi and on 2 December 2020, Centessa issued 752,000 further Ordinary Shares to the Index Foundation. Each of the 7,500,000 Ordinary Shares were redesignated as A Ordinary Shares in connection with the closing of the Crossover Investment (as defined below) on January 29, 2021 and 4,450,000 A Ordinary Shares were acquired for nominal value and cancelled by Centessa.

On December 29, 2020, Centessa entered into a convertible loan agreement with Medicxi Growth I LP and Medicxi Growth Co-Invest I LP (collectively Medicxi Growth), whereby the Company issued $5.0 million of unsecured convertible term notes to Medicxi Growth (the Convertible Notes). The Convertible Notes converted into an aggregate 568,181 Series A Shares at a subscription price of $8.799999964 in connection with the closing of the Crossover Investment (as defined below) on January 29, 2021.

Contributions of Subsidiary Company Shares in Exchange for B Ordinary Shares of Centessa Pharmaceuticals Limited

Pursuant to the terms of contribution agreements in respect of each Centessa Subsidiary dated December 31, 2020 in the case of PearlRiver Bio (as amended from time to time) and January 23, 2021 in the case of all other Centessa Subsidiaries (other than Palladio Biosciences), all shareholders of each of the Centessa Subsidiaries (other than Palladio Biosciences) exchanged the shares held by them in the relevant Centessa Subsidiary for newly issued B ordinary shares of Centessa Pharmaceuticals Limited and, as a result, each of the Centessa Subsidiaries (other than Palladio Biosciences) became a wholly owned subsidiary of Centessa Pharmaceuticals Limited. As a result of the transactions contemplated by the Contribution Agreements, on January 29, 2021, Centessa simultaneously acquired 100% of the outstanding equity of the ten entities set out below, in each case in exchange for B ordinary shares in the capital of Centessa. Those Centessa Subsidiaries acquired by Centessa pursuant to the Contribution Agreements are:

1.	ApcinteX Limited (“ApcinteX”);
2.	Capella Bioscience Limited (“Capella”);
3.	Inexia Limited (“Inexia”);
4.	Janpix Limited (“Janpix”);
5.	LockBody Therapeutics Ltd (“LockBody”);
6.	Morphogen-IX Limited (“Morphogen-IX”);
7.	Orexia Limited (“Orexia”);
8.	PearlRiver Bio GmbH (“Pearl River”);
9.	Pega-One SAS (“PegaOne”); and
10.	Z Factor Limited (“Z Factor”).

On January 23, 2021, Palladio Biosciences entered into an agreement and plan of reorganization (the Merger Agreement) with Centessa UPM Merger Sub, Inc. (a subsidiary of Centessa incorporated in Delaware for the purposes of merging with Palladio Biosciences). Pursuant to the Merger Agreement, UPM Merger Sub, Inc. merged with and into Palladio Biosciences as the surviving corporation with the shareholders of Palladio receiving B ordinary shares of Centessa and certain Contingent Value Rights.

On January 29, 2021, immediately following the completion of the acquisition of the Centessa Subsidiaries, the entire issued share capital of each of the Centessa Subsidiaries (other than PearlRiver Bio, Pega-One and Palladio) held by Centessa was re-designated into a single class of ordinary shares.

Crossover Investment

On January 29, 2021, Centessa issued 22,272,721 Series A preferred shares to new investors in exchange for $245 million of gross proceeds (the “Crossover Investment”). In connection with the Crossover Investment, the Convertible Notes were converted into 568,181 Series A preferred shares of Centessa.

Orexia Therapeutics Limited and Inexia Limited Consolidation

Due to the overlapping therapeutic focus of our Centessa subsidiaries, Orexia Therapeutics Limited and Inexia Limited, we determined it to be in the best interest of both entities to combine the business of Orexia Therapeutics Limited and Inexia Limited. In order to streamline their common operations and oversight, in April 2021 Orexia Therapeutics Limited, Inexia Limited and the Company executed an Intra Group Sales Agreement whereby Inexia Limited assigned the rights to its business and assets to Orexia Therapeutics Limited for nil consideration.

Capital Reduction and Re-designation of the Shares in Centessa

Pursuant to part 17 of the Companies Act, on April 30, 2021, Centessa reduced the nominal value of each of its B ordinary shares from £1.50 to £0.001 and cancelled the full amount standing to the credit of its share premium reserve pursuant to a capital reduction supported by a directors’ solvency statement. The capital reduction was carried out to create distributable reserves in Centessa to support future distributions. Following the capital reduction, Centessa re-designated all of the B Ordinary Shares into A Ordinary Shares in order to simplify the capital structure.

Re-registration of Centessa Pharmaceuticals Limited as Centessa Pharmaceuticals plc

On May 14, 2021, we altered the legal status of our company under English law from a private limited company by re-registering Centessa Pharmaceuticals Limited as a public limited company and renaming it as Centessa Pharmaceuticals plc. Such re-registration required the passing of special resolutions by the shareholders of Centessa Pharmaceuticals Limited to approve the re-registration as a public company, the name change to Centessa Pharmaceuticals plc and the adoption of new articles of association for Centessa Pharmaceuticals plc.

Re-designation and Consolidation of Shares in Centessa Pharmaceuticals plc

On May 20, 2021, Centessa undertook a reverse share split whereby every two of Centessa’s outstanding Series A preferred shares of nominal value £0.001 each were consolidated into one Series A preferred share of nominal value £0.002 each and every two of Centessa’s outstanding A ordinary shares of nominal value £0.001 each were consolidated into one A ordinary share of nominal value £0.002 each. The fractional entitlements resulting from the reverse share split were then consolidated into a single deferred share of £0.0052 which was transferred to us for no consideration and subsequently cancelled. These actions taken together are referred to as our “reverse share split”. Our reverse share split did not alter the proportionate shareholding of any of our existing shareholders (save for the consolidation of fractional entitlements).

Immediately prior to the completion of our initial public offering, and as the final step of the Reorganization, all of Centessa’s outstanding Series A preferred shares of nominal value £0.002 each and A ordinary shares of nominal value £0.002 each were re-designated on a one-to-one basis into an aggregate of 71,078,886 ordinary shares of nominal value £0.002 each.

Contingent Value Rights

In connection with our acquisition of the Palladio Biosciences, Inc. (Palladio) in January 2021, we issued contingent value rights (CVRs), to former shareholders and option holders of Palladio, payable in the form of our ordinary shares, upon the achievement of a specific clinical development milestone by Palladio. In total, the CVRs represented the contractual rights to receive payment of $39.7 million worth of ordinary shares (or ADSs), upon the dosing of the first patient in Palladio’s ACTION study, a pivotal Phase 3 clinical trial of lixivaptan for the treatment of Autosomal Dominant Polycystic Kidney Disease (“ADPKD”) in any of the United States, France, Germany, Italy, Spain, the United Kingdom and Japan. As former shareholders of Palladio, entities affiliated with Medicxi were eligible to receive up to an aggregate of approximately $17.6 million (in ordinary shares, or ADSs) under this CVR arrangement.

On February 18, 2022, the Company commenced dosing in its Phase 3 clinical trial evaluating lixivaptan as a potential treatment for ADPKD. Such event was the milestone trigger for payment of CVRs. On March 8, 2022, the Company and the representative of the CVRs holders agreed that 3,938,423 represented the aggregate number of ordinary shares, issued as ADSs, to be issued in satisfaction of such CVRs, to the former shareholders and option holders of Palladio. The number of ADSs issued to employee recipients reflected in this figure is net of tax withholding, which the Company satisfied with cash payments to tax authorities. Entities affiliated with Medicxi received 1,839,265 ADSs in satisfaction of the CVRs.

Indemnification Agreements

We have entered into a deed of indemnity with those executive officers who are not directors. These agreements and our articles of association require us to indemnify our executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such an executive officer to the fullest extent permitted by law.

In addition, pursuant to the acquisition by certain individuals associated with Medicxi of ordinary shares in Centessa Pharmaceuticals plc (f/k/a Centessa Pharmaceuticals Limited) in November 2020, Medicxi Ventures (UK) LLP entered into a deed of indemnity with Centessa, under the terms of which Medicxi Ventures (UK) LLP will indemnify Centessa against certain potential liabilities for employment-related tax that may arise as a result of or in connection with the acquisitions by any such individuals.

In addition, we have previously entered into deeds of indemnity with our directors. These agreements will, among other things, indemnify our directors against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director to the fullest extent permitted by law.

Registration Rights

On January 29, 2021, we entered into a Registration Rights Agreement, as amended to date, which we refer to as our registration rights agreement, with certain holders of our outstanding convertible preferred shares and our ordinary shares, including entities with which certain of our directors are affiliated. Pursuant to the registration rights agreement, certain holders of our ordinary shares issued upon the conversion of our convertible preferred shares and all ordinary shares held by the entities affiliated with Medicxi and the entities affiliated with Index Ventures (the “Registrable Securities”) are entitled to rights with respect to the registration of these securities under the Securities Act of 1933, as amended (the “Securities Act”). The registration rights agreement includes demand registration rights, short-form registration rights and piggyback registration rights.

Demand Registration Rights

Beginning on November 23, 2021, the holders of a majority of the Registrable Securities then outstanding are entitled to demand registration rights. Under the terms of the registration rights agreement, we will be required, upon the written request of holders of a majority of these securities to file a registration statement, with respect to at least 40% of the Registrable Securities then outstanding (or a lesser percentage, if the anticipated aggregate offering price would exceed $10.0 million) and use best efforts to effect the registration of all or a portion of these shares for public resale. We are required to effect only two registrations pursuant to this provision of the registration rights agreement.

Short-Form Registration Rights

Pursuant to the registration rights agreement, if we are eligible to file a registration statement on Form F-3 or Form S3, upon the written request of holders of at least 10% of the Registrable Securities then outstanding having an anticipated aggregate offering price of at least $4.0 million, we will be required to effect a registration of such Registrable Securities. We are required to effect only two registrations in any twelve month period pursuant to this provision of the registration rights agreement. The right to have such shares registered on Form F-3 or Form S-3 is further subject to other specified conditions and limitations.

Piggyback Registration Rights

Pursuant to the registration rights agreement, if we register any of our securities either for our own account or for the account of other security holders, other than in connection with our initial public offering or a registration for any employee benefit plan, corporate reorganization, or the offer or sale of debt securities, the holders of the Registrable Securities (for so long as they are a party to the registration rights agreement) are entitled to include their shares in the registration. Subject to certain exceptions contained in the registration rights agreement, we and the underwriters may limit the number of Registrable Securities included in the underwritten offering to the number of shares which we and the underwriters determine in our sole discretion will not jeopardize the success of the offering.

Indemnification

Our registration rights agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them.

Expiration of Registration Rights

The registration rights granted under the registration rights agreement will terminate on the earlier of (i) June 2, 2025, which is the fourth anniversary of the completion of the initial public offering, (ii) such time as all relevant ordinary shares may be sold pursuant to Rule 144 without limitation during a 90 day period without registration and (iii) the closing of a share sale.

Related Person Transaction Policy

We have adopted a written related party transactions policy that such transactions must be approved by our Audit Committee. Pursuant to this policy, the Audit Committee has the primary responsibility for reviewing and approving or disapproving “related person transactions,” which are transactions between us and related persons in which the related person has a direct or indirect material interest. For purposes of this policy, a related person will be defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of any class of our voting securities, and their immediate family members.

DIRECTOR COMPENSATION

In connection with our initial public offering, our Board of Directors adopted a non-employee director compensation policy. The policy is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Under the policy, each director who is not an employee will be paid cash compensation from and after the completion of our initial public offering, as set forth below:

Annual Retainer
Board of Directors:
Members	$40,000
Additional retainer for non-executive chair	$30,000
Audit Committee:
Members (other than chair)	$10,000
Retainer for chair	$20,000
Compensation Committee:
Members (other than chair)	$7,500
Retainer for chair	$15,000
Nominating and Corporate Governance Committee:
Members (other than chair)	$5,000
Retainer for chair	$10,000

In addition, the non-employee director compensation policy approved at the time of the initial public offering provided that, upon initial election to our Board of Directors, each non-employee director will be granted an option to purchase such number of ordinary shares equal to $900,000 in fair value on the date of grant using a Black-Scholes option pricing model, or the Initial Grant. The Initial Grant will vest in 36 equal monthly installments over three years from the grant date, subject to continued service as a director through the applicable vesting date. Furthermore, the non-employee director compensation policy approved at the time of the initial public offering provided that, on the date of each annual meeting of shareholders following the completion of our initial public offering, each non-employee director who continues as a non-employee director following such meeting will be granted an option to purchase such number of ordinary shares equal to $523,000 in fair value on the date of grant using a Black-Scholes option pricing model, or the Annual Grant. The Annual Grant will vest in full on the earlier of (i) the first anniversary of the grant date or (ii) our next annual meeting of shareholders, subject to continued service as a director through the applicable vesting date. Such awards are subject to full accelerated vesting upon the sale of the company. The Board of Directors has since revised the amount of the non-employee director Initial Grant and Annual Grant such that, effective 19 May 2022, upon initial election to our Board of Directors, each non-employee director will be granted an option to purchase 96,000 ordinary shares and on the date of each annual meeting of shareholders following the completion of our initial public offering, each non-employee director who continues as a non-employee director following such meeting will be granted an option to purchase 48,000 ordinary shares.

The grant date fair value of all equity awards and all other cash compensation paid by us to any non-employee director in any calendar year for services as a non-employee director shall not exceed $1,000,000.

We will reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending meetings of the board of directors and committees thereof.

DIRECTOR COMPENSATION TABLE

The following table presents the total compensation for each of our non-employee directors who served as a member of our Board of Directors during the fiscal year ended December 31, 2021. Dr. De Rubertis, who is our Chairman of the Board, waived his non-employee director compensation. Dr. Saha, who is our Chief Executive Officer, did not receive any additional compensation for his service as a director. The compensation received by Dr. Saha, as a named executive officer of the Company, is presented in the “2021 Summary Compensation Table” in the “Executive Compensation” section above. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity or non-equity awards to or reimburse any expenses of, any of our non-employee directors in 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	All other Compensation ($)	Total ($)
Francesco De Rubertis, Ph.D.(2)	—	—	—	—	—
Arjun Goyal, M.D., M.Phil, M.B.A.(3)	35,227	—	898,810	—	934,037
Aaron Kantoff(4)	32,163	—	857,921	—	890,084
Brett Zbar, M.D.(5)	33,695	—	898,810	—	932,505
Mary Lynne Hedley, Ph.D.(6)	46,267	—	754,068	—	800,335
Samarth Kulkarni, Ph.D.(7)	46,703	—	754,068	—	800,771
Robert Califf, M.D.(8)	43,889	—	754,068	—	797,957
Carol Stuckley, M.B.A.(9)	37,720	—	1,260,285	—	1,298,005

(1)The amounts reported represent the aggregate grant date fair value of the stock options granted to our non-employee directors during the applicable fiscal year, calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in note 9 of our consolidated financial statements included in our Form 10-K. The amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by our non-employee directors upon the exercise of the awards or any sale of the underlying shares of common stock.

(2)Dr. De Rubertis waived his entitlement to receive equity awards in 2021.

(3)Mr. Goyal joined our Board in January 2021. As of December 31, 2021, Mr. Goyal held options to purchase 64,570 shares of our common stock.

(4)Mr. Kantoff joined our Board in January 2021. As of December 31, 2021, Mr. Kantoff held options to purchase 200,000 shares of our common stock.

(5)Dr. Zbar joined our Board in January 2021. As of December 31, 2021, Dr. Zbar held options to purchase 64,570 shares of our common stock.

(6)Dr. Hedley joined our Board in February 2021. As of December 31, 2021, Dr. Hedley held options to purchase 208,474 shares of our common stock.

(7)Dr. Kulkarni joined our Board in February 2021. As of December 31, 2021, Dr. Kulkarni held options to purchase 208,474 shares of our common stock.

(8)Dr. Califf joined our Board in February 2021. As of December 31, 2021, Dr. Califf held options to purchase 208,474 shares of our common stock.

(9)Ms. Stuckley joined our Board in May 2021. As of December 31, 2021, Ms. Stuckley held options to purchase 208,474 shares of our common stock.

EXECUTIVE OFFICERS OF THE COMPANY

Below is a list of our executive officers and their positions and ages as May 9, 2022. There are no family relationships between any of our executive officers, and there is no arrangement or understanding between any executive officer and any other person pursuant to which the executive officer was selected.

Name	Age	Position(s)
Saurabh Saha, M.D., Ph.D.	45	Chief Executive Officer and Director
Gregory Weinhoff, M.D., M.B.A.	51	Chief Financial Officer
Antoine Yver, M.D., M.Sc.	64	Executive Vice President and Chairman of Development
David Grainger	55	Chief Innovation Officer
Javad Shahidi, MD, MSc	44	Chief Medical Officer
Tia Bush	51	Chief Quality Officer
Thomas Templeman, Ph.D.	62	Chief Technology Officer
David Chao, Ph.D.	54	Chief Administrative Officer
Iqbal Hussain	41	General Counsel and Chief Compliance Officer
Marella Thorell	55	Chief Accounting Officer

Saurabh Saha, M.D., Ph.D. For biographical information regarding Dr. Saha, please refer to “Board of Directors and Corporate Governance”.

Gregory Weinhoff, M.D., M.B.A., has served as our Chief Financial Officer since March 2021. Previously, Dr. Weinhoff served as co-Founder, Chief Financial Officer and Chief Business Officer of Arvelle Therapeutics, B.V. from February 2019 to February 2021. Dr. Weinhoff also served as Chief Financial Officer of Axovant Sciences, Inc. from August 2015 to June 2019. Dr. Weinhoff was employed by Collinson Howe Venture Partners, an investment advisory firm, from 2001 until August 2015 and during that time served as a Member of the General Partners of various CHL Medical Partners affiliated venture capital funds. From 2000 to 2001, he was a senior associate at J. H. Whitney & Co., a private equity firm, where he concentrated on private equity investments in healthcare technology and services companies. Prior to his graduate training, Dr. Weinhoff was a financial analyst in the Healthcare Corporate Finance Group at Morgan Stanley & Co., an investment bank. Dr. Weinhoff received his A.B. in economics from Harvard College, his M.D. from Harvard Medical School and his M.B.A. from Harvard Business School.

Antoine Yver, M.D., M.Sc. has served as our Executive Vice President and Chairman of Development since March 2022, and previously as our Chief Medical Officer since May 2021. In February 2022, Dr. Yver was nominated to the board of directors of Sanofi (EURONEXT: SAN and Nasdaq: SNY). Previously, from April 2016 to April 2021, Dr. Yver served as Executive Vice President & Global Head, R&D Oncology and Chair of the Cancer Enterprise at Daiichi Sankyo Ltd. From 2009 to 2016, Dr. Yver held various positions of increasing responsibility at AstraZeneca PLC including Vice President, Clinical Development, Oncology and Infection, Senior Vice President, Global Medicine Head, Oncology and Global Medicines Development China lead. Earlier, Dr. Yver held various clinical development roles at Schering-Plough Corporation (now Merck & Co.), Johnson & Johnson, Aventis Pharmaceuticals, Inc., Rhône-Poulenc Rorer, Inc, Applied Immune Sciences, Inc, and Chugai-RP. Dr. Yver has played a pivotal role in the development and approvals of 11 different drugs, including Tagrisso®, Lynparza®, and Enhertu®. He led the development of Tagrisso® in 2 years 7 months from first human dose to U.S. approval and its rapid deployment to all other major regions, which was the fastest ever for an anti-cancer drug. Dr. Yver is a pediatric oncologist and holds an M.D. from Université Paris-Saclay and an M.Sc. in Immunology from the Université Paris VI.

David Grainger, Ph.D. has served as our Chief Innovation Officer since October 2021. From February 2015 to September 2021, Dr. Grainger served as General Partner and Chief Scientific Advisor at Medicxi. Since April 2012, Dr. Grainger has served as Chairman of RxCelerate Ltd., and since April 2015, Dr. Grainger has served as Founder and Director of The Foundry (Cambridge) Ltd., trading as The Foundation Institute of 21st Century Medicine (C21Med). Dr. Grainger also serves as a director and consultant advisor to multiple U.S. and U.K. based biotech companies in the Medicxi portfolio. Dr Grainger earned a B.A./M.A. with First Class Honours in Natural Sciences, and a PhD in Biochemistry from the University of Cambridge in 1992.

Javad Shahidi, MD, MSc has served as our Chief Medical Officer since March 2022. Dr. Shahidi brings significant industry experience, most recently as Vice President - Global R&D at Daiichi Sankyo, where he led the development of ENHERTU®, one of the largest development programs in oncology, and served as the Chair of the Joint Leadership Team of the ENHERTU AstraZeneca/Daiichi Sankyo collaboration. Over the past decade, he has had increasing responsibilities in clinical development. Prior to joining Daiichi Sankyo in 2017, Dr. Shahidi was the Global Medical Lead at Eli Lilly and Company, leading the clinical development of ALIMTA® and PORTRAZZA®. Dr. Shahidi received his MD from Beheshti Medical University in Tehran, an MSc in Experimental Medicine from McGill University, and a graduate diploma in clinical research from McGill University.

Tia Bush has served as our Chief Quality Officer since May 2021. From January 1993 to May 2021, Ms. Bush has served in various roles of increasing responsibility at Amgen, Inc., most recently as Chief Quality Officer and Senior Vice President, Global Quality/EHSS. In this role, she lead Amgen’s Global GxP Quality and Environmental, Health, Safety and Sustainability organization with responsibility for developing, maintaining, and continuously improving the quality management and EHSS management system at Amgen. Other roles included Vice President, Amgen Rhode Island Manufacturing Site Operations, Quality Site Head and Vice President, Operations Quality at Juncos, Puerto Rico and Drug Product Quality Executive Director. Ms. Bush earned a B.A. in Biological Sciences and Minor, Chemistry from the University of Southern California in 1992.

Thomas Templeman, Ph.D. has served as our Chief Technology Officer since May 2021. Dr. Templeman has more than 25 years of experience in diagnostic and pharmaceutical manufacturing, biopharmaceutical process development, and implementation of quality systems. Prior to joining Centessa, Dr. Templeman served as SVP Pharmaceutical Operations and Quality and as a member of the Executive Committee of Nuvation Bio from February 2019 to May 2021 where he was responsible for early and late-stage pharmaceutical development, operations and quality for early and clinical developmental candidates and marketed products. From February 2018 to February 2019, Dr. Templeman was an independent consultant. From June 2017 to February 2018, Dr. Templeman served as Senior Vice President, Pharmaceutical Operations and Quality Assurance, at Axovant Sciences. Dr. Templeman has also previously held a number of senior roles, including as Chief Operating Officer at Graybug Vision, Inc. between January 2017 to June 2017, as Senior Vice President of Pharmaceutical Operations and Quality at Medivation, Inc. from September 2015 to December 2016, Vice President of Manufacturing Science and Technology at Hospira, Inc., and Senior Vice President, Integrated Supply Chain at Liquidia Technologies, Inc. Dr. Templeman also held various roles of increasing responsibility within the Centocor Biologics and Ortho Clinical Diagnostics businesses of Johnson & Johnson. Dr. Templeman earned a B.S. in biology from the University of Santa Clara, a Ph.D. in biological sciences from Dartmouth College, and was an NIH Post-doctoral Fellow at Harvard University.

David Chao, Ph.D. has served as our Chief Administrative Officer since April 2021. Previously, Dr. Chao served as the Chief Executive Officer of the Stowers Institute for Medical Research from 2010 to 2020 and the Chief Executive Officer of BioMed Valley Discoveries, Inc. from 2007 to 2009 and 2014 to 2021. From 2004 to 2007, he worked at the Novartis Institutes of BioMedical Research, with the last position of Head, Strategic Alliances Global Operations. From 2012 to 2020, Dr. Chao was a member of the board of directors of the American Century Companies. Dr. Chao was previously a consultant with McKinsey & Company and a founder of Akceli Inc., ANDE Corporation and Nectagen Inc. He received his A.B./A.M. in Biology from Harvard University and his Ph.D. in Biology from MIT.

Iqbal Hussain has served as our General Counsel and Chief Compliance Officer since February 2021 and as our Corporate Secretary since May 2021. Prior to that, Mr. Hussain served as a Partner in the Global Corporate Group at Reed Smith LLP from September 2019 to January 2021, where he led Reed Smith’s Life Sciences corporate practice across EMEA. Before joining Reed Smith, Mr. Hussain held roles at Johnson & Johnson, from February 2014 to August 2019, where he served initially as Senior Counsel and subsequently as Legal Director of Mergers & Acquisitions. Mr. Hussain began his career at Slaughter and May where he advised clients on public and private M&A, from August 2005 until January 2012. Between January 2012 and February 2014, Mr. Hussain was a Senior Associate in the Corporate M&A team at Ropes & Gray LLP. Mr. Hussain received an LLB from the University of Sheffield in 2004 and completed his post graduate legal education at the Oxford Institute of Legal Practice in 2005.

Marella Thorell has served as our Chief Accounting Officer since April 2021 and previously served as Head of Finance since February 2021. Prior to that, Ms. Thorell served as Chief Financial Officer of Palladio Biosciences, Inc. from October 2019 to January 2021, leading Palladio’s finance operations and capital strategy and execution. Ms. Thorell served in various roles at Realm Therapeutics from October 2008 until August 2019, ultimately serving as Chief Financial Officer, Chief Operating Officer and Executive Director of Realm Therapeutics (Nasdaq: RLM). In this role, she led accounting and financial reporting operations and helped transition Realm’s focus to drug development following a strategic overhaul and was responsible for divesting domestic and international operating businesses and in-licensing and out-licensing assets. Earlier in her career Ms. Thorell worked for Campbell Soup Company (NYSE: CPB) in finance and operational roles of increasing responsibility and at Ernst & Young, LLP where she earned a CPA. Ms. Thorell serves on the boards of Essa Pharm (Nasdaq: EPIX) and Vallon Pharmaceuticals (Nasdaq: VLON), serving as Chair of the Audit Committee at Vallon. Ms. Thorell earned a B.S. in Business from Lehigh University, magna cum laude.

NAMED EXECUTIVE OFFICER COMPENSATION

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2021 to our Chief Executive Officer and our two next most highly compensated executive officers, each of whom earned more than $100,000 during the fiscal year ended December 31, 2021, and was serving as an executive officer as of such date. Centessa Pharmaceuticals plc was newly-formed as a holding company and did not have any operations in 2020, as a result we did not have any named executive officers in 2020 and we do not have compensation information to include in the table below for the fiscal year ended December 31, 2020. Our named executive officers, or the NEOs for 2021 who appear in the Summary Compensation Table are:

•Saurabh Saha, our Chief Executive Officer;

•Gregory Weinhoff, our Chief Financial Officer; and

•Antoine Yver, our Executive Vice President and Chairman of Development.

2021 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(4)	Stock Awards ($)(5)	Option Awards ($)(6)	Non-Equity Plan Compensation ($)	All Other Compensation ($)(7)	Total ($)
Saurabh Saha, M.D., Ph.D.(1) Chief Executive Officer	2021	572,581	414,630	—	15,081,376	—	—	16,068,587
	2020	—	—	—	—	—	—	—
Gregory Weinhoff, M.D., M.B.A(2) Chief Financial Officer	2021	375,000	150,904	—	3,506,104	—	11,600	4,043,608
	2020	—	—	—	—	—	—	—
Antoine Yver, M.D., M.Sc.(3) Executive Vice President and Chairman of Development	2021	312,500	125,479	16,677,940	—	—	11,600	17,127,519
	2020	—	—	—	—	—	—	—

(1)Dr. Saha commenced employment with us on January 18, 2021. His annual base salary for 2021 was $600,000.

(2)Dr. Weinhoff commenced employment with us on March 1, 2021. His annual base salary for 2021 was $450,000.

(3)Dr. Yver commenced employment with us on May 17, 2021. His annual base salary for 2021 was $500,000.

(4)The amounts reported represent discretionary bonuses earned by our named executive officers during the fiscal year ended December 31, 2021 based upon their achievement of goals as determined by the Compensation Committee. Dr. Saha’s bonus also includes a one-time signing bonus of $100,000 paid pursuant to the terms of his employment agreement.

(5)The amount reported represent the aggregate grant date fair value of the restricted stock awards granted to Dr. Yver during the applicable fiscal year, calculated in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the restricted stock award reported in this column are set forth in note 9 of our consolidated financial statements included in our Form 10-K. The amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by our named executive officer upon the vesting of the awards or any sale of the underlying shares of common stock.

(6)The amounts reported represent the aggregate grant date fair value of the stock options granted to our named executive officers during the applicable fiscal year, calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in note 9 of our consolidated financial statements included in our Form 10-K. The amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by our named executive officers upon the exercise of the awards or any sale of the underlying shares of common stock.

(7)The amounts reported represents the Company’s portion of the executive’s 401(k) plan account contributions.

Narrative to 2021 Summary Compensation Table

Base Salaries

The annual base salaries for Dr. Saha, Dr. Weinhoff and Dr. Yver for the year ended December 31, 2021 were $600,000, $450,000 and $500,000, respectively. Dr. Saha, Dr. Weinhoff and Dr. Yver commenced employment with the Company on January 18, 2021, March 1, 2021 and May 17, 2021, respectively, and their annual base salaries were pro-rated accordingly for the 2021 fiscal year. Additionally, our Compensation Committee reviews the base salaries of our executive officers, including our named executive officers, from time to time and makes adjustments (or, in the case of our Chief Executive Officer, may recommend adjustments for approval by the Board of Directors) as it determines to be reasonable and necessary to reflect the scope of the executive officer’s performance, contributions, responsibilities, experience, prior salary level, position (in the case of a promotion) and market conditions, including base salary amounts relative to similarly situated executive officers at peer group companies.

Bonuses

In June 2021, the Board of Directors adopted the Company’s Senior Executive Cash Incentive Bonus Plan (the “Incentive Plan”), which applies to certain key executives, including the named executive officers, that are selected by the Compensation Committee. The Incentive Plan provides for bonus payments based upon the attainment of performance objectives established by the Compensation Committee and related to individual and financial and operational metrics with respect to the Company or any of its subsidiaries. In 2021, as the year of inception of Centessa’s operations, our Board of Directors considered certain goals in determining annual bonuses, including: establishment of high performance teams, infrastructure and corporate governance framework; successful completion of an initial public offering to finance operations, and advancement of individual program development goals. The cash bonuses for each named executive officer was prorated for the fiscal year 2021 based on the number of days he was employed during the fiscal year. For the fiscal year ended December 31, 2021, the target annual bonuses for Dr. Saha, Dr. Weinhoff and Dr. Yver were 55%, 40% and 40%, respectively, of the applicable named executive officer’s annual base salary, prorated, as applicable, based on their commencement date.

For the fiscal year ended December 31, 2021, the Compensation Committee, at their discretion, determined that bonuses would be paid at 100% of prorated target based on NEOs’ performance and achievement of objectives.

In connection with the commencement of his employment with us, Dr. Saha received a one-time signing bonus of $100,000.

Equity Compensation

We have generally granted stock options to our employees, including our named executive officers, in connection with their initial employment with us. Prior to our initial public offering in June 2021, we also granted certain employees shares of restricted stock. Since June 2021, our equity award grant policy also contemplates the grant of stock options to existing employees, including our named executive officers, in connection with annual performance grants. During the fiscal year ended December 31, 2021, we granted restricted stock awards to Dr. Yver and a stock option award to Dr. Saha and Dr. Weinhoff, as described in more detail in the “Outstanding Equity Awards at Fiscal 2021 Year-End” table.

Perquisites or Personal Benefits

Perquisites or other personal benefits are not a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our executive officers, including our named executive officers.

401(k) Plan

We maintain a tax-qualified retirement plan (the 401(k) Plan) that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Plan participants are able to defer eligible compensation subject to applicable annual Internal Revenue Code limits. We provide matching contributions under the 401(k) Plan up to the IRS limits. In 2021, we provided a matching contribution of 4% of compensation to plan participants. The 401(k) Plan is intended to be qualified under Section 401(a) of the Internal Revenue Code with the 401(k) Plan’s related trust intended to be tax exempt under Section 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan.

Executive Employment Arrangements

We have entered into an offer letter with each of the named executive officers in connection with the commencement of their employment with us, which set forth the terms and conditions of their employment. Each named executive officer has also entered into our standard proprietary information and inventions agreement.

Saurabh Saha. On November 19, 2020 (as amended on December 2, 2020), we entered into an offer letter with Dr. Saha, or the Saha Offer Letter, our Chief Executive Officer, pursuant to which Dr. Saha was entitled to a base salary of $600,000 and eligible to earn a target annual bonus of forty-five percent (45%) of his base salary (prorated for 2021 only). Following a review by the Compensation Committee ahead of the Company’s IPO, and in accordance with the recommendations made by compensation advisors appointed by the Compensation Committee, the Compensation Committee retroactively increased Dr. Saha’s target 2021 annual bonus to fifty-five percent (55%) of his base salary. The Saha Offer Letter also provided Dr. Saha with a one-time sign-on bonus of $100,000. He is also eligible to participate in the employee benefit plans available to our full-time U.S. employees, subject to the terms of those plans. In the event of a change in control (as such term is defined in the Saha Offer Letter) and provided Dr. Saha has remained in continued service through the date of such change in control, one hundred percent (100%) of the unvested portion of all of his time-based vesting equity grants will immediately vest.

Pursuant to the Saha Offer Letter, in the event Dr. Saha’s employment was terminated by us without cause or Dr. Saha resigned for good reason, each a Qualifying Termination, subject to the execution and effectiveness of a general release of claims, he would be entitled to receive (i) 12 months of base salary, (ii) payment of the employer portion of COBRA premiums until the earliest of (A) the first anniversary of his date of termination, (B) the expiration of his eligibility for the continuation coverage under COBRA or (C) the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment, and (iii) if such Qualifying Termination occurs within the fifteen-month period following his start date, or the Initial Service Period, the unvested portion of the Saha Equity as of the date of such Qualifying Termination Award that would have vested had he been in continuous service through the last day of the Initial Service Period would immediately vest.

On March 29, 2022, we entered into an employment agreement with Dr. Saha (the “Saha Employment Agreement”) to amend and restate the Saha Offer Letter, effective March 30, 2022, pursuant to which Dr. Saha is entitled to a base salary of $621,000 and eligible to earn a target annual bonus of fifty-five percent (55%) of his base salary. The Saha Employment Agreement provides that if we terminate Dr. Saha’s employment outside of the one year period following a sale event (as defined in the Centessa Pharmaceuticals plc 2021 Stock Option and Incentive Plan, or the 2021 Plan) other than for cause, death or disability, Dr. Saha will receive the following: (i) 12 months’ salary continuation; and (ii) payment of the employer portion of COBRA premiums until the earliest of (A) the first anniversary of his date of termination, (B) the expiration of his eligibility for the continuation coverage under COBRA or (C) the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment.  The Saha Employment Agreement provides that if Dr. Saha’s employment is terminated by us other than for cause, death or disability or by Dr. Saha with good reason within the one year period following a sale event, Dr. Saha will receive the following: (i) a lump sum payment equal to the sum of (A) 18 months of his base salary and (B) 150% of his target bonus; (ii) 100% acceleration of equity awards granted on or after February 1, 2022 that are subject solely to time-based vesting (awards granted prior to February 1, 2022 will continue in accordance with their terms); and (iii) payment of the employer portion of COBRA premiums until the earliest of (A) the 18-month anniversary of his date of termination, (B) the expiration of his eligibility for the continuation coverage under COBRA or (C) the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment. In addition, the Saha Employment Agreement provides that if any payments or benefits received by Dr. Saha or otherwise would constitute “parachute payments” within the meaning of Section 280G of the Code and be subject to excise taxes imposed by Section 4999 of the Code, such amount will either be delivered in full or reduced so as not to be subject to excise taxation, whichever amount is higher.

Gregory Weinhoff. On February 27, 2021, we entered into an offer letter with Dr. Weinhoff, or the Weinhoff Offer Letter, our Chief Financial Officer, pursuant to which Dr. Weinhoff was entitled to a base salary of $450,000 and eligible to earn a target annual bonus of forty percent (40%) of his base salary (prorated for 2021 only). He is also eligible to participate in the employee benefit plans available to our full-time U.S. employees, subject to the terms of those plans. In the event of a change in control (as such term is defined in the Weinhoff Offer Letter) and provided Dr. Weinhoff had remained in continued service through the date of such change in control, one hundred percent (100%) of the unvested portion of all of his equity grants would immediately vest.

Pursuant to the Weinhoff Offer Letter, in the event Dr. Weinhoff’s employment was terminated by us without cause or Dr. Weinhoff resigned for good reason, each a Qualifying Termination, subject to the execution and effectiveness of a general release of claims, he would be entitled to receive (i) 12 months of base salary, and (ii) payment of the employer portion of COBRA premiums until the earliest of (A) the first anniversary of his date of termination, (B) the expiration of his eligibility for the continuation coverage under COBRA or (C) the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment.

On March 29, 2022, we entered into an employment agreement with Dr. Weinhoff (the “Weinhoff Employment Agreement”) to amend and restate the Weinhoff Offer Letter, effective March 30, 2022, pursuant to which Dr. Weinhoff is entitled to a base salary of $465,750 and eligible to earn a target annual bonus of forty percent (40%) of his base salary. The Weinhoff Employment Agreement provides that if we terminate Dr. Weinhoff’s employment outside of the one year period following a sale event other than for cause, death or disability, Dr. Weinhoff will receive the following: (i) 12 months’ salary continuation; and (ii) payment of the employer portion of COBRA premiums until the earliest of (A) the first anniversary of his date of termination, (B) the expiration of his eligibility for the continuation coverage under COBRA or (C) the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment. The Weinhoff Employment Agreement provides that if Dr. Weinhoff’s employment is terminated by us other than for cause, death or disability or by Dr. Weinhoff with good reason within the one year period following a sale event, Dr. Weinhoff will receive the following: (i) a lump sum payment equal to the sum of (A) 12 months of his base salary and (B) 100% of his target bonus; (ii) 100% acceleration of equity awards granted on or after February 1, 2022 that are subject solely to time-based vesting (awards granted prior to February 1, 2022 will continue in accordance with their terms); and (iii) payment of the employer portion of COBRA premiums until the earliest of (A) the 12-month anniversary of his date of termination, (B) the expiration of his eligibility for the continuation coverage under COBRA or (C) the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment. In addition, the Weinhoff Employment Agreement provides that if any payments or benefits received by Dr. Weinhoff or otherwise would constitute “parachute payments” within the meaning of Section 280G of the Code and be subject to excise taxes imposed by Section 4999 of the Code, such amount will either be delivered in full or reduced so as not to be subject to excise taxation, whichever amount is higher.

Antoine Yver M.D., M.Sc. On April 16, 2021, we entered into an offer letter with Dr. Yver, or the Yver Offer Letter, our Executive Vice President and Chairman of Development and previously, our Chief Medical Officer, pursuant to which Dr. Yver was entitled to a base salary of $500,000 and eligible to earn a target annual bonus of forty percent (40%) of his base salary (prorated for 2021 only). He was also eligible to participate in the employee benefit plans available to our full-time U.S. employees, subject to the terms of those plans. In the event of a change in control (as such term is defined in the Yver Offer Letter) and provided Dr. Yver has remained in continued service through the date of such change in control, one hundred percent (100%) of the unvested portion of all of his equity grants would immediately vest. In addition, subject to Dr. Yver remaining an employee of the Company for a minimum period of five (5) years from his start date, upon his retirement after such period, he would be entitled to retain any and all options granted to him and such options would continue to vest over the remaining vesting period; provided Dr. Yver (i) continues to be an advisor to the Company, the CEO and to the board of directors during such period, (ii) complies with the terms of his restrictive covenants, and (ii) does not undertake any engagement with any entity that is a competitor to the business of the Company and its affiliates until the end of such vesting period (the “Vesting of Equity Post-Retirement Provision”).

Pursuant to the Yver Offer Letter, in the event Dr. Yver’s employment is terminated by us without cause or Dr. Yver resigns for good reason, each a Qualifying Termination, subject to the execution and effectiveness of a general release of claims, he will be entitled to receive (i) 12 months of base salary, and (ii) payment of the employer portion of COBRA premiums until the earliest of (A) the first anniversary of his date of termination, (B) the expiration of his eligibility for the continuation coverage under COBRA or (C) the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment. On March 30, 2022, we entered into an employment agreement with Dr. Yver (the “Yver Employment Agreement”) to amend and restate the Yver Offer Letter, effective March 30, 2022, pursuant to which Dr. Yver is entitled to a base salary of $517,500 and eligible to earn a target annual bonus of forty percent (40%) of his base salary. The Yver Employment Agreement provides that if we terminate Dr. Yver’s employment outside of the one year period following a sale event other than for cause, death or disability, Dr. Yver will receive the following: (i) 12 months’ salary continuation; and (ii) payment of the employer portion of COBRA premiums until the earliest of (A) the first anniversary of his date of termination, (B) the expiration of his eligibility for the continuation coverage under COBRA or (C) the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment. The Yver Employment Agreement provides that if Dr. Yver’s employment is terminated by us other than for cause, death or disability or by Dr. Yver with good reason within the one year period following a sale event, Dr. Yver will receive the following: (i) a lump sum payment equal to the sum of (A) 12 months of his base salary and (B) 100% of his target bonus; (ii) 100% acceleration of equity awards granted on or after February 1, 2022 that are subject solely to time-based vesting (awards granted prior to February 1, 2022 will continue in accordance with their terms); and (iii) payment of the employer portion of COBRA premiums until the earliest of (A) the 12-month anniversary of his date of termination, (B) the expiration of his eligibility for the continuation coverage under COBRA or (C) the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment.. The Yver Employment Agreement also contains the same Vesting of Equity Post-Retirement Provision as his prior offer letter. In addition, the Yver Employment Agreement provides that if any payments or benefits received by Dr. Yver or otherwise would constitute “parachute payments” within the meaning of Section 280G of the Code and be subject to excise taxes imposed by Section 4999 of the Code, such amount will either be delivered in full or reduced so as not to be subject to excise taxation, whichever amount is higher.

Executive Severance Plan

For the portion of 2021 prior to June 2021, our executives had the severance protection described above in their employment agreements that were in effect at such time. In June 2021, our Board of Directors adopted an Executive Severance Plan, or the Severance Plan, in which our named executive officers, and certain other executives, participated. The benefits provided in the Severance Plan replaced any severance for which our named executive officers may have been eligible under their existing offer letters or other agreements or arrangements entered into prior to June 2021. The severance terms outlined in the employment agreements entered into with Dr. Saha, Dr. Weinhoff and Dr. Yver in March 2022, however, supersede the terms outlined in the Severance Plan for these named executive officers as of the effective date of such employment agreements (as further described above).

The Severance Plan provides that upon a termination by us for any reason other than for “cause,” as defined in the Severance Plan, death or “disability,” as defined in the Severance Plan, or resignation for “good reason”, as defined in the Severance Plan, in each case outside of the change in control period (i.e., the period of one year after a “change in control,” as defined in the Severance Plan), an eligible participant will be entitled to receive, subject to the execution and delivery of an effective release of claims in favor of the Company and continued compliance with all applicable restrictive covenants, (i) 12 months of “base salary” (i.e., the higher of the annual base salary in effect immediately prior to the date of termination or the annual base salary in effect for the year immediately prior to the year in which the date of termination occurs) for our Chief Executive Officer, 9 months for Tier 2 officers (which is determined by the plan administrator and includes the named executive officers other than the Chief Executive Officer) and 6 months for Tier 3 officers (which is determined by the plan administrator) and (ii) an amount equal to the monthly employer contribution, based on the premiums as of the date of termination, that we would have made to provide health insurance for the named executive officer if he had remained employed by us for up to 12 months for our Chief Executive Officer, 9 months for Tier 2 officers and 6 months for Tier 3 officers. The payments under (i) and (ii) will be paid in substantially equal installments in accordance with our payroll practice over 12 months for our Chief Executive Officer, 9 months for Tier 2 officers and 6 months for Tier 3 officers.

The Severance Plan also provides that upon a (A) termination by us other than for cause, death or disability or (B) resignation for good reason, in each case within the change in control period, an eligible participant will be entitled to receive, in lieu of the payments and benefits above and subject to the execution and delivery of an effective release of claims in favor of the Company and continued compliance with all applicable restrictive covenants, (I) a lump sum amount equal to 150% of the base salary and 150% of the target annual bonus in effect immediately prior to the date of termination (or immediately prior to the change in control, if higher) for our Chief Executive Officer, 100% of the base salary and 100% of the target annual bonus in effect immediately prior to the date of termination (or immediately prior to the change in control, if higher) for our Tier 2 officers and 75% of the base salary for our Tier 3 officers, (II) a lump sum amount equal to the eligible participant’s annual target bonus in effect immediately prior to such termination, pro-rated for the number of days of service provided by the participant during the year of the termination, (III) a lump sum amount equal to the monthly employer contribution, based on the premiums as of the date of termination, that we would have made to provide health insurance for the participant if the applicable named executive officer had remained employed by us for 18 months for our Chief Executive Officer, 12 months for our Tier 2 officers and 9 months for our Tier 3 officers, and (IV) for all outstanding and unvested equity awards of the Company that are subject to time-based vesting held by the participant, full accelerated vesting of such awards; provided, that the performance conditions applicable to any outstanding and unvested equity awards subject to performance-based vesting will be deemed satisfied at the target level specified in the terms of the applicable award agreement.

The payments and benefits provided under the Severance Plan in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Code. These payments and benefits may also subject an eligible participant, including the named executive officers, to an excise tax under Section 4999 of the Code. If the payments or benefits payable in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to the participant.

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to outstanding equity awards of our Named Executive Officers as of December 31, 2021. The market value of the shares in the following table is the fair value of such shares at December 31, 2021.

	Option Awards(1)							Stock Awards(1)
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Saurabh Saha, M.D., Ph.D. Chief Executive Officer	1/18/2021	—	4,169,485	(3)	—	$ 5.84	02/19/2031	—		—
Gregory Weinhoff, M.D., M.B.A Chief Financial Officer	3/1/2021	—	958,981	(3)	—	$ 5.84	03/04/2031	—		—
Antoine Yver, M.D., M.Sc., Executive Vice President and Chairman of Development	N/A	—	—		—	—	—	833,897	(4)	9,389,680

(1)Each equity award was granted under the Company’s 2021 Stock Option and Grant Plan, or the 2021 Plan.

(2)Represents the fair market value of shares as of December 31, 2021 based upon the closing market price of our common stock on December 31, 2021, the last trading day of 2021, of $11.26 per share.

(3)The shares underlying these options vest as follows: 25% on the one year anniversary of the vesting commencement date, and the remaining 75% vest in 36 equal monthly installments on the first day of each month thereafter, in each case subject to the applicable named executive officer’s continued service through the applicable vesting date. In addition, the shares underlying these options are subject to the potential acceleration provisions described above under section ‘Executive Employment Arrangements’. A portion of the shares underlying options held by Dr. Weinhoff are held by the Gregory Weinhoff 2017 Trust, a spousal lifetime access trust.

(4)The restricted shares vest as follows: 25% vest on May 17, 2022, 75% vest in equal monthly installments beginning on June 1, 2022 with the final installment vesting on May 1, 2025, in each case subject to the continued service through the applicable vesting date. In addition, the shares are subject to the potential acceleration provisions described above under section ‘Executive Employment Arrangements’.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the accounting and financial reporting processes of Centessa Pharmaceuticals plc (the “Company”) and the audits of the Company’s financial statements, evaluates auditor performance, manages relations with the Company’s independent registered public accounting firm and evaluates policies and procedures relating to internal control systems. The Audit Committee operates under a written Audit Committee charter that has been adopted by the Board of Directors of the Company (the “Board”). All members of the Audit Committee currently meet the independence and qualification standards for Audit Committee membership set forth in the listing standards provided by Nasdaq and the U.S. Securities and Exchange Commission (“SEC”), and the Board has determined that Carol Stuckley, M.B.A. is an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K.

The Audit Committee members are not professional accountants or auditors. The members’ functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Annual Report on Form 10-K for the financial year ended December 31, 2021. This review included a discussion of the quality and the acceptability of the Company’s financial reporting, including the nature and extent of disclosures in the financial statements and the accompanying notes. The Audit Committee also reviewed the Company’s progress in mitigating the material weaknesses in internal controls over financial reporting identified and disclosed in the Company’s final prospectus for our initial public offering dated June 2, 2021 and in our 10-Qs, which were remediated as of December 31, 2021.

The Audit Committee also reviewed with KPMG LLP (“KPMG US”) , our independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees, and SEC Regulation S-X Rule 207, Communication with Audit Committees.

The Audit Committee has received the written disclosures and the letter from KPMG US required by the applicable requirements of the PCAOB regarding communications with the audit committee concerning independence. The Audit Committee has discussed with KPMG US its independence from management and the Company.

In addition to the matters specified above, the Audit Committee discussed with KPMG US the overall scope, plans and estimated costs of their audit. The Committee met with KPMG US periodically, with and without management present, to discuss the results of KPMG US’s examinations, the overall quality of the Company’s financial reporting and KPMG US’s reviews of the quarterly financial statements, and drafts of the quarterly and annual reports.

In reliance on the reviews and discussions referred to above, and subject to the limitations of the Audit Committee’s role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board that the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the financial year ended December 31, 2021.

The Audit Committee of the Board
Carol Stuckley, M.B.A., Chairperson Arjun Goyal, M.D., M.Phil., M.B.A. Mary Lynne Hedley, Ph.D

The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

DELIVERY OF PROXY MATERIALS

Our Annual Report on Form 10-K for the financial year ended December 31, 2021 (the “Annual Report”) accompanies this proxy statement. Copies of our Annual Report and the exhibits thereto are available from the Company without charge upon written request of a shareholder. Copies of these materials are also available online through the SEC at www.sec.gov. The Company may satisfy SEC rules regarding delivery of proxy materials, including this proxy statement and our Annual Report, by delivering a single set of proxy materials to an address shared by two or more Company shareholders or ADS holders, a practice known as “householding.” This delivery method can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company may deliver only a single set of proxy materials to multiple shareholders or ADS holders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another shareholder or ADS holder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a shareholder or ADS holders at a shared address to which a single copy of the proxy materials was delivered. If you are an ordinary shareholder of record and prefer to receive separate copies of proxy materials either now or in the future, please contact Iqbal Hussain, Company Secretary, Centessa Pharmaceuticals plc, 3rd Floor, 1 Ashley Road, Altrincham, Cheshire WA14 2DT, United Kingdom or by telephone at +44 20 3920 6789, extension 9999. If you hold ADSs and you prefer to receive separate copies of proxy materials either now or in the future, please contact the Depositary, your brokerage firm or bank, as applicable.

EACH SHAREHOLDER IS URGED TO COMPLETE, DATE, SIGN
AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY.

EACH ADS HOLDER IS URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN
THE ADS PROXY CARD TO CITIBANK, N.A., THE DEPOSITARY FOR THE ADSS.

ADDITIONAL INFORMATION

U.K. Statutory Annual Accounts and Reports of the Board of Directors and Auditors of Centessa Pharmaceuticals plc for the financial year ended December 31, 2021

Consistent with its obligations under the U.K. Companies Act 2006, our Board of Directors will present at the AGM our U.K. statutory annual accounts and reports for the financial year ended December 31, 2021, which have been approved by and, where appropriate, signed on behalf of our Board of Directors and will be delivered to the Registrar of Companies in the United Kingdom following the AGM. A copy of our U.K. statutory directors’ remuneration report, including the annual report on remuneration, is included as Annex A to this proxy statement. A complete copy of our U.K. statutory annual accounts and reports, including the statutory Board of Directors report, strategic report, and auditor’s report on our U.K. accounts will be sent separately to you no less than 21 days prior to the AGM. You will be provided an opportunity to raise questions in relation to such accounts and reports at the AGM. Full accounts and reports will be available for inspection prior to and during the AGM.

Shareholders’ Rights to Call a General Meeting

Our shareholders have the right to call a meeting of our shareholders. The U.K. Companies Act 2006 generally requires the directors to call a general meeting once we have received requests to do so from shareholders representing at least 5% of our paid-up shares entitled to vote at a general meeting. The U.K. Companies Act 2006 generally prohibits shareholders of a U.K. public limited company from passing written resolutions. However, significant shareholders would, in any case, still have the power to call a general meeting and propose resolutions. These provisions are mandatory under the U.K. Companies Act 2006 and cannot be waived by our shareholders.

Shareholder Proposals for 2023 Annual General Meeting

Pursuant to Rule 14a-8 under the Exchange Act, in order to be considered for inclusion in our proxy statement for our 2023 annual general meeting of shareholders, shareholder proposals must be received by the Company at the Office of the Company Secretary, 3rd Floor, 1 Ashley Road, Altrincham, Cheshire WA14 2DT, United Kingdom no later than 120 days before the anniversary of the date on which we sent our proxy materials for the AGM, or January 23, 2023. However, if the date of such annual general meeting is more than 30 calendar days from the date of the anniversary of the AGM, then the notice must be received by our Company Secretary a reasonable time before we begin to print and send our proxy materials.

If a shareholder wishes to present a proposal at an annual general meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, such shareholder proposal must be received by the Company at the Office of the Company Secretary, 3rd Floor, 1 Ashley Road, Altrincham, Cheshire WA14 2DT, United Kingdom no later than 45 days before the anniversary of the date on which the Company first mailed its proxy materials for the prior year’s annual general meeting. To comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than May 1, 2023. However, if the date of the annual general meeting is changed by more than 30 calendar days from the date of the anniversary of the prior year’s annual general meeting, the notice must be received by our Company Secretary within a reasonable time before we begin to print and send our proxy materials with respect to such annual general meeting. If a shareholder does not timely provide notice as described above, proxies solicited on behalf of our management for such annual general meeting will confer discretionary authority to vote with respect to any such matter, as permitted by the proxy rules of the SEC.

Under section 338 of the U.K. Companies Act 2006, shareholders representing at least 5% of holders entitled to vote on a resolution at an annual general meeting may require the Company to include such resolution in its notice of an annual general meeting. Provided the applicable thresholds are met, notice of the resolution must be received by the Company at the Office of the Company Secretary, 3rd Floor, 1 Ashley Road, Altrincham, Cheshire WA14 2DT, United Kingdom at least six weeks prior to the date of the annual general meeting, or, if later, at the time notice of the annual general meeting is delivered to shareholders.

Shareholder Rights

Under section 527 of the U.K. Companies Act 2006, members meeting the threshold requirement set out in that section have the right to require us to publish on a website a statement setting out any matter relating to: (i) the audit of our accounts (including the auditor’s report and the conduct of the audit) that are to be laid before the AGM; or (ii) any circumstance connected with our auditor ceasing to hold office since the previous meeting at which annual accounts or reports were laid in accordance with section 437 of the U.K. Companies Act 2006. We may not require the shareholders requesting any such website publication to pay our expenses in complying with sections 527 or 528 of the U.K. Companies Act 2006. Where we are required to place a statement on a website under section 527 of the U.K. Companies Act 2006, we must forward the statement to our auditor not later than the time when we make the statement available on the website. The business which must be dealt with at the AGM includes any statement that we have been required, under section 527 of the U.K. Companies Act 2006, to publish on a website.

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single set of proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are our shareholders will be “householding” the proxy materials. A single set of proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials, please notify your broker or us. Direct your written request to Centessa Pharmaceuticals plc, 3rd Floor, 1 Ashley Road, Altrincham, Cheshire, WA14 2DT, United Kingdom, Attn: Iqbal Hussain, Company Secretary. Shareholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Questions?

If you have any questions or need more information about the AGM please write to us at:

Iqbal Hussain
Company Secretary
Centessa Pharmaceuticals plc
3rd Floor
1 Ashley Road
Altrincham
Cheshire WA14 2DT
United Kingdom

ANNEX A

DIRECTORS’ REMUNERATION REPORT

CENTESSA PHARMACEUTICALS PLC DIRECTORS’ REMUNERATION REPORT
FOR THE PERIOD ENDED 31 DECEMBER 2021

ANNUAL STATEMENT FROM THE CHAIR OF THE COMPENSATION COMMITTEE

Dear Shareholder,

As the Chair of the Compensation Committee (the “Committee”), I am pleased to present, on behalf of the board of directors (the “Board”) of Centessa Pharmaceuticals plc (the “Company” or “Centessa”), the Directors’ Remuneration Report for the period ended 31 December 2021 (the “Remuneration Report”), which is the Company’s first such report following its initial public offering (“IPO”) of ordinary shares through the sale and issuance of American Depositary Shares (“ADSs”) on the NASDAQ Stock Market in May 2021.

The Company’s Remuneration Report, will be subject to an advisory vote, and the Directors’ Remuneration Policy (the “Remuneration Policy”) will be subject to a binding vote, at the forthcoming Annual General Meeting on 30 June 2022 (the “AGM”).

Introduction

While Centessa was formed in October 2020, our first employees were hired in January 2021. In January 2021, Centessa completed the acquisition of 11 biotechnology companies, closed a Series A financing and commenced active operations. During 2021, we established a broad range of remuneration programs and policies designed to attract and retain a high calibre team, and appropriately position the Company as a global, public pharmaceutical company.

As we move into 2022 and beyond, the Committee’s role will be to ensure that directors and senior executives are appropriately compensated and incentivised to deliver value in a long-term and sustainable manner to shareholders. The Committee will seek to accomplish this by ensuring remuneration programs are grounded in market practice, appropriately balance fixed and variable components of remuneration, are effective at driving proper executive behaviours, and clearly link pay and performance. Key considerations guiding our Remuneration Policy are discussed further on within the Directors’ Remuneration Report.

Pay for Performance

We believe that a significant portion of remuneration of our Executive Directors should be based on achieving objectives designed to create inherent value in the Company, and ultimately on achieving value creation for our shareholders. In line with this belief, the compensation of our Executive Director includes both short and long-term incentives based on strategic goals. On the same basis, our Non-Executive Director receives equity incentives designed to reward long-term value creation for our shareholders.

The Global Marketplace for Talent

Centessa is a global clinical-stage pharmaceutical company with operations in the United States (“US”) and Europe. Given that our Chief Executive Officer (“CEO”) (currently our sole Executive Director) and most Non-Executive Directors are US-based and that the market for experienced directors and pharmaceutical executive talent, particularly in the US, is very competitive, the Committee references the US market as the leading indicator for remuneration levels and practices. Doing so will help attract and retain directors and motivate the superior executive talent needed to successfully manage the Company’s complex global operations. Being consistent in this market view of the US as the primary benchmark for remuneration practices for our Executive and Non-Executive Directors is key for the Company as it builds its global operations in a manner designed to deliver sustainable long-term shareholder value.

It can be difficult for Centessa, as a global company with operations in various global regions, to have remuneration arrangements that satisfy all local requirements and market demands. As the Company is a UK public limited company, in taking any actions, the Committee is mindful of the general UK compensation framework, including investor bodies’ guidance, and the UK Corporate Governance Code, and has considered these when determining the remuneration programs and policies where it believes they best serve the long-term interests of shareholders.

Remuneration Program Highlights

During the period, we undertook a number of activities to establish a broad range of remuneration programs and policies to appropriately position the Company as a global pharmaceutical company, including:

•Approved terms of the Executive Director employment contract;

•Established an equity incentive plan for employees (including the Executive Director) and Non-Executive Directors;

•Awarded the Executive Director and Non-Executive Directors, and other employees and certain key consultants market value share options under the equity incentive plan;

•Conducted a benchmarking review covering the Executive and Non-Executive Directors in connection with the IPO and established the Senior Executive Cash Bonus Plan and Non-Executive Director Compensation Policy;

•Considered, reviewed and approved the objectives for the annual bonus for the financial year; and

•Assessed performance for the financial year and recommended to the Board the level of bonus to be paid to the Executive Director, as discussed below.

2021 Bonus Outcome

The CEO was eligible to receive a target bonus of 55% of his salary for 2021, pro-rated based on his employment date. In 2021, as the year of inception of the Company’s operations, the goals for the CEO’s annual bonus included: establishment of high performance teams, infrastructure and corporate governance framework; successful completion of the IPO to finance operations, and advancement of individual program development goals. The Committee, at its discretion, awarded a bonus payout at 100% of target based performance and achievement of objectives. The Committee is satisfied that the overall bonus outcome is appropriate.

2022 Policy

The Remuneration Policy is being put to shareholders for a binding vote at the AGM. The Committee believes that the Remuneration Policy provides a remuneration framework that is both appropriately aligned with shareholder interests and that will sufficiently incentivise directors to drive Company performance.

Conclusion

The Committee believes the proposals put forth in this report will properly motivate our directors to deliver sustainable shareholder value over the long-term and do so in a responsible manner.

I hope that you find the information in this report helpful and I look forward to your support at the Company’s AGM.

Yours sincerely,

Brett Zbar
Chair of the Compensation Committee
16 May 2022

Directors’ Remuneration Policy

This part of the Directors’ Remuneration Report sets out the Company’s Directors’ Remuneration Policy (the “Policy”) and has been prepared in accordance with the Large and Medium-sized Companies and Groups (Accounts and Reports) (Amendment) Regulations 2013, the Companies (Miscellaneous Reporting) Regulations 2018, and the Companies Directors’ Remuneration Policy and Directors’ Remuneration Report) Regulations 2019. The Policy will be put forward for approval by shareholders in a binding vote at the forthcoming AGM on 30 June 2022. If approved, the Policy shall take binding effect from that date of approval and apply for a maximum period of three years (or until a revised policy is approved by shareholders).

Key considerations when determining the Policy

The Committee designed the Policy with a number of specific objectives in mind. The Policy should serve to:

•ensure the attraction and retention of key management personnel;

•ensure the motivation of management to achieve the Company’s corporate goals and strategies;

•be competitive against appropriate market benchmarks (being predominantly the US biotech sector) and have a strong link to performance, providing the ability to earn above-market rewards for strong performance;

•create a corporate culture that promotes high levels of integrity, teamwork and ethics;

•promote the adoption of good governance practice while mitigating against potential reputational or behavioural risks and avoiding overpaying for talent; and

•ensure the alignment of the interests of management with the long-term interests of the Company’s shareholders.

In determining compensation policies and practices, the Committee follows a robust process taking into account the views of relevant stakeholders, whilst ensuring that any conflicts of interest are suitably managed. This is the first Policy to be subject to a vote by the Company’s shareholders following the Company’s initial public offering of ADSs on The NASDAQ Global Market in May 2021.

Remuneration Policy Table

The table in the following pages sets out, for each element of pay, a summary of how remuneration is structured and how it serves the Company’s strategy.

Policy for Executive Directors

Component	Purpose and link to strategy	Operation	Maximum opportunity	Performance measures
Salary

Designed to attract and retain high-caliber talent to deliver the Company’s strategy.

Reflects the responsibilities of the role as well as the individual’s skills, experience and performance.

Designed to provide an appropriate level of fixed income to avoid any over-reliance on variable pay elements that could indirectly encourage excessive risk taking.

The Committee reviews salaries at appropriate intervals, normally annually, and makes recommendations to the Board. Changes approved by the Board are generally effective from 1 January each year.

Salaries are set taking into account a number of factors including but not limited to:

•scope and responsibilities of the role;

•salary increases awarded to the overall employee population;

•skills and experience of the relevant individual;

•individual and company performance;

•market;

•competitiveness assessed by periodic benchmarking;

•general economic and market conditions;

•changes in the size and complexity of the Company; and

•the underlying rate of inflation.

To the extent that salary is set in USD but paid to a UK-based Executive Director, it will be converted and paid in GBP pursuant to the terms of the applicable service agreement (as amended and/or superseded from time to time).

There is no prescribed formulaic maximum salary or salary increase but any increases will take into account prevailing market and economic conditions and the approach to employee pay throughout the Company.

In assessing base salaries, the Committee takes into account market data, but does not target a specific percentile when setting pay levels, rather considers it as one factor along with several others including those set out under the “Operation” column.

Base salary increases for Executive Directors are awarded at the discretion of the Board upon the recommendations of the Committee; however, salary increases will normally be no greater than the general increase awarded to the wider workforce, in percentage of salary terms unless the salary is meaningfully below peers or below market salary.

In addition, a higher increase may be made where an individual had been appointed to a new role at below-market salary while gaining experience. Subsequent demonstration of strong performance may result in a salary increase that is higher than that awarded to the wider workforce.

While no formal performance conditions apply, an individual’s performance in their role is taken into account in determining any salary increase.

Component	Purpose and link to strategy	Operation	Maximum opportunity	Performance measures
Benefits	Designed to support Executive Directors in carrying out their duties and contribute to retention and recruitment.

The Company aims to offer benefits that are in line with market practice.

The main benefits currently provided include private health insurance, disability insurance, and death in service.

The Company may offer relocation allowances or assistance. Expatriate benefits may be offered where relevant including fees for tax advice associated with completion of international tax returns and, if relevant, any gross-up for tax.

Travel, accommodation and any reasonable business-related expenses (including tax thereon) may be reimbursed.

Executive Directors may become eligible for other benefits in future where the Committee and/or the Board deems it appropriate. Where additional benefits are introduced for the wider workforce, Executive Directors may participate on broadly similar terms.

			Not applicable.	Not applicable.
Pension	The Company aims to provide a contribution towards life in retirement.

Executive Directors are eligible to receive employer contributions to the Company’s Group Personal Pension Scheme or 401k plan, as applicable, or a salary supplement in lieu of pension benefits, or a mixture of both.

			Up to 6% of compensation per annum or such contribution required by legislation aligned to the wider workforce. Company contributions to employee pension plans may be limited by tax regulations.	Not applicable.

Component	Purpose and link to strategy	Operation	Maximum opportunity	Performance measures
Annual Performance bonus	Designed to incentivise and reward for performance in the relevant year against targets and objectives linked to the delivery of the Company’s strategy.

The annual performance bonus is subject to the achievement of targets and objectives which are agreed between the Executive Directors and the Board (following recommendations from the Committee) at the start of each financial year.

The full amount of any performance bonus earned, which will be determined by the Committee following the end of the performance period, will ordinarily be paid in cash.

Payment of performance bonuses is conditional on the Executive Directors being in employment (and not having served notice of termination) as of the date of payment of the bonus. No deferral period applies to bonuses.

The maximum target bonus opportunity for Executive Directors is 75% of base salary, with a maximum bonus payout opportunity of up to two times the target opportunity.

For the Chief Executive Officer, the annual performance bonus target is currently 55% of base salary.

Performance is normally measured over the financial year.

Performance measures and targets, including the weighting of such measures, are determined by the Board each year (following recommendations from the Committee) taking into account the strategic priorities of the business and shareholder value.

The annual performance bonus will typically be subject to corporate objectives, which may be operational, financial or strategic in nature and/or personal objectives.

The Board has discretion to amend the formulaic bonus outcome (up or down) should it not reflect the Board’s assessment of overall Company performance, taking into account factors it considers relevant. This will help ensure that payments reflect overall Company performance during the period.

Component	Purpose and link to strategy	Operation	Maximum opportunity	Performance measures
Long-term Incentive Plan

Designed to incentivize the successful execution of the business strategy over the longer term and provide long-term retention.

Facilitates share ownership to provide further alignment of the interests of Executive Directors with those of shareholders.

Under the Amended and Restated 2021 Stock Option and Incentive Plan (the “Plan”), the Committee may grant equity-based (or cash-based) awards to the Executive Directors. Grants to Executive Directors require Board approval (following recommendations from the Committee).

Awards may be granted in the form of restricted share units, options, share appreciation rights or other share-based awards. The Committee will determine the type of equity award, if any, to be granted to Executive Directors, which may include a combination of different awards.

The Committee will determine the specific terms and conditions which govern that award, including:

•the vesting period

•the exercise period (if relevant)

•the exercise price (if relevant)

•whether any performance conditions will apply and if so, the performance targets

•any other conditions and restrictions as it may determine

In respect of any option granted, the exercise period will not exceed ten years from the date of grant.

Awards will typically be granted annually, although may also be granted more or less frequently.

Awards to new joiners are typically subject to vesting over a four-year period, with 25% of the award vesting on the first anniversary of the grant, and the remainder vesting in 36 equal monthly instalments thereafter. Annual awards typically vest in equal monthly instalments over 48 months. The Committee has discretion to adopt different vesting terms.

No deferral or holding period applies to the shares acquired on the exercise of awards.

There is no defined maximum opportunity under the Plans. However, the Committee will generally work within the benchmarking guidelines provided by its compensation consultants.

Awards are granted with an exercise price no less than the fair market value of the shares on the date of grant. Accordingly, such awards will only have value to the extent the Company’s share price increases following the date of grant.

Performance conditions may apply to award vesting.

The Committee may amend, relax or waive performance conditions if it considers that they have become unfair or impractical. This will help ensure that vesting reflects overall Company performance during the period.

Component	Purpose and link to strategy	Operation	Maximum opportunity	Performance measures
Share ownership guidelines	To promote Executive Directors share ownership and to align Executive Directors to the interests of shareholders during employment

The Executive Directors will be required to build over a five-year period from appointment as an Executive Director and maintain a shareholding in the Company equivalent to 200% of base salary. In the event an Executive Director fails to meet or to show sustained progress toward meeting the ownership requirement, the Committee may determine to reduce future long-term incentive grants and/or the require the Executive Director to retain all shares obtained through the vesting or exercise of equity or option grants.

			Not applicable	Not applicable
Employee Share Purchase Plan	To increase alignment between employees and shareholders in a tax efficient manner and to promote share ownership.	Executive Directors will be eligible to participate in any all-employee share purchase plan operated by the Company on the same terms as other eligible employees.	Consistent with prevailing tax limits at the time.	Not applicable

Policy for Chair and Non-Executive Directors

Component	Purpose and link to strategy	Operation	Maximum opportunity	Performance measures
Fees and benefits

Designed to attract and retain high-calibre Non-Executive Directors who have a broad range of skills and experience to provide independent judgement on issues of strategy, performance, resources and standards of conduct.

Fees for Non-Executive Directors are reviewed by the Committee for onward recommendation to the Board and are based on market data and peer group comparisons as well as the underlying rate of inflation.

An annual base fee is paid to all Non-Executive Directors, with additional fees paid for:

•service as the Non-Executive Chair of the Board

•chairing a Committee of the Board

•membership of a Committee of the Board

The Chair’s fee is reviewed annually by the Committee (without the Chair present).

Additional fees may be paid to reflect additional responsibilities or roles, as appropriate.

When reviewing fee levels, account is taken of market movements in fee levels, Board committee responsibilities, ongoing time commitments and the general economic environment.

In exceptional circumstances, if there is a temporary yet material increase in the time commitments for Non-Executive Directors, the Board may pay additional fees to recognise that additional workload.

Non-Executive Director fees are generally denominated and paid in USD but may be denominated and/or paid in GBP, USD, or a combination depending on the personal situation of each Non-Executive Director. Any currency conversions are calculated in accordance with the applicable Company procedure from time to time.

Non-Executive Director fees in respect of those Non-Executive Directors who are appointed by an investor (or group of investors) may be paid to those investor(s) on behalf of the relevant Non-Executive Director.

The Company will reimburse all reasonable out-of-pocket expenses in attending meetings of the Board of Director or any committee.

Non-Executive Directors do not participate in any Company sponsored benefit programs.

The maximum total compensation (inclusive of fees and equity compensation) to a Non-Executive Director shall be $1,000,000 in any year.

When reviewing fee levels, account is taken of the responsibilities of the role and expected time commitment as well as appropriate market data and peer group comparisons, as well as the underlying rate of inflation.

Actual fee levels are disclosed in the Annual Remuneration Report for the relevant financial year.

Not applicable.

Component	Purpose and link to strategy	Operation	Maximum opportunity	Performance measures
Equity awards

Designed to attract and retain Non-Executive Directors with the required skills and experience to support the growth of the Company.

This aligns the interests of Non-Executive Directors with those of shareholders.

Non-Executive Directors may be granted equity awards upon their first appointment or election to the Board (the “Initial Grant”). This Initial Grant will normally vest over a three year period in 36 equal monthly instalments, subject generally to continued service. Vesting of the Initial Grant shall cease if the director resigns as a director or otherwise ceases to serve as a director.

A further grant of equity awards will be made annually to each Non-Executive Director who will continue in role following the annual general meeting (the “Annual Grant”). This Annual Grant will normally vest in full, subject to continued service, on the earlier of (i) the first anniversary of grant, or (ii) the next annual general meeting. Vesting of the Annual Grant shall cease if the director resigns from as a director or otherwise ceases to serve as a director, unless the Board determines that the circumstances warrant the continuation of vesting.

If a new Non-Executive Director joins the Board following the date of grant of the Annual Grant in any financial year, such Non-Executive Director will be granted a pro rata portion of the next Annual Grant, based on the time between his or her appointment and the date of such Annual Grant.

If any equity award takes the form of a share option, such share option shall have a per share exercise price equal to the fair market value of the Company’s securities on the date of grant.

The maximum total compensation (inclusive of fees and equity compensation) to a Non-Executive Director shall be $1,000,000 in any year.

The Committee will set the actual grant levels taking into account any factors it deems relevant including, but not limited to, the responsibilities of the role and expected time commitment as well as appropriate market data and peer group comparisons.

Actual grant levels are disclosed in the Annual Remuneration Report for the relevant financial year.

Not applicable.

Notes to the Policy Table

Legacy arrangements

For the duration of the Policy, the Company will honour any commitments made in respect of current or former directors before the date on which either: (a) the Policy becomes effective; or (b) an individual becomes a director, even when not consistent with the Policy set out in this report or prevailing at the time such commitment is fulfilled. For the avoidance of doubt, all outstanding historic equity awards that were granted in connection with, or prior to, listing on NASDAQ and/or under the Plans remain eligible to vest based on their original or modified terms.

Payments may be made in respect of existing awards under the Plans and the Committee may exercise any discretions available to it in connection with such awards in accordance with the rules of the Plans and relevant award documentation. Certain options granted under the Plans vest in full on a change of control in accordance with the terms of the grant agreements.

Explanation of performance measures

The Committee determines performance measures that are appropriately challenging and linked to the delivery of the Company’s core strategic objectives. For the annual performance bonus, the Committee reviews and sets performance measures and targets at the start of each year based on the key strategic priorities and objectives of the business at that time.

Measures may be based on a range of operational, financial and qualitative performance objectives for the particular financial year.

The targets for the bonus scheme for the forthcoming year will be set out in general terms, subject to limitations with regards to commercial sensitivity. The full details of the targets will be disclosed when they are in the public domain and are no longer considered commercially sensitive.

Stock option awards made to Directors do not currently carry performance conditions. It is considered that the exercise price of options (which is set at the fair market value on issuance), vesting and, where relevant, exercise period provides alignment to the long-term success of the business. The Committee may determine that performance conditions apply to future awards. If this were to be the case, performance conditions would be determined by the Committee to support the Company’s long-term strategy and sustainable value creation.

The Committee may vary or substitute any performance measure if an event occurs which causes it to determine that it would be appropriate to do so (including to take account of acquisitions or divestments, a change in strategy or a change in prevailing market conditions), provided that any such variation or substitution is fair and reasonable and, in the opinion of the Committee, the change would not make the measure less demanding than the original measure would have been but for the event in question. If the Committee were to make such a variation, an explanation would be given in the next Directors’ Remuneration Report.

Malus and Clawback

Awards under the annual bonus and the Amended and Restated 2021 Stock Option and Incentive Plan made after the 2022 AGM are subject to malus and clawback provisions which permit the Committee, in its discretion, to reduce the size (including to zero) of any future bonus or share award granted to an Executive Director, to reduce the size (including to zero) of any granted but unvested share award.  The circumstances in which the Company may apply the malus and clawback provisions are the discovery of a material misstatement of financial results, a miscalculation or error in assessing the performance condition applying to the award, or in the event of serious misconduct committed by the Executive Director.

In respect of cash bonus payments, the malus and clawback provisions apply for one year from the date of payment of the bonus (or, if later, the date of publication of the Company’s financial results for the year following the relevant year over which the bonus was earned).

In respect of share awards under the Amended and Restated 2021 Stock Option and Incentive Plan, malus and clawback provisions apply up until the first anniversary of the date on which the relevant award vests, although the Committee may extend this period for a further two years if there is an ongoing investigation into the circumstances of any event that, if determined to have occurred, would permit the Committee to operate the malus and clawback provisions.

Committee Discretion

The Committee has discretion in several areas of the Policy to ensure the efficient administration of the policy. This includes with regards to the operation and administration of the incentive arrangements in which directors participate, including the award and payment of any annual performance bonus and the grant and associated terms and conditions of any equity awards. Use of any discretion in relation to equity awards will be in accordance with the terms of the relevant plan and subject to any relevant legislation.

The Committee’s discretion applies to the following (amongst other matters):

•reviewing and recommending to the Board for approval the proposed compensation for the CEO and all other officers of the Company;

•selecting the individuals who will receive awards under the plans on an annual basis;

•determining the timing of grants of awards and/or payments;

•determining the quantum of awards and/or payments;

•determining the choice (and adjustment) of any performance measures and targets, vesting schedules, exercise prices (where applicable) and other award terms for each incentive plan;

•determining the extent of vesting, including for leavers;

•making the appropriate adjustments (including to any performance targets) required in certain circumstances, for instance for changes in capital structure;

•application of malus and clawback provisions;

•interpreting the plan rules where necessary; and

•undertaking the annual review of weighting of performance measures and setting targets for the annual bonus plan and other incentive schemes, where applicable, from year to year.

If an event occurs which results in the annual performance plan or the Plans (where performance conditions apply) performance conditions and/or targets being deemed unfair or impractical (e.g. material acquisition or divestment), the Committee will have the ability to amend, relax or waive (and/or recommend such alterations to the Board for approval) measures and/or targets and alter weightings.

The Committee reserves the right to make any compensation payments and/or payments for loss of office (including exercising any discretions available to it in connection with such payments) notwithstanding that they are not in line with the Policy where the terms of the payment were agreed (i) before the Company’s first shareholder-approved Policy came into effect; or (ii) at a time when the relevant individual was not a Director of the Company and, in the opinion of the Committee, the payment was not in consideration for the individual becoming a Director of the Company. For these purposes “payments” includes the Committee satisfying awards of variable compensation and, in relation to an equity award, the terms of the payment are “agreed” at the time the award is granted.

The Committee may make minor amendments to the Policy (for regulatory, exchange control, tax or administrative purposes or to take account of a change in legislation) without obtaining shareholder approval.

Employment conditions

The Committee is regularly updated throughout the year on pay and conditions applying to Company employees. Where significant changes are proposed to employment conditions, these are highlighted for the attention of the Committee at an early stage.

Whilst the Committee does not currently consult directly with employees regarding its policy for directors, the Committee is considering the best method of bringing the employee voice to the boardroom.

Policy for the remuneration of employees and consideration of employment conditions elsewhere in the Company

The Company aims to provide all employees with a remuneration package that is competitive and which is appropriate to promote the long-term success of the Company, while not paying more than is necessary. Generally, all employees will receive a base salary, benefits, a discretionary bonus subject to performance and equity awards. In respect of the Executive Director and other members of the senior management team, the compensation package is more heavily weighted towards variable pay and a greater proportion is delivered in equity. The Plans, in which all of the Company’s employees can participate, were introduced to align employee and shareholder interests.

The Committee does not formally consult with employees when determining Executive Director compensation.

Consideration of shareholder views

This is the first Policy to be subject to a vote of the Company’s shareholders. The views of the Company’s shareholders are important, and the Committee welcomes any feedback from shareholders or their advisors on the Company’s remuneration arrangements. Any feedback received will be considered by the Committee as it develops the Company’s remuneration framework and practices going forward.

Illustration of application of the Policy

The following chart provides an illustration, for the Chief Executive Officer, of the application of the Policy for the year ending 31 December 2022. The chart shows the split of remuneration between fixed pay, the annual performance bonus and equity awards on the basis of minimum remuneration, remuneration receivable for performance in line with Company expectations and maximum remuneration. The CEO’s target bonus for 2022 is 55% of base salary, which is less than that shown in the illustration of the policy below.

	Fixed pay	Annual performance bonus	Equity awards
Minimum performance

•Base salary as at 1 January, 2022 for the CEO was $621,000.

•Pension/Retirement benefits (being participation in the Company’s 401k plan which includes a match of 4% of compensation, up to the IRS limitations for 2022).

•Benefits (being the annualised cost of private medical insurance in which Dr. Saha elected to participate effective 1 January 2022.)

		No bonus	No equity award
On Target performance		Cash bonus equal to 75% of base salary	Market value option grant ($0 intrinsic value) to be recommended by Compensation Committee and approved by Board.

Maximum performance		Cash bonus equal to 150% of base salary

Illustration of remuneration policy application

The Company only has one Executive Director, Dr. Saurabh Saha, and below provides his base case, expected, and maximum remuneration with respect to the year ending 31 December 2022. Dr. Saha will only receive market value options in 2022 as is assumed in this illustration which have an intrinsic value of $0 and are therefore not included in the chart and there is no illustration of share price appreciate on equity award value. The assumptions used in the calculations are set out below:

Chief Executive Officer
Base Salary	$621,000
Private Medical Benefits	$34,393
Pension	$12,200
Base Case (i)	$667,593
On Target Bonus (ii)	$465,750
On Target Case (iii)	$1,133,343
Maximum Bonus (iv)	$931,500
Maximum Case (v)	$1,599,093

i.Minimum (i): this illustration assumes fixed remuneration, as set out above, representing base salary plus employer paid private medical insurance plus employer pension contributions. This illustration assumes no annual bonus.

ii.On Target Bonus (ii): On target bonus for Dr. Saha in this illustration is assumed to be at 75% of base salary, being $465,750 for the year. Please note that Dr. Saha's actual target bonus for 2022 is 55% of base salary.

iii.On Target Case (iii): this illustration assumes the Minimum remuneration as set out above plus On Target Bonus.

iv.Maximum Bonus (iv): Maximum bonus for Dr. Saha in this illustration is assumed to be at 150% of base salary, being $931,500 for the year.

v.Maximum Case: this illustration assumes the minimum case remuneration set out above, plus the maximum annual bonus of 150% of minimum salary, being $931,500 for the year.

Illustration of Remuneration Policy - CEO
1800000
1600000
1400000
1200000
1000000
800000
600000
400000
200000
0
Minimum
On Target
Maximum
Minimum
On Target
Maximum

Approach to compensation on recruitment

When hiring a new Executive Director, the Committee will typically align the compensation package with the Policy taking into account the skills, experience and country of residence of the relevant individual as well as broader considerations such as market competitiveness. The Committee may however include other elements of compensation, as described below, which it considers appropriate.

Base salary will be set at a level appropriate to the role and the experience of the Executive Director being appointed. This may include agreement on future increases, in line with increased experience and/or responsibilities, subject to satisfactory performance, where it is considered appropriate. Benefits, including retirement benefits, will be provided in line with the Policy and to reflect the local market. Where an Executive Director is required to relocate in order to take up the position, relocation benefits may be provided.

The maximum annual performance bonus will be in line with the approach outlined in the Policy. Any equity award will be granted at the discretion of the Committee and in line with the Policy.

The maximum level of variable compensation that may be awarded on an ongoing basis to a new Executive Director (including the annual performance bonus and any equity awards) would be determined by the Committee on appointment. This would not include any amounts paid in relation to replacement awards or recruitment awards, which would be determined at the discretion of the Committee.

Where a position is filled internally, any ongoing compensation obligations or outstanding variable compensation will continue to be honoured in accordance with their terms.

Compensation for a newly appointed Non-Executive Director will be in line with the Policy. In terms of equity awards, the Initial Grant will be made upon their election to the Board.

Service contracts and policy on payments for loss of office

Service contracts and letters of appointment, as applicable, are available for inspection at the Company’s registered office.

Executive Directors

Executive Directors typically have employment agreements under which, other than by termination in accordance with the terms of the agreements, employment continues indefinitely. Dr. Saurabh Saha is the only Executive Director, and details of his employment agreement are set out in the table below. Dr. Saha is located in the US and in line with market practice has entered into an at-will employment agreement that does not have a notice period.

Executive Director	Position	Effective Date of most recent employment agreement	Notice period
Dr. Saurabh Saha	Chief Executive Officer	30 March 2022	None

The Company is unequivocally against rewards for failure; the circumstances of any departure, including the individual’s performance, would be taken into account in every case. At-will employment agreements may be terminated summarily without notice. Where applicable, statutory redundancy payments may be made.

Treatment of compensation, including variable compensation and equity awards, on termination of employment, without cause, would be as set out below.

Element of Pay / Benefit	Termination outside of the 12-month period following a sale event (as defined in the Centessa Pharmaceuticals plc 2021 Stock Option and Incentive Plan)	Termination within the 12-month period following a sale event (as defined in the Centessa Pharmaceuticals plc 2021 Stock Option and Incentive Plan)
Base salary	A lump sum payment equal to 12 months’ base salary payable	A lump sum payment equal to 18 months’ base salary payable
Benefits

Payment of the employer portion of COBRA (continuation of private medical insurance) premiums until the earliest of (A) the first anniversary of his date of termination, (B) the expiration of his eligibility for the continuation coverage under COBRA or (C) the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment

Payment of the employer portion of COBRA premiums until the earliest of (A) the 18-month anniversary of his date of termination, (B) the expiration of his eligibility for the continuation coverage under COBRA or (C) the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment

Annual performance bonus

Payment of any bonus will be determined by the Committee taking into account the terms of the relevant employment agreement. Payment will also consider the circumstances of the relevant individual’s departure and contribution to the business during the relevant financial year as well as their time in role.

150% of target bonus
Equity awards

Awards treated in accordance with plan rules and terms of specific grant agreements.

Unless otherwise determined by the Committee, unvested equity awards lapse on the date of termination of employment / service relationship

100% acceleration of equity awards granted on or after February 1, 2022 that are subject solely to time-based vesting (awards granted prior to February 1, 2022 will continue in accordance with their terms)

Non-Executive Directors

Under our articles of association, our Board is divided into three classes (Class I, Class II and Class III), with members of each class serving staggered three-year terms (the “Initial Period”). In the event of termination, the Chair and Non-Executive Directors are only entitled to fees accrued to the date of termination together with reimbursement of expenses properly incurred before that date.

Non-Executive Director	Commencement Date	Unexpired tenure as at the 2022 Annual General Meeting
Francesco De Rubertis, Ph.D. (Class III Director)	20 November 2020	Two years. Term will expire at the annual general meeting to be held in 2024.
Arjun Goyal, M.D., M.Phil, M.B.A (Class I Director)	29 January 2021	None. Term will expire at the annual general meeting to be held in 2022, though Dr. Goyal will stand for re-election at such time.
Mary Lynne Hedley, Ph.D.* (Class III Director)	26 January 2021	Two years. Term will expire at the annual general meeting to be held in 2024.
Aaron Kantoff (Class I Director)	29 January 2021	None. Term will expire at the annual general meeting to be held in 2022, though Mr. Kantoff will stand for re-election at such time.
Samarth Kulkarni, Ph.D.* (Class I Director)	3 February 2021	None. Term will expire at the annual general meeting to be held in 2022, though Dr. Kulkarni will stand for re-election at such time.
Carol Stuckley, M.B.A.* (Class II Director)	17 May 2021	One year. Term will expire at the annual general meeting to be held in 2023.
Brett Zbar, M.D. (Class II Director)	29 January 2021	One year. Term will expire at the annual general meeting to be held in 2023.

* Engaged under a Non-Executive Director appointment letter.

On termination of appointment, a Non-Executive Director will not be entitled to any compensation for loss of office.

Equity awards to Non-Executive Directors vest subject to continued service as a director. Therefore, on termination of appointment, any unvested equity awards granted to a Non-Executive Director would lapse. The exercise period for any vested but unexercised options would be reduced, unless otherwise determined, to twelve months from the date of cessation of office.

Non-Executive Directors’ letters of appointment, as applicable, are available for inspection at the Company’s registered office during normal business hours and will be available for inspection at the AGM.

Change of control

In the event of a change of control all outstanding equity awards may vest on an accelerated basis. Alternatively, awards may be exchanged for equivalent awards over shares in another company.

CENTESSA PHARMACEUTICALS PLC DIRECTORS’ REMUNERATION REPORT

Annual Report on Remuneration

This part of the report has been prepared in accordance with Part 3 of The Large and Medium-sized Companies and Groups (Accounts and Reports) (Amendment) Regulations 2013 and section 420 of the Companies Act 2006. The Annual Report on Remuneration and the Annual Statement by the Chair of the Compensation Committee will be put to a single advisory shareholder vote at the AGM to be held on 30 June 2022.

Remuneration Committee

The remuneration of the Executive Directors and the Chair is determined by the Committee.

The members of the Committee during 2021 were all Non-Executive Directors. Brett Zbar chaired the Committee, Aaron Kantoff, Sam Kulkarni and Arjun Goyal were members of the Committee throughout 2021.

No conflicts of interest have arisen during the period and none of the members of the Committee has any personal financial interest in the matters discussed, other than as shareholders. Brett Zbar is the Managing Director and Global Head of Life Sciences for General Atlantic and acts as its representative on the Board of Centessa and Arjun Goyal is Co-Founder and Managing Director of Vida Ventures and acts as its representative on the Board of Centessa. The fees of the Non-Executive Directors are approved by the Board on the recommendation of the Committee.

During the period, the Committee met three times formally. Details of attendees are as below.

Meetings Attendance

Attendance
Brett Zbar	3 of 3
Aaron Kantoff	3 of 3
Arjun Goyal	3 of 3
Samarth Kulkarni	3 of 3

The CEO, General Counsel, CFO and Chief Administrative Officer are invited to attend meetings where appropriate. No individual is present when matters relating to their own remuneration are discussed.

Advisors to the Remuneration Committee

During the period, the Remuneration Committee received advice from the executive compensation practice of Aon. Aon advises the Committee on all aspects of director and senior executive remuneration. Since the IPO, Aon has assisted with the drafting of the Remuneration Policy and has updated the Committee on US and UK remuneration reporting and corporate governance best practice. In relation to work carried out in 2021, fees charged by Aon for advice provided to the Committee amounted to approximately $135,000.

Activities of the Remuneration Committee

The Committee’s principal function is to develop and implement compensation policies and plans that ensure the attraction and retention of key management personnel, the motivation of management to achieve the Company’s corporate goals and strategies, and the alignment of the interests of management with the long-term interests of the Parent Company’s shareholders. In overseeing the Company’s overall compensation structure and the remuneration policy, and in constructing the remuneration arrangements for Executive Directors and senior employees, the Board, advised by the Committee, aims to provide remuneration packages that are competitive and designed to attract, retain and motivate Executive Directors and senior employees of the highest caliber.

The Committee is responsible for and considered, where applicable, during the period:

•evaluating the efficacy of the Company’s remuneration policy and strategy;

•reviewing and making recommendations to the Board regarding remuneration to be paid to the Company’s executive officers , including setting the executive remuneration policy;

•reviewing and making recommendations to the Board regarding remuneration for non-executive members of the Board, including the approval of the director remuneration policy;

•agreeing the design of all share incentive plans;

•preparing any report on executive remuneration required by the rules and regulations of the U.S. Securities and Exchange Commission, The Nasdaq Stock Market LLC and as required under English law;

•reviewing, evaluating, and approving change-of-control protections, corporate performance goals and objectives, and other compensatory arrangements of the executive officers and other senior management and adjusting remuneration, as appropriate;

•evaluating and approving remuneration plans and programs and establishing equity remuneration policies;

•reviewing remuneration practices and trends to assess the adequacy and competitiveness of the executive remuneration programs as compared to industry peers, and determining the appropriate levels and types of remuneration to be paid;

•reviewing and approving remuneration arrangements for any executive officer involving any subsidiary, special purpose or similar entity, with consideration of the potential for conflicts of interest; and

•reviewing the Company’s practices and policies of employee remuneration as they relate to risk management and risk-taking incentives.

The Committee is formally constituted and operates pursuant to a written charter, which is available on Centessa’s website, https://investors.centessa.com.

Implementation of the Remuneration Policy for the Period Ending 31 December 2021

The information provided in this part of the Directors’ Remuneration Report is subject to audit:

Single total figure of remuneration of each Director (Audited)

The Company was incorporated in October 2020 but did not have any employees or make any payments to directors until 2021. Dr. Saha, Executive Director and Chief Executive Officer, did not receive any compensation for his service as a director. The directors received the following remuneration for the period from incorporation through 31 December 2021;

	Base Salary and fees earned	Pension (i)	Total Fixed	One-time Bonus (ii)	Annual Bonus (iii)	Long-Term Incentive Plan (iv)	Total variable	Total
	US $	US $	US $	US $	US $	US $	US $	US $
Saurabh Saha (v)	572,581	—	572,581	100,000	314,630	—	414,630	987,211
Francesco De Rubertis (vi)	—	—	—	—	—	—	—	—
Arjun Goyal	35,227	—	35,227	—	—	—	—	35,227
Aaron Kantoff	32,163	—	32,163	—	—	—	—	32,163
Brett Zbar	33,695	—	33,695	—	—	—	—	33,695
Mary Lynne Hedley	46,267	—	46,267	—	—	—	—	46,267
Samarth Kulkarni	46,703	—	46,703	—	—	—	—	46,703
Carol Stuckley	37,720	—	37,720	—	—	—	—	37,720
Robert Califf (vii)	43,889	—	43,889	—	—	—	—	43,889
Richard Lee (viii)	—	—	—	—	—	—	—	—

(i)The Company offers a defined contribution retirement plan with an employer matching contribution in which Dr. Saha is entitled to participate. He did not participate in 2021.

(ii)Represents Dr. Saha’s one-time signing bonus of $100,000 paid pursuant to the terms of his employment agreement.

(iii)The amount reported represents a discretionary bonus earned by Dr. Saha for the fiscal period ended 31 December 2021 based upon his achievement of goals as determined by the Compensation Committee.

(iv)All annual equity awards are market value stock options and the exercise price was set at the share price (or fair market value for option issued prior to the IPO) at the date of grant and therefore the cash equivalent value for these options are nil. Vesting of these stock options is linked to continued employment or service at the time and awards are not subject to performance conditions.

(v)Dr. Saha commenced employment with the Company on 18 January 2021. His annual base salary for 2021 was $600,000.

(vi)Dr. Rubertis waived his director compensation and entitlement to receive equity awards in 2021

(vii)Dr. Califf resigned as a director on February 16, 2022, as a result of his confirmation as the incoming Commissioner of the U.S. Food and Drug Administration.

(viii)Mr. Lee resigned as a director on January 29, 2021 at the time of the acquisition. He did not receive any remuneration for his service as a director.

Long-term incentive awards (Audited)

During 2021, the Executive Director and Non-Executive Directors were awarded options to subscribe for the ordinary shares under the Company’s 2021 Plan (“Options”). Options granted to the Executive Director and Non-Executive Directors have an exercise price equal to the market price on the date of grant and are subject to service conditions. There are no performance conditions associated with to the Options. Details of the Options are noted in the table below:

Individual	Award Date	Exercise price ($)	Granted during the period	Face value at Date of Grant	Vesting End Date	Expiry Date
Saurabh Saha, M.D., Ph.D. (i)	19/2/2021	$5.84	4,169,485	$24,349,792	1/2/2025	19/2/2031
Francesco De Rubertis, Ph.D. (ii)	—	—	—	—	—	—
Arjun Goyal, M.D., M.Phil, M.B.A. (iii)	1/7/2021	$22.55	64,570	$1,456,054	1/7/2024	1/7/2031
Aaron Kantoff (iv)	19/2/2021	$5.84	250,000	$1,460,000	1/2/2025	19/2/2031
Brett Zbar, M.D (iii)	1/7/2021	$22.55	64,570	$1,456,054	1/7/2024	1/7/2031
Mary Lynne Hedley, Ph.D.(v)	19/2/2021	$5.84	208,474	$1,217,488	1/2/2025	19/2/2031
Samarth Kulkarni, Ph.D. (v)	19/2/2021	$5.84	208,474	$1,217,488	1/2/2025	19/2/2031
Robert Califf, M.D. (v)	19/2/2021	$5.84	208,474	$1,217,488	1/2/2025	19/2/2031
Carol Stuckley, M.B.A. (v)	7/5/2021	$9.42	208,474	$1,963,825	1/5/2025	7/5/2031

The Options vest as follows:

(i)Options awarded to Dr. Saha vest 25% on the one-year anniversary of his employment starting date and the remaining 75% vest in 36 equal monthly installments thereafter, in each case subject to his continued service through the applicable vesting date. In addition, the shares underlying these options are subject to the potential acceleration provisions upon certain change of control events.

(ii)Dr. De Rubertis waived his entitlement to equity awards in 2021.

(iii)Options awarded to Dr. Zbar and Dr Goyal vest in 36 equal monthly installments from the grant date, in each case subject to the respective directors’ continued service through the applicable vesting date. In addition, the shares underlying these options are subject to the potential acceleration provisions upon certain change of control events.

(iv)Options awarded to Mr. Kantoff vest 50% at grant date, 12.5% on the one-year anniversary of the grant date, and 37.5% in 36 equal monthly instalments thereafter, in each case subject to his continued service through the applicable vesting date. In addition, the shares underlying these options are subject to the potential acceleration provisions upon certain change of control events.

(v)Options awarded to Dr. Califf, Dr. Hedley, Dr. Kulkarni and Ms. Stuckley vest 25% on the one-year anniversary of the grant date, and the remaining 75% vest in 36 equal monthly installments thereafter, in each case subject to the respective directors’ continued service through the applicable vesting date. In addition, the shares underlying these options are subject to the potential acceleration provisions upon certain change of control events.

Directors’ Shareholding and Share Interests (Audited)

The share interests of each Director at 31 December 2021 (together with interests held by his or her connected persons) are set out in the table below. There is no requirement for any director to hold shares;

As a direct link between executive remuneration and the interests of shareholders, the Committee has implemented shareholding guidelines for Executive Directors in 2022. The guidelines require that Executive Directors build up and maintain an interest in the ordinary shares of the Company that is 200% of their salary within five years from the later of the introduction of the guidelines or appointment.

		Share Options
	Beneficially owned shares at 31 December 2021	Total share options at 31 December 2021	Unvested without performance conditions	Vested but unexercised
Saurabh Saha, M.D., Ph.D. (i)	28,000	4,169,485	4,169,485	—
Francesco De Rubertis, Ph.D.	—	—	—	—
Arjun Goyal, M.D., M.Phil, M.B.A. (ii)	3,931,818	64,570	55,602	8,968
Aaron Kantoff	60,000	200,000	175,000	25,000
Brett Zbar, M.D	—	64,570	55,602	8,968
Mary Lynne Hedley, Ph.D.	—	208,474	208,474	—
Samarth Kulkarni, Ph.D.	—	208,474	208,474	—
Robert Califf, M.D.	—	208,474	208,474	—
Carol Stuckley, M.B.A.	—	208,474	208,474	—

(i)Beneficially owned shares consist of 28,000 ordinary shares held by a trust, for which Dr. Saha and his spouse serve as trustees.

(ii)Beneficially owned shares consist of (i) 3,825,659 ordinary shares held by Vida Ventures II, LLC (“Vida II Main Fund”), and (ii) 106,159 ordinary shares held by Vida Ventures II-A, LLC (“Vida II Parallel Fund”, and together with the Vida II Main Fund, “Vida II”). VV Manager II, LLC (“VV Manager II”) is the manager of Vida II. Arie Belldegrun, Fred Cohen, and Leonard Potter are the members of the management committee of VV Manager II (the “Management Committee”) and Arie Belldegrun, Fred Cohen, Stefan Vitorovic, Arjun Goyal, Helen Kim, Rajul Jain, and Joshua Kazam are the members of the investment committee of VV Manager II (the “Investment Committee”). Each of the Management Committee, the Investment Committee and the respective members thereof may be deemed to share voting and dispositive power over the shares held by Vida II. VV Manager II, the Management Committee, the Investment Committee and each member of each of the Management Committee and Investment Committee disclaims beneficial ownership over the securities held of record by Vida II. The address of all entities affiliated with Vida is 40 Broad Street, Suite 201, Boston, MA 02109.

External Directorships

The Board believes that it may be beneficial to the Company for Executive Directors to hold certain roles outside the Company, provided that the Company’s business takes priority. Any such appointments are subject to the prior written consent of the Board and the director may retain any fees received. In April 2022, Dr. Saha was appointed a director of Scorpion Therapeutics, Inc.

Payments to past directors (Audited)

There were no payments made to past Directors made during the period ending 31 December 2021.

Payments for loss of office (Audited)

There were no payments made to Directors for Loss of Office during the period ended 31 December 2021.

Total Shareholder Return

The graph below shows the Company’s performance, measured by total shareholder return, for the Company’s American Depositary Shares (“ADSs”), which are listed on Nasdaq and each representing one of the Company’s ordinary shares against the Nasdaq Composite Index (Nasdaq: CMPS vs NBI). The Nasdaq Biotech Index has been selected for this comparison because the Company has been admitted to trading on the Nasdaq exchange and it is considered to be the most suitable comparator index. The total cumulative stockholder return on the ADSs below includes data from 1 June 2021, through 31 December 2021, assuming an initial investment of $100 on 1 June 2021.

Performance Graph since 1 June 2021

Note the performance graph is in USD and dates are written month/day/year

Chief Executive Officer (‘CEO’) remuneration

The Company had no employees prior to 2021 and the CEO was hired in January 2021. The Company will disclose remuneration history for the period ended 31 December 2021 onwards. See “Single total figure of remuneration of each Director” for CEO’s remuneration.

Annual percentage change in remuneration of directors and employees and deviations

As 2021 was the first year the Company had employees, there was no change in the remuneration of the CEO for the period ended 31 December 2021. Therefore, the percentage change in remuneration of the Group Directors and the Group’s employees as a whole cannot be provided. Full disclosure of the percentage changes as required will be provided in future remuneration reports.

As 2022 will be the first year of the first Remuneration Policy effectiveness, there are no deviations from the procedure for the implementation of the Policy.

Relative Importance of Spend on Pay

The Committee considers the Company’s research and development expenditure relative to salary expenditure for all employees to be the most appropriate metric for assessing overall spend on pay due to the nature and stage of the Company’s business. The Company does not have a history of making any dividend distributions and does not intend to make any distributions in the near future. The graph below illustrates the total salary payable to all employees for the period 30 January 2021 through 31 December 2021 compared to research and development expenditures (excluding the IPR&D charge related to the acquisition) for the same period.

Expenditure 30 January 2021 - 31 December 2021 (in thousands USD)
120000
100000
80000
60000
40000
20000
0
Salary
R&D

Statement of voting at general meeting

This is the first Policy to be subject to a vote of the Company’s shareholders. The views of the Company’s shareholders are important, and the Committee welcomes any feedback from shareholders or their advisors on the Company’s remuneration arrangements. Any feedback received will be considered by the Committee as it develops the Company’s remuneration framework and practices going forward.

The Policy will be proposed for approval by the Company’s shareholders at the forthcoming AGM on 30 June 2022 and will remain in force for 3 years from that date (until the AGM in 2025, or until a revised remuneration policy is approved by shareholders). As this is the first year of the first remuneration policy, there is no information regarding previous shareholder views.

Statement of implementation of remuneration policy in 2022

Executive Director Remuneration

Annual base salary and benefits

The percentage salary increase for the CEO effective as of 1 January 2022 was consistent with salary increase provided to Company employees on the whole for 2022 of 3.5%. Dr. Saha’s base salary for 2022 is $621,000. Dr. Saha is eligible for the same benefits (such as private health insurance and retirement plan contribution) as provided to all employees in the jurisdiction in which he resides. Matching pension contributions for 2022 are up to 4% of compensation, subject to tax limitations.

Bonus

Dr. Saha will be entitled to a target bonus of 55% of base salary in 2022. The bonus will be paid in cash and is subject to the achievement of a number of operational and strategic objectives determined by the Committee and recommended to the Board. Company specific targets are commercially sensitive and therefore are not disclosed in advance. However, full details of the targets and performance against them will be disclosed when they are no longer considered commercially sensitive.

Long-term Incentive Plan

In February 2022, the CEO was granted 750,000 share options in the Company at a strike price of $9.53 per share, based on the Nasdaq closing price on the grant date. The share options will expire 10 years from the date of grant. The share options vest monthly over a 4-year period beginning 1 March 2022 and contain no performance conditions.

Non-Executive Director Remuneration

In connection with our IPO, our board of directors adopted a Non-Employee Director compensation policy. The policy is designed to enable us to attract and retain, on a long-term basis, highly qualified Non-Employee Directors.

Fees

Under the policy, each director who is not an employee will be paid cash compensation from and after the completion of our IPO, as set forth below:

Annual Retainer
Board of Directors:
Members	$40,000
Additional retainer for non-executive chair	$30,000
Audit Committee:
Members (other than chair)	$10,000
Retainer for chair	$20,000
Compensation Committee:
Members (other than chair)	$7,500
Retainer for chair	$15,000
Nominating and Corporate Governance Committee:
Members (other than chair)	$5,000
Retainer for chair	$10,000

Long-term Incentive

The Committee will review and make recommendations to the Board as to the actual equity grant award levels for non-executive Directors each year taking into account any factors it deems relevant including, but not limited to, the responsibilities of the role and expected time commitment as well as appropriate market data and peer group comparisons.

For 2022, the Committee recommended to the Board, and the Board has established that upon initial election to our Board, each non-employee director will be granted an option to purchase up to 96,000 ordinary shares, or the Initial Grant. The Initial Grant will vest in 36 equal monthly installments over three years from the grant date, subject to continued service as a director through the applicable vesting date. Furthermore, at the upcoming annual meeting of shareholders on 30 June 2022, each non-employee director who continues as a non-employee director following such meeting will be granted an option to purchase up to 48,000 ordinary shares, or the Annual Grant. The Annual Grant will vest in full on the earlier of (i) the first anniversary of the grant date or (ii) our next annual meeting of shareholders, subject to continued service as a director through the applicable vesting date.

The grant date fair value of all equity awards and all other cash compensation paid by the Company to any non-employee director in any calendar year for services as a non-employee director shall not exceed $1,000,000.

We will reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending meetings of the board of directors and committees thereof.

CENTESSA PHARMACEUTICALS PLC
FORM OF PROXY FOR THE 2022 ANNUAL GENERAL MEETING
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

I/We

(name in full in block capitals)

of

being a member/members of Centessa Pharmaceuticals plc (the “Company”) hereby appoint the Chairman of the meeting (see note 1 below) as my/our proxy to attend, speak and vote for me/us and on my/our behalf in relation to all ordinary shares of the Company that I/we am/are entitled to vote (unless otherwise specified in accordance with note 6 below) at the Annual General Meeting of the Company to be held at Goodwin Procter (UK) LLP, 100 Cheapside, London EC2V 6DY on Thursday, June 30, 2022 at 1:00 p.m. (London time) and at any adjournment thereof, on the following resolutions as indicated by an ‘X’ in the appropriate box:

Ordinary Resolutions	For	Against	Withheld (See note 9)	Discretion (See note 9)
1. To re-appoint as a director, Arjun Goyal, who retires by rotation in accordance with the Company’s articles of association	□	□	□	□
2. To re-appoint as a director, Aaron Kantoff, who retires by rotation in accordance with the Company’s articles of association	□	□	□	□
3. To re-appoint as a director, Samarth Kulkarni, who retires solely for the purpose of rebalancing the rotation of the election of directors in accordance with the Company’s articles of association	□	□	□	□

4.  To appoint KPMG LLP, a United Kingdom entity, as U.K. statutory auditors of the Company, to hold office until the conclusion of the next meeting at which the Company’s annual accounts and reports are laid before the Company

	□	□	□	□
5. To ratify the appointment of KPMG LLP, a Delaware limited liability partnership, as the Company’s independent registered public accounting firm, for the financial year ending December 31, 2022	□	□	□	□
6. To authorize the Audit Committee to determine the Company’s auditors’ remuneration for the financial year ending December 31, 2022	□	□	□	□

7.  To receive and adopt the U.K. statutory annual accounts and reports for the financial year ended December 31, 2021 and to note that the Company’s directors do not recommend the payment of any dividend for the financial year ended December 31, 2021

	□	□	□	□

8.  To receive and approve on an advisory basis the Company’s U.K. statutory directors’ remuneration report for the financial year ended December 31, 2021 set forth in Annex A to the attached proxy statement

	□	□	□	□

9.   To approve the Directors’ Remuneration Policy as set out on pages A-3 to A-16 of the Company’s U.K. statutory directors’ annual report on remuneration set forth in Annex A to the attached proxy statement, which will take effect immediately after the end of the AGM

	□	□	□	□

Signature ________________________________________ Dated __________________________________ 2022

Notes:

1.You may if you wish strike out the words “Chairman of the meeting” and insert the name of some other person to act as your proxy in the space provided. All amendments to this form must be initialed. If you sign and return this form with no name inserted in the space the Chairman of the meeting will be deemed to be your proxy. A proxy need not be a member of the Company but must attend the Meeting. Where someone other than the Chairman is appointed as a proxy the member appointing him/her is responsible for ensuring that they attend the Meeting and are aware of his/her voting intentions. If a member wishes his/her proxy to speak on his/her behalf at the Meeting, he/she will need to appoint someone other than the Chairman and give his/her instructions directly to them. If the UK Government’s current guidance regarding social distancing and the prohibition of public gatherings are continuing at the time of the AGM, any shareholder seeking to attend the AGM in person will be refused entry. In light of this, we strongly encourage you to appoint the Chairman of the Meeting as your proxy so that your vote can be counted. A person other than the Chairman may not be allowed to attend the Meeting.

2.A member entitled to attend, speak and vote at the Meeting is entitled to appoint a proxy or proxies to exercise all or any of his/her rights to attend, speak and to vote at the Meeting instead of him/her. A proxy can only be appointed by following the procedure set out in these notes and the notes to the Notice of Annual General Meeting.

3.Completion and return of a form of proxy will not preclude a member from attending, speaking and voting at the Meeting or any adjournment thereof in person. If a proxy is appointed and the member attends the Meeting in person the proxy appointment will automatically be terminated.

4.To be valid this form of proxy must be completed and lodged with the Registrars of the Company, Computershare Investor Services plc, The Pavilions, Bridgwater Road, Bristol BS99 6ZY, England not less than 48 hours (excluding non-business days) before the time fixed for the Meeting and in the event of adjournment not less than 48 hours (excluding non-working days) before the time fixed for the Meeting together with, if appropriate, the power of attorney or other authority (if any) under which it is signed or a notarially certified or office copy of such power or authority. In the case of a member which is a company, the proxy form must be executed under its common seal or signed on its behalf by an officer of the company or an attorney for the company.

5.In the case of joint holders, signature of any one holder will be sufficient, but the names of all the joint holders should be stated. The vote of the senior holder who tenders the vote whether in person or by proxy will be accepted to the exclusion of the votes of any other joint holders. For these purposes, seniority shall be determined by the order in which the names stand in the Company’s relevant register or members for the certificated or uncertificated shares of the Company (as the case may be) in respect of the joint holding.

6.A member may appoint more than one proxy provided each proxy is appointed to exercise rights attached to different shares. A member may not appoint more than one proxy to exercise rights attached to any one share. To appoint more than one proxy, please sign and date the form of proxy and attach a schedule listing the names and addresses (in block letters) of all of your proxies, the number of shares in respect of which each proxy is appointed (which, in aggregate, should not exceed the number of shares held by you) and indicating how you wish each proxy to vote or abstain from voting. If you wish to appoint the Chairman as one of your multiple proxies, simply write “the Chairman of the Meeting”.

7.If a member submits more than one valid proxy appointment, the appointment received last before the latest time for the receipt of proxies will take precedence.

8.The appointment under this form of proxy may be terminated by the member prior to the commencement of the meeting (or any adjournment of the meeting). To be valid, the notice of termination of the authority of the person appointed to act as proxy must be deposited at the offices of the Company’s registrar, Computershare Investor Services plc, The Pavilions, Bridgwater Road, Bristol BS99 6ZY, England not less than 48 hours (not including non-business days) before the time fixed for the holding of the Annual General Meeting or any adjournment thereof (as the case may be).

9.Please indicate with an “X” in the appropriate boxes how you wish your votes on the resolutions to be cast. Unless otherwise instructed, your proxy may vote or abstain from voting as he/she thinks fit. If you select “Discretion” or fail to select any of the given options your proxy can vote as he/she chooses or can decide not to vote at all. The proxy can also do this on any other resolution that is put to the meeting. The vote “Withheld” option is to enable you to abstain on any particular resolution. A vote withheld is not a vote in law, which means that the vote will not be counted in the calculation of votes for or against the resolution. If no voting indication is given, your proxy will vote or abstain from voting at his/her discretion.

10.CREST members should use the CREST electronic proxy appointment service in accordance with the procedures set out in the CREST manual (ID:3RA50) and refer to the notes of the Notice of Annual General Meeting in relation to the submission of a proxy via CREST.

11.You may not use any electronic address provided in this proxy form to communicate with the Company for any purposes other than those expressly stated.

12.Only those members registered in the register of members of the Company at 1:00 p.m. London time (8:00 a.m. Eastern Time) on June 28, 2022 or, in the event that the meeting is adjourned, in such register not later than 48 hours before the time of the adjourned meeting, will be entitled to attend and vote (whether in person or by proxy) at the Annual General Meeting in respect of the number of ordinary shares registered in their name at the time.

The shares represented by this proxy, when properly executed, will be voted in accordance with the specifications indicated herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Centessa Pharmaceuticals PLC

All Correspondence to:

Computershare Investor Services PLC

The Pavilions, Bridgwater Road,

Bristol, BS99 6ZY

MR A SAMPLE < DESIGNATION> SAMPLE STREET SAMPLE TOWN SAMPLE CITY SAMPLE COUNTY AA11 1AA

Form of Proxy - Annual General Meeting to be held on 30 June 2022

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www.investorcentre.co.uk/eproxy	Control Number: 917870 SRN: C0000000000 PIN: 1245
You will be asked to enter the Control Number, Shareholder Reference Number (SRN) and PIN and agree to certain terms and conditions.

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To be effective, all proxy appointments must be lodged with the Company’s Registrars at:

Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol BS99 6ZY by 28 June 2022 at 1.00 pm.

Explanatory Notes:

1.	Every holder has the right to appoint some other person(s) of their choice, who need not be a shareholder, as his proxy to exercise all or any of his rights, to attend, speak and vote on their behalf at the meeting. If you wish to appoint a person other than the Chairman, please insert the name of your chosen proxy holder in the space provided (see reverse). If the proxy is being appointed in relation to less than your full voting entitlement, please enter in the box next to the proxy holder’s name (see reverse) the number of shares in relation to which they are authorised to act as your proxy. If returned without an indication as to how the proxy shall vote on any particular matter, the proxy will exercise his discretion as to whether, and if so how, he votes (or if this proxy form has been issued in respect of a designated account for a shareholder, the proxy will exercise his discretion as to whether, and if so how, he votes).

2.	To appoint more than one proxy, an additional proxy form(s) may be obtained by contacting the Registrar’s helpline on 0370 703 6031 or you may photocopy this form. Please indicate in the box next to the proxy holder’s name (see reverse) the number of shares in relation to which they are authorised to act as your proxy. Please also indicate by marking the box provided if the proxy instruction is one of multiple instructions being given. All forms must be signed and should be returned together in the same envelope.

3.	The ‘Vote Withheld’ option overleaf is provided to enable you to abstain on any particular resolution. However, it should be noted that a ‘Vote Withheld’ is not a vote in law and will not be counted in the calculation of the proportion of the votes ‘For’ and ‘Against’ a resolution.
4.	Pursuant to Regulation 41 of the Uncertificated Securities Regulations 2001, entitlement to attend and vote at the meeting and the number of votes which may be cast thereat will be determined by reference to the Register of Members of the Company at close of business on the day which is two days before the day of the meeting. Changes to entries on the Register of Members after that time shall be disregarded in determining the rights of any person to attend and vote at the meeting.

5.	To appoint one or more proxies or to give an instruction to a proxy (whether previously appointed or otherwise) via the CREST system, CREST messages must be received by the issuer’s agent (ID number 3RA50) not later than 48 hours before the time appointed for holding the meeting. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp generated by the CREST system) from which the issuer’s agent is able to retrieve the message. The Company may treat as invalid a proxy appointment sent by CREST in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.

6.	The above is how your address appears on the Register of Members. If this information is incorrect please ring the Registrar’s helpline on 0370 703 6031 to request a change of address form or go to www.investorcentre.co.uk to use the online Investor Centre service.

7.	Any alterations made to this form should be initialled.

8.	The completion and return of this form will not preclude a member from attending the meeting and voting in person.

Kindly Note: This form is issued only to the addressee(s) and is specific to the unique designated account printed hereon. This personalised form is not transferable between different: (i) account holders; or (ii) uniquely designated accounts. The Company and Computershare Investor Services PLC accept no liability for any instruction that does not comply with these conditions.

All Named Holders
MR A SAMPLE < Designation> Additional Holder 1 Additional Holder 2 Additional Holder 3 Additional Holder 4

177742_210174_MAIL/000001/000001/SG601/i

Form of Proxy

Please complete this box only if you wish to appoint a third party proxy other than the Chairman. Please leave this box blank if you want to select the Chairman. Do not insert your own name(s).

*	C0000000000

I/We hereby appoint the Chairman of the Meeting OR the person indicated in the box above as my/our proxy to attend, speak and vote in respect of my/our full voting entitlement* on my/our behalf at the Annual General Meeting of Centessa Pharmaceuticals plc to be held at Goodwin Procter (UK) LLP, 100 Cheapside, London EC2V 6DY on 30 June 2022 at 1.00 pm, and at any adjourned meeting.

* For the appointment of more than one proxy, please refer to Explanatory Note 2 (see front).

☐	Please mark here to indicate that this proxy appointment is one of multiple appointments being made.	Please use a black pen. Mark with an X inside the box as shown in this example.	☒

Ordinary Resolutions		For	Against	Vote Withheld
1.	To re-appoint Arjun Goyal to the Board of Directors.	☐	☐	☐

2.	To re-appoint Aaron Kantoff to the Board of Directors.	☐	☐	☐

3.	To re-appoint Samarth Kulkarni to the Board of Directors.	☐	☐	☐

4.	To appoint KPMG LLP as auditor of the Company until the next Annual General Meeting of the Company.	☐	☐	☐

5.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the financial year ending 31 December 2022.	☐	☐	☐

6.	To authorise the Audit Committee to agree the remuneration of the Company’s auditor.	☐	☐	☐

7.	To receive the Annual Report and Accounts.	☐	☐	☐

8.	To approve the Directors’ Remuneration Report.	☐	☐	☐

9.	To approve the Directors’ Remuneration Policy.	☐	☐	☐

I/We instruct my/our proxy as indicated on this form. Unless otherwise instructed the proxy may vote as he or she sees fit or abstain in relation to any business of the meeting.

Signature	Date
	DD/MM/YY	In the case of a corporation, this proxy must be given under its common seal or be signed on its behalf by an attorney or officer duly authorised, stating their capacity (e.g. director, secretary).

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